Exhibit 10.17

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH FIVE ASTERISKS (“*****”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 22, 2009

among

CSSW, LLC,

as Borrower,

CSSW Holdings, LLC,

as CSSW Parent,

the Lenders from time to time party hereto,

Wells Fargo Bank, National Association,

as the Administrative Agent,

and

Wells Fargo Bank, National Association,

as the Collateral Agent

i

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	Form of Guarantee and Security Agreement
Exhibit B	Form of Term Note
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Legal Opinion of CSSW Parent’s, Borrower’s and Steel Winds Project Company’s In-House Counsel
Exhibit E	Form of Legal Opinion of Goodwin Procter LLP
Exhibit F	Form of Assignment and Acceptance Agreement
Exhibit G	Initial Closing Date Organizational Structure
Exhibit H	Form of Undertaking Agreement
Exhibit I	Form of Intercreditor Agreement
Exhibit J	Form of Compliance Certificate
Exhibit K	Stetson II Effective Date Organizational Structure

Schedules

Schedule 1	Steel Winds Reorganization
Schedule 1.1	Commitments
Schedule 2	Stetson Transmission Line Reorganization
Schedule 3	Stetson Reorganization
Schedule 3.1(d)	List of Material Project Documents for Cohocton Project and Stetson I Project
Schedule 3.1(e)	List of Major Project Indebtedness Documents for Cohocton Project and Stetson I Project
Schedule 3.2(d)	List of Steel Winds Material Project Documents for Steel Winds Project
Schedule 3.3(f)	List of Material Project Documents for Stetson II Project
Schedule 5.2	Consents, Authorizations, Filings and Notices
Schedule 5.4	Locations of Principal Place of Business
Schedule 5.5	Subsidiaries
Schedule 5.6	Taxes
Schedule 5.7	Material Events
Schedule 5.13	Employee Benefits
Schedule 5.19	Permits, Licenses and Approvals
Schedule 5.20	Financing Statements
Schedule 5.21(b)	Regulatory Matters
Schedule 10.1	Indebtedness
Schedule 10.2	Liens
Schedule 10.3	Investments
Schedule 11.2(b)	Amendments to Original Credit Agreement

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 22, 2009, by and among (i) CSSW, LLC, a Delaware limited liability company, as borrower (the “Borrower”), (ii) CSSW Holdings, LLC, a Delaware limited liability company (the “CSSW Parent”), (iii) the Lenders from time to time party hereto, (iv) Wells Fargo Bank, National Association, as the administrative agent for the Lenders from time to time party hereto (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and (v) Wells Fargo Bank, National Association, as the collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

This Amended and Restated Credit Agreement amends and restates in its entirety the Credit Agreement, dated as of July 17, 2009, by and among the Borrower, CSSW Parent, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent, as amended by that certain First Amendment, Consent and Waiver (the “First Amendment, Consent and Waiver”), dated as of September 16, 2009, among the Borrower, CSSW Parent and the Initial Lenders (as so amended, the “Original Credit Agreement”).

Recitals

WHEREAS, the Initial Lenders have made the Initial Term Loans and the Subsequent Term Loans to the Borrower on the terms and subject to the conditions set forth in the Original Credit Agreement;

WHEREAS, pursuant to the terms and conditions in the First Amendment, Consent and Waiver, the Borrower has formed the New Cohocton Holding Company, as a direct Subsidiary of the Borrower and the Borrower owns directly 100% of the Equity Interests of the New Cohocton Holding Company. After giving effect to the reorganization contemplated by Section 9.25 in accordance with the First Amendment, Consent and Waiver, the New Cohocton Holding Company now owns 100% of the Equity Interests in the Cohocton Holding Company which owns 100% of the Equity Interests in the Cohocton Project Companies;

WHEREAS, the Borrower, CSSW Parent and the Initial Lenders have agreed that on the Stetson II Effective Date, the Borrower will form the Stetson Intermediate Holding Company, as a direct Subsidiary of the Borrower and the Borrower will own directly 100% of the Equity Interests of the Stetson Intermediate Holding Company. After giving effect to the Stetson Reorganization on the Stetson II Effective Date, the Stetson Intermediate Holding Company will own 100% of the Equity Interests in the Stetson Holding Company which will own 100% of the Equity Interests in the Stetson I Project Company and the Stetson II Project Company;

WHEREAS, in connection with the Stetson Reorganization, the Borrower has requested that the Initial Lenders make certain additional term loans to the Borrower and make certain other amendments related thereto; and

WHEREAS, the Initial Lenders have agreed to make such additional term loans to the Borrower and such amendments on the terms and subject to the conditions as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF INTERPRETATION

Section 1.1             Definitions. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms, when used herein (including in the preamble and recitals hereto) with initial capitalization, shall have the following meanings for all purposes when used in this Agreement:

“Additional Project Document” shall mean any Project Document entered into by or assigned to the Borrower or any of the Borrower’s Subsidiaries with any other Person (including any Project Document entered into in substitution for or in replacement of any Project Document that has been terminated in accordance with its terms or otherwise) (a) with respect to the Cohocton Project, the Stetson I Project and the Steel Winds Project, subsequent to the Initial Closing Date and (b) with respect to the Stetson II Project, subsequent to the Stetson II Effective Date.

“Administrative Agent” shall have the meaning set forth for such term in the preamble hereto, and shall include any successor administrative agent appointed pursuant to Section 12.9 hereof.

“Affiliate” shall mean, with respect to any Person, (a) any other Person that is directly or indirectly controlled by, under common control with or controls such Person or (b) any other Person owning beneficially or controlling ten percent or more of the Voting Stock of such Person. As used herein, the term “control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

“Agents” shall mean, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” shall mean this Amended and Restated Credit Agreement.

“Agreement Change” shall have the meaning set forth in Section 10.11(a) hereof.

“Amendment Measurement Date” shall mean the effective date of an amendment, supplement or modification to the terms of the Major Project Indebtedness in the manner described in Section 10.12.

“Assignee” shall have the meaning set forth in Section 13.11 hereof.

“Assignment and Acceptance Agreement” shall have the meaning set forth in Section 13.11 hereof.

“Attorney Costs” shall mean all documented and reasonable fees and disbursements of any law firm or other external counsel.

“Authorized Officer” shall mean, (a) with respect to any Person that is a corporation or a limited liability company, any individual holding the position of chief executive officer, president or vice president (or the equivalent thereof), chief financial officer, treasurer, assistant treasurer, secretary or assistant secretary, (b) with respect to any Person that is a partnership, any individual holding the position of chief executive officer, president or vice president (or the equivalent thereof), chief financial officer, treasurer, assistant treasurer, secretary or assistant secretary of the general partner or managing partner of such Person and (c) with respect to any other Person, the designated officers of such Person, in each case whose name appears on a certificate of incumbency of such Person delivered in accordance with this Agreement, as such certificate may be amended from time to time.

“Bankruptcy Code” shall mean the United States Federal Bankruptcy Code of 1978, as amended from time to time, and any successor statute.

“Base Case Projections Model” shall mean, with respect to each Project, a projection of operating results for such Project over a period ending no sooner than twenty-five (25) years beyond the commercial operation date of such Project, based on the Borrower’s good faith estimates and assumptions, as of such commercial operation date, as to revenue (using the P-50 annual energy estimate provided by AWS Truewind LLC) and operating expenses over the forecast period.

“Borrower” shall have the meaning set forth for such term in the preamble hereto.

“Borrower Credit Party” shall mean the Borrower, CSSW Parent and each other grantor or obligor under the Security Documents.

“Borrower Net Revenues” shall mean, for any period, without duplication, the aggregate amount of (a) all Project Revenues received during such period and (b) all other interest and other income received by the Borrower and its Subsidiaries in cash during such period less the aggregate amount of (i) all O&M Costs paid in cash during such period, (ii) all payments of principal, interest, fees and other amounts on account of Permitted Indebtedness actually made in cash from Project Revenues during such period in accordance with the agreements governing such Permitted Indebtedness (without duplication of any amounts deposited and held in any Debt Service Account), (iii) all cash payments of taxes made by the Borrower and its Subsidiaries during such period (without duplication of any amounts deposited and held in any Tax Distribution Reserve), and (iv) with respect to the Steel Winds Project, the cash portion of distributions of PTC Benefits to tax equity investors pursuant to the terms of Qualified Tax Equity Financings of the Steel Winds Project.

“Borrower Tax Distributions” shall have the meaning set forth in Section 10.7(b) hereof.

“Business” shall have the meaning set forth in Section 5.14(a) hereof.

“Business Day” shall mean any day that is neither a Saturday or Sunday nor a legal holiday or a day on which commercial banks and the Federal Reserve Bank are authorized or required to be closed in New York City, Minneapolis, Minnesota or in Toronto, Ontario, Canada.

“Calculation Period” shall mean, as of an Interest Payment Date, the period from and including the Initial Closing Date to but excluding the first Interest Payment Date, and thereafter, the period from and including the prior Interest Payment Date to but excluding the next Interest Payment Date.

“Call Premium” shall mean an amount equal to the product of (a) the amount of outstanding principal of the Terms Loans being prepaid in accordance with Section 4.1 or Section 4.2, as applicable, and (b) the applicable premium as set forth below:

Period of Prepayment	Call Premium

During the period commencing on the Initial Closing Date and ending on the second anniversary of the Initial Closing Date	20%

During the period commencing after the second anniversary of the Initial Closing Date and ending on the third anniversary of the Initial Closing Date	15%

During the period commencing after the third anniversary of the Initial Closing Date and ending on the fourth anniversary of the Initial Closing Date	10%

Thereafter	0%

“Capital Adequacy Regulation” shall mean any guideline, request or directive of any central bank or other Governmental Authority, or any other Requirement of Law, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditure” shall mean, for any period, with respect to any Person, the aggregate expenditures or Indebtedness incurred by such Person and its Consolidated Subsidiaries for the purchase or lease (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements) that are required to be capitalized under GAAP on the consolidated balance sheet of such Person and its Consolidated Subsidiaries.

“Cash Equivalents” shall mean Investments held by the Borrower and its Subsidiaries as set forth in clauses (a) through (f) of the definition of “Permitted Investments”.

“Cash-Funded Reserve Amounts” shall mean, with respect to a Calculation Period, the Reserve Amounts for a Project that have been funded with Borrower Net Revenues received during the applicable Calculation Period.

“Cash Interest” shall have the meaning set forth in Section 2.4(a) hereof.

“Change of Control” shall mean an event or any series of events by which (a) the Parent ceases to have the power, directly or indirectly, to vote or direct the voting of membership interests carrying the voting rights to elect the majority of the board of managers or directors of CSSW Parent, (b) the Parent ceases to own of record and beneficially, directly or indirectly, at least 51% of each class of Equity Interests of the CSSW Parent, (c) CSSW Parent ceases to own and control of record and beneficially, directly, 100% of each class of outstanding Equity Interests of the Borrower, (d) the Borrower ceases to own and control, of record and beneficially, directly, 100% of each class of outstanding Equity Interests of (i) the Stetson Intermediate Holding Company, (ii) New York Wind III and (iii) the New Cohocton Holding Company, (e) the Borrower ceases to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Equity Interests of the Cohocton Holding Company and each of the Cohocton Project Companies, (f) the Borrower ceases to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Equity Interests in the Stetson Holding Company, the Stetson I Project Company and the Stetson II Project Company, (g) the Borrower ceases to own and control of record and beneficially, directly or indirectly, 100% of each class of outstanding Equity Interests in the Steel Winds Holding Company and the Steel Winds Project Company or (h) New York Wind III ceases to own and control of record and beneficially, directly, 100% of each class of outstanding Equity Interests in the Steel Winds Holding Company and, subject only to the rights of Steel Winds LLC, a Delaware limited liability company, to receive “Company Interests” as set forth in and as defined in the Steel Winds Project Company LLC Agreement as in effect on the date hereof, the Steel Winds Holding Company ceases to own and control, of record and beneficially, directly, 100% of each class of outstanding Equity Interests of the Steel Winds Project Company; provided, however, that if any of the events described in clauses (g) and (h) above should occur as a result of a Qualified Tax Equity Financing, such event shall not constitute a “Change of Control” hereunder.

“Claim” shall have the meaning set forth in the definition of “Environmental Claim.”

“Clipper” shall mean Clipper Turbine Works, Inc., a Delaware corporation.

“Closing Date” shall mean, as to the Initial Term Loans, the Initial Closing Date, as to the Subsequent Term Loans, the Subsequent Closing Date, and as to the Stetson II Term Loans, the Stetson II Funding Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated and rulings issued thereunder. Section references to the Code are as in effect at the date hereof and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Cohocton Companies” shall mean (a) the New Cohocton Holding Company, (b) the Cohocton Holding Company and (c) the Cohocton Project Companies; provided that any Subsidiaries of the foregoing Persons described in clauses (a), (b) and (c) created or formed after the Initial Closing Date shall for all purposes of the Loan Documents be considered Cohocton Companies.

“Cohocton Debt-Funded Reserve Amounts” shall mean the Reserve Amounts (other than Reserve Amounts permitted to be funded solely with Project Revenues and/or Equity Contributions) for the Cohocton Project that have been funded with Indebtedness of the Cohocton Project.

“Cohocton Holding Company” shall mean New York Wind, LLC, a Delaware limited liability company.

“Cohocton Host Community Agreement” shall mean, collectively, that certain Host Community Agreement, dated as of August 10, 2007, by and between Canandaigua Power Partners, LLC and the Town of Cohocton, and that certain Host Community Agreement, dated as of August 10, 2007, by and between Canandaigua Power Partners II, LLC and the Town of Cohocton, each as amended from time to time.

“Cohocton Major Indebtedness Prepayment Trigger” shall mean, as applicable, the Initial Cohocton Major Indebtedness Prepayment Trigger or the Second Cohocton Major Indebtedness Prepayment Trigger.

“Cohocton Mini-Perm Financing” shall mean the transactions contemplated in and Indebtedness incurred pursuant to, the Financing Agreement, dated as of March 30, 2009, among the Cohocton Holding Company, HSHN, as arranger, administrative agent and security agent, Norddeutsche Landesbank Girozentrale, as arranger and the lenders parties thereto, as amended by that certain Government Grant and Amendment, dated as of November 12, 2009.

“Cohocton Permitted Indebtedness” shall mean the following Indebtedness incurred by the Cohocton Companies in the aggregate with respect to the Cohocton Project:

1.             Major Project Indebtedness (which includes, as of the Initial Closing Date, the Cohocton Mini-Perm Financing) the aggregate principal amount of which, at any time, does not exceed:

(a)           Until December 31, 2010, $95,500,000 plus the Cohocton Debt-Funded Reserve Amounts that are outstanding during any period subject to compliance with Section 9.17, adjusted as follows (such amount, the “Initial Cohocton Major Indebtedness Prepayment Trigger”):

(i)            Upon the receipt by any Cohocton Company of Net Cash Proceeds of any ITC Grant in respect of the Cohocton Project, the Initial Cohocton Major Indebtedness Prepayment Trigger shall be reduced by the amount of such Net Cash Proceeds, on a dollar for dollar basis, in an amount of reduction not to exceed $14,500,000; and

(ii)           With respect to any Refinancing Indebtedness, to the extent that the Yield on such Refinancing Indebtedness as of the applicable Yield Measurement Date exceeds the Yield Cap, the Initial Cohocton Major Indebtedness Prepayment Trigger shall be reduced in increments of $3,333,333 for each full 50 basis points by which such Yield exceeds the Yield Cap.

(b)           On and after January 1, 2011, $81,000,000 plus the Cohocton Debt-Funded Reserve Amounts that are outstanding during any period subject to compliance with Section 9.17, adjusted as follows (such amount, the “Second Cohocton Major Indebtedness Prepayment Trigger”):

(i)            The Second Cohocton Major Indebtedness Prepayment Trigger shall be reduced from time to time by any payments, repayments, prepayments and/or redemptions of principal made from time to time on and after January 1, 2011 in respect of such Major Project Indebtedness; provided, however, that payments, repayments, prepayments and/or redemptions of principal resulting from the incurrence of any Refinancing Indebtedness shall not cause any such reductions; and

(ii)           With respect to any Refinancing Indebtedness, to the extent that the Yield on such Refinancing Indebtedness as of the applicable Yield Measurement Date exceeds the Yield Cap, the Second Cohocton Major Indebtedness Prepayment Trigger shall be reduced in increments of $3,333,333 for each full 50 basis points by which such Yield exceeds the Yield Cap.

2.             Excess Cohocton Permitted Project Indebtedness so long as the mandatory prepayment applicable thereto has been made pursuant to Section 4.1(b);

3.                                       LC Indebtedness;

4.             Other Permitted Indebtedness; and

5.             the Obligations.

“Cohocton Project” shall mean the 125 MW wind powered electrical generating facility owned by the Cohocton Project Companies located in Steuben County, New York.

“Cohocton Project Companies” shall mean, as applicable, Canandaigua Power Partners, LLC, a Delaware limited liability company, and Canandaigua Power Partners II, LLC, a Delaware limited liability company.

“Cohocton Reserve Line” shall mean the sum of (a) at the Borrower’s option, either (i) twelve months of interest reserves that are required to be, and actually are, held in reserve accounts (excluding Debt Service Accounts) pursuant to the applicable Major Project Indebtedness Documents or (ii) if repayment for such Major Project Indebtedness is on an amortization schedule of not less than 10 years, six months of principal, interest and other debt service reserves that are required to be, and actually are, held in reserve accounts (excluding Debt Service Accounts) pursuant to applicable Major Project Indebtedness Documents, (b) an amount funded solely with Project Revenues and/or Equity Contributions not to exceed $3,200,000 in respect of punch list reserves that is required to be, and is currently, held pursuant to the Cohocton Mini-Perm Financing as in existence on the Initial Closing Date, (c) an amount not to exceed $4,000,000 in the aggregate for any other non-debt service related reserves that are required to be, and actually are, held pursuant to applicable Major Project Indebtedness Documents, and (d) amounts funded solely with Project Revenues and/or Equity Contributions that are required to be, and actually are, held in a Debt Service Account.

“Collateral” shall mean all Property that in accordance with the Security Documents is intended to be subject to any Lien in favor of the Collateral Agent and/or the Secured Parties.

“Collateral Agent” shall have the meaning set forth for such term in the preamble hereto, and shall include any successor collateral agent appointed pursuant to Section 12.9 hereof.

“Committed Capacity” shall mean the aggregate amount of capacity (measured in MWhs) for which a firm purchase obligation exists under a Permitted Power Document.

“Commodity Hedge/Power Sales Agreement” shall mean any agreement (including each confirmation entered into pursuant to a master agreement or similar agreement) providing for any swap, cap, collar, put, call, floor, future, option, spot, forward or credit sleeve, and any power and/or capacity purchase or sale agreement, power transmission agreement, ancillary services and capacity sales and purchase agreements, renewable energy credit or other environmental attributes sale or purchase agreements, netting agreement or similar agreement entered into in respect of any commodity, or any energy management agreement, and including any agreement providing for credit support for any of the foregoing (which shall be considered as part of the agreement to which it relates for purposes of this definition), in all cases whether settled physically or financially.

“Compliance Certificate” shall mean a certificate duly executed by a Financial Officer of the Borrower substantially in the form of Exhibit J.

“Consolidated Subsidiary” shall mean each Subsidiary of a Person (whether now existing or hereafter created) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, as required by GAAP. Unless otherwise indicated, each reference to the term “Consolidated Subsidiary” shall mean a Subsidiary consolidated into the Borrower and shall exclude, except with respect to the Historical Financial Statements, Prattsburgh.

“Contingent Obligations” shall mean, as to any Person, any agreement, obligation, undertaking or arrangement by which such Person assures, guarantees, endorses, contingently agrees to purchase or provides funds for the payment of, or otherwise becomes or is contingently liable upon, or incurs any obligation of, any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, including, without limitation, any so-called “keepwell” or “makewell” agreement, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure, indemnify or to hold harmless the owner of such primary obligation against loss in respect thereof, (e) with respect to any letter of credit of such Person or as to which that Person is otherwise liable for reimbursement of drawings, or (f) with respect to any hedging agreement; provided, however, that “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its material property is bound.

“CSSW Parent” shall have the meaning set forth in the preamble hereto.

“Debt-Funded Reserve Amounts” shall mean, collectively, the Cohocton Debt-Funded Reserve Amount, the Steel Winds Debt-Funded Reserve Amount and the Stetson Debt-Funded Reserve Amount.

“Debt Service Account” shall mean an account into which amounts are required to be deposited for payment of, and are deposited in amounts not to exceed, the next scheduled payment of principal and interest pursuant to applicable Major Project Indebtedness Documents.

“Debtor Relief Law” shall mean the Bankruptcy Code and all other Requirements of Law relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, windingup, composition or readjustment of debts or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean an Event of Default or an event or condition that with the passage of time or giving of notice, or both, would become an Event of Default.

“Default Rate” shall mean the Interest Rate in effect from time to time plus four percent (4%) per annum.

“Distributable ITC Amount” shall mean (a) with respect to the Cohocton Project, an amount (if positive) equal to (i) the aggregate Net Cash Proceeds of all ITC Grants received with respect to the Cohocton Project, less (ii) the greater of the amount of such ITC Grant that is required to be applied toward payment of Major Project Indebtedness of the Cohocton Project and $14,500,000, less (iii) the amount of previous distributions of Distributable ITC Amounts with respect to the Cohocton Project, (b) with respect to the Stetson I Project, an amount (if positive) equal to the (i) aggregate Net Cash Proceeds of all ITC Grants received with respect to the Stetson I Project, less (ii) the greater of the amount of such ITC Grant that is required to be applied toward payment of Major Project Indebtedness of the Stetson I Project and $18,000,000, less (iii) the amount of previous distributions of Distributable ITC Amounts with respect to the Stetson I Project and (c) with respect to the Stetson II Project, an amount (if positive) equal to (i) the aggregate Net Cash Proceeds of all ITC Grants received with respect to the Stetson II Project, less (ii) the greater of the amount of such ITC Grant that is required to be applied toward payment of Major Project Indebtedness of the Stetson II Project and $19,000,000, less (iii) the amount of previous distributions of Distributable ITC Amounts with respect to the Stetson II Project.

“Distribution” shall mean as to any Person, (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock (or other Equity Interests) of such Person, other than dividends payable solely in shares of common stock (or other common Equity Interests) of such Person, (b) the purchase, redemption, defeasance or other acquisition or retirement of any shares of any class of capital stock (or other Equity Interests) of such Person, either directly or indirectly, whether in cash or Property or in any shares of such Person, (c) any other distribution on or in respect of any shares of any class of capital stock (or other Equity Interests) of such Person, either directly or indirectly, whether in cash or Property or in any shares of such Person, and (d) any payment on account of, any setting apart or allocating any sum for the payment of, any dividend or distribution, or for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of capital stock (or other Equity Interests) of such Person, either directly or indirectly, whether in cash or Property or in any shares of such Person;

provided that any distribution of PTC Benefits to a tax equity investor pursuant to the terms of a Qualified Tax Equity Financing with respect to the Steel Winds Project permitted hereunder shall not be considered a “Distribution” hereunder.

“Distribution Reserve Account” shall mean an account into which amounts are required by the terms of Major Project Indebtedness to be held prior to distribution to the upstream equity owners but after application to all prior provisions of the account waterfall under the terms of such Major Project Indebtedness.

“Dollar” or “$” shall mean United States dollars.

“Eligible Assignees” shall mean any Person that is (a) a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) and (b) not in the business of developing, owning, constructing or operating wind farms in the United States, or manufacturing or constructing wind turbines in the United States, or any Affiliate of such a Person, except that a financial services Affiliate shall qualify as an Eligible Assignee under this clause (b) if such financial services Affiliate has not, and does not at the time of any assignment to such financial services Affiliate, engage in or control any business described in the foregoing provision of this clause (b).

“Eligible Reinvestment” shall mean with respect to an Event of Loss, a reinvestment to replace, repair, restore or rebuild the Property subject to such Event of Loss.

“Enforcement Action” shall mean any action or proceeding against (a) CSSW Parent, (b) the Borrower, (c) from the Subsequent Closing Date, to the extent grantors under the Security Documents, until the Steel Winds Project Collateral is released pursuant to the Security Documents, the Steel Winds Holding Company and the Steel Winds Project Company or, (d) all or any part of the Collateral, in each case under the foregoing clauses (a) through (d), taken for the purpose of (i) enforcing the rights of any Secured Party under or in respect of the Collateral or the Security Documents, including, without limitation, the initiation of any action in any court or before any administrative agency or governmental tribunal to enforce such rights, and any action to exercise any rights provided in this Agreement or the Security Documents and (ii) adjudicating or seeking a judgment on a claim.

“Environmental Claim” shall mean any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, Liens, judgments, warning notices, notices of noncompliance or violation, investigations, inquiries, requests for information, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, arising under or relating in any way to any Environmental Law or any Permit or Governmental Approval required by or issued under any such Environmental Law (hereafter as used in this definition, “Claims”), including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages arising under or pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from or relating to hazardous substances or arising from alleged injury or threat of injury to health, safety or the environment (including natural resources, plants, animals and their habitats).

“Environmental Law” shall mean any Requirement of Law or regulation pertaining to the protection of the environment (including natural resources, plants, animals and their habitats), or public health, or to the storage, handling, use or generation of hazardous substances in or at the workplace, or to worker health or safety, whether now existing or hereafter enacted.

“EPC Contract” shall mean that certain Stetson II Wind Power Project Construction Contract, dated as of September 30, 2009, between Stetson Wind II, LLC, and Reed & Reed, Inc., as modified by that certain Limited Notice to Proceed, dated as of September 30, 2009, and as further modified by that certain Second Limited Notice to Proceed and Amendment to Contract, dated as of November 24, 2009.

“Equity Contribution” shall mean funds contributed to the Borrower (through CSSW Parent) by CSSW Parent’s direct or indirect equity holders.

“Equity Documents” shall mean the Subscription Agreement, dated as of the Initial Closing Date, by and between the Parent, PIP3PX FirstWind LLC Ltd. and PIP3GV FirstWind LLC Ltd., and the Fifth Amended and Restated Limited Liability Agreement of the Parent.

“Equity Interests” shall mean, with respect to any Person, all of the shares, interests, membership interests, participations, or other equivalents (however designated) of such Person’s capital stock, including all classes of common or preferred capital stock, or partnership, limited liability company or other equity, ownership or profit interests at any time outstanding, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) (but excluding any debt security that is convertible into or exchangeable for such shares), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean: (a) any Reportable Event, (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction that results in liability to the CSSW Parent, the Borrower, or any of the Borrower’s Subsidiaries, (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived, (d) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure by any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan, (e) the incurrence by any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any lien in favor of the PBGC or any Pension Plan, (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA), (g) the receipt by any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA, (h) the incurrence by any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan, or (i) the receipt by any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“Event of Abandonment” shall have the meaning set forth in Section 10.15 hereof.

“Event of Default” shall have the meaning set forth in Section 11.1 hereof.

“Event of Eminent Domain” shall mean (a) any condemnation, nationalization, seizure or expropriation by a Governmental Authority of all or a material portion of any Project or the Property or the assets of CSSW Parent, the Borrower or of the Borrower’s Subsidiaries, (b) any assumption by a Governmental Authority of control of any Project or a material portion of the Property, assets or business operations of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, (c) any taking of any action by a Governmental Authority for the dissolution or disestablishment of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries or (d) any taking of any action by a

Governmental Authority that would prevent CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries from carrying on a material portion of its business or operations.

“Event of Loss” shall mean any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, other loss, damage, casualty or destruction event (whether or not covered by insurance) or an Event of Eminent Domain.

“Excess Cash” shall mean, with respect to the Borrower and its Subsidiaries, an amount, without duplication, equal to Borrower Net Revenues received during the applicable Calculation Period less, to the extent funded with Borrower Net Revenues received during the applicable Calculation Period, subject to compliance with Section 9.17, the Cash-Funded Reserve Amounts and cash amounts paid in respect of Borrower Tax Distributions (without duplication of any Tax Distribution Reserves) during the applicable Calculation Period.

“Excess Cohocton Permitted Project Indebtedness” shall mean the aggregate amount of Major Project Indebtedness of the Cohocton Companies that exceeds the then applicable Cohocton Major Indebtedness Prepayment Trigger.

“Excess Permitted Project Indebtedness” shall mean, collectively, Excess Cohocton Permitted Project Indebtedness and Excess Stetson Permitted Project Indebtedness.

“Excess Reserves” shall mean, with respect to each Calculation Period, the amount by which the aggregate Reserve Amounts exceed the Reserve Cap.

“Excess Stetson Permitted Project Indebtedness” shall mean the aggregate amount of Major Project Indebtedness of the Stetson Companies that exceeds the then applicable Stetson Major Indebtedness Prepayment Trigger.

“Excluded Taxes” shall mean (a) income, profits, franchise, or similar Taxes imposed on (or measured by) any Lender’s net income, net profits or capital imposed on such Lender as a result of a present, former or future connection between such Lender and the jurisdiction of the taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than a connection between such Lender and the jurisdiction of the taxing authority arising solely as a result of its execution and the delivery of any Loan Document or its exercise of its rights or performance of its obligations thereunder), (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is incorporated or formed, (c) any withholding Tax that is imposed on amounts payable to a Lender at the time the Lender (including an assignee of a Lender) becomes a party to this Agreement (or designates a new lending office) or is attributable to a Lender’s (or its assignee’s) failure to comply with Section 4.5(f) hereof, except to the extent that (i) the Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 4.5(a) or (ii) the assignment, acquisition, designation of a new lending office or the appointment of a successor Agent occurs as a result of the

Borrower’s request pursuant to Section 4.5(h), and (d) Taxes imposed as a result of the Administrative Agent’s or such Lender’s gross negligence or willful misconduct (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Lender (or assignee of a Lender) as a result of a change in law occurring after the time such Lender (or assignee of a Lender) became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax).

“Exempt Wholesale Generator” shall mean an “exempt wholesale generator” under PUHCA 2005.

“FERC” shall have the meaning set forth in Section 5.21(a) hereof.

“Financial Officer” shall mean the chief financial officer, treasurer or assistant treasurer of any Person.

“First Amendment, Consent and Waiver” shall have the meaning set forth in the preamble hereof.

“Fiscal Quarter” shall mean during each Fiscal Year each quarter ending on March 31, June 30, September 30 or December 31.

“Fiscal Year” shall mean the fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 of each calendar year.

“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any of their respective Affiliates or ERISA Affiliates.

“Foreign Lender” shall have the meaning set forth in Section 4.5(f)(i) hereof.

“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any of their respective Affiliates or ERISA Affiliates.

“FPA” shall have the meaning set forth in Section 5.21(a) hereof.

“generally accepted accounting principles” or “GAAP” shall mean accounting principles generally accepted in the United States of America as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time in effect.

“Good Faith Contest” shall mean the contest of an item if (a) the item is diligently being contested in good faith and, when applicable, by appropriate proceedings timely instituted, (b) adequate reserves are established in accordance with GAAP with respect to the contested item (if and to the extent GAAP requires the establishment of such reserves) or secured by a bond, and (c) the failure to pay or comply with the contested item during the period of such contest would not reasonably be expected to result in a Material Adverse Effect.

“Governmental Approval” shall mean any authorization, consent, approval, license, ruling, Permit, tariff, rate, certification, exemption, variance, claim, Judgment, publication, notice, declarations, or regulation or registration with, of, by or to any Governmental Authority.

“Governmental Authority” shall mean any nation or government, any state, local or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantee and Security Agreement” shall have the meaning set forth in the definition of “Security Documents”.

“Hazardous Substances” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, toxic molds, pollutants, contaminants, radioactivity and any other substance that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Hedging Agreement” shall mean any agreement with respect to any interest rate swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of CSSW Parent, the Borrower or the Borrower’s Subsidiaries shall be a Hedging Agreement.

“Historical Financial Statements” shall mean, (a) as of the Initial Closing Date, (i) the audited financial statements of New York Wind II and its Consolidated Subsidiaries for the 2008 Fiscal Year, consisting of balance sheets and the related consolidated statements of income, members’ equity and cash flows for such Fiscal Year, (ii) the unaudited financial statements of each of the Cohocton Holding Company and the Stetson I Project Company for the 2008 Fiscal Year, consisting of balance sheets and the related statements of income, members’ equity and cash flows for such Fiscal Year and (iii) the unaudited financial statements of New York Wind II and its Consolidated Subsidiaries, the Cohocton Holding Company and the Stetson I Project Company for the Fiscal Quarter ended March 31, 2009, each consisting of a balance sheet and the related statements of income, members’ equity and cash flows for the three month period ending on such date, (b) as of the Subsequent Closing Date, the unaudited financial statements of the Steel Winds Project Company for the 2007 and 2008 Fiscal Years and the Fiscal Quarter ended March 31, 2009 and each other Fiscal Quarter of the Steel Winds Project

Company for the 2009 Fiscal Year ending at least 60 days prior to the Subsequent Closing Date, consisting of balance sheets and the related statements of income, members’ equity and cash flows for such Fiscal Years and such Fiscal Quarter and (c) as of the Stetson II Effective Date, the unaudited financial statements of the Stetson Holding Company, Stetson I Project Company and Stetson II Project Company for the 2008 and 2009 Fiscal Years and each other Fiscal Quarter for the 2010 Fiscal Year ending at least 60 days prior to the Stetson II Effective Date consisting of balance sheets and the related statements of income, members’ equity and cash flows for such Fiscal Years and such Fiscal Quarters, in the case of all such financial statements delivered under clauses (a), (b) and (c), certified by a Financial Officer of the Person delivering such Financial Statements that they fairly present, in all material respects, the financial condition of such Person and, if applicable, its Consolidated Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, in the case of unaudited financial statements, to changes resulting from audit and normal year end adjustments and the absence of footnotes.

“Holdings Lien Indebtedness” shall have the meaning set forth in the Intercreditor Agreement.

“HSHN” shall mean HSH Nordbank AG, New York Branch.

“HSHN Parent/Turbine Facilities” shall mean, collectively, (a) that certain Second Amended and Restated Guaranty, dated as of July 17, 2009, by Parent in favor of HSHN, (b) that certain Fourth Amended and Restated Promissory Note, dated as of July 17, 2009, between First Wind Acquisition, LLC and HSHN, (c) that certain Second Amended and Restated Promissory Note, dated as of July 17, 2009, between First Wind Acquisition IV, LLC and HSHN, and (d) that certain Letter of Credit and Reimbursement Agreement, dated as of July 17, 2009, between Parent and HSHN (each as amended, supplemented, amended and restated or otherwise modified from time to time).

“HSHN Stetson I Amendments” shall mean, collectively, (a) the Financing Agreement, dated as of the Initial Closing Date, by and among the Stetson I Project Company, HSHN, and the lenders party thereto and the Collateral Documents (as defined therein), and (b) the Termination and Release, dated as of the Initial Closing Date, by and among HSHN, the Stetson I Project Company and First Wind Acquisition, LLC.

“Indebtedness” of any Person shall mean, without duplication: (a) all indebtedness for borrowed money, (b) all earn-out and other obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than unsecured trade payables incurred in the Ordinary Course of Business and so long as such trade payables are payable within 90 days after the date the respective Property is delivered or services rendered and are not overdue), (c) the face amount of all letters of credit (and, without duplication, all drafts drawn and reimbursement obligations with respect thereto), acceptances, surety bonds and other similar instruments issued for the account of such Person, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to

Property acquired by such Person, (f) all capital lease obligations, (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing products, (h) the liquidation value of all redeemable preferred Equity Interests, (i) all obligations under Hedging Agreements, (j) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; and (k) all obligations of the kind referred to in clauses (a) through (j) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Claim” shall have the meaning set forth in Section 13.2(c) hereof.

“Indemnified Liabilities” shall have the meaning set forth in Section 13.2(a) hereof.

“Indemnified Matters” shall have the meaning set forth in Section 13.2(b) hereof.

“Indemnified Person” shall have the meaning set forth in Section 13.2(a) hereof.

“Independent Engineer” shall mean Garrad Hassan Americas, Inc. or such other nationally recognized independent engineer reasonably acceptable to the Initial Lenders.

“Initial Closing Date” shall mean the date on which all conditions precedent set forth in Section 3.1 have been satisfied or waived in writing by the Initial Lenders.

“Initial Cohocton Major Indebtedness Prepayment Trigger” shall have the meaning set forth in the definition of “Cohocton Permitted Indebtedness”.

“Initial Lenders” shall mean, collectively, PIP3PX FirstWind Debt Ltd. and PIP3GV FirstWind Debt Ltd.

“Initial Power Hedging Documents” shall mean the following Hedging Agreements: (a) on and after the Initial Closing Date, (i) the ISDA Master Agreement, dated as of June 11, 2008, by and between the Stetson Holding Company and Constellation Energy Commodities Group, Inc., as amended by the Schedule to the 1992 ISDA Master Agreement and the Confirmation, dated as of June 11, 2008, (ii) the ISDA Master Agreement, dated as of August 21, 2007, by and between the Cohocton Holding Company and Credit Suisse Energy LLC, as amended by that certain First Amendment to ISDA Master Agreement, dated as of August 20, 2008, as further amended by that certain Second Amendment to ISDA Master Agreement, dated as of December 11, 2008, and as further amended by that certain Third Amendment to ISDA Master Agreement, dated as of March 27, 2009, as amended by the Schedule to the 1992 ISDA Master Agreement and the Confirmation, dated as of August 21, 2007, (b) on and after the Subsequent

Closing Date, “Initial Power Hedging Documents” shall also include the Commodity Swap Confirmation, dated as of September 20, 2006, by and between the Steel Winds Project Company and Morgan Stanley Capital Group, Inc., and (c) on and after the Stetson II Effective Date, “Initial Power Hedging Documents” shall also include the Power Purchase Agreement, dated as of September 29, 2009, by and between the Stetson II Project Company and President and Fellows of Harvard College.

“Initial Stetson Major Indebtedness Prepayment Trigger” shall have the meaning set forth in the definition of “Stetson Permitted Indebtedness”.

“Initial Term Loan” shall have the meaning set forth in Section 2.1(a)(i)(A) hereof.

“Initial Term Loan Commitment” shall mean, as to any Initial Lender, the aggregate amount set forth opposite such Initial Lender’s name for the Initial Closing Date in Schedule 1.1. The aggregate Initial Term Loan Commitment of all Initial Lenders as of the Initial Closing Date is $100,000,000.

“Initial U.S. Taxes” shall have the meaning set forth in Section 4.5(i) hereof.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Initial Closing Date, by and among the Collateral Agent and HSHN, as collateral agent for the holders of the Holdings Lien Indebtedness, and acknowledged by the Borrower, CSSW Parent and certain other Affiliates of the Borrower which shall be substantially in the form of Exhibit I attached hereto.

“Interest Election” shall have the meaning set forth in Section 2.4(a) hereof.

“Interest Payment Date” shall mean (a) the last Business Day of each June and December prior to the Maturity Date, and (b) the Maturity Date; provided that the initial Interest Payment Date shall occur in December 2009.

“Interest Rate” shall mean (a) with respect to Cash Interest, 12.0% per annum and (b) with respect to PIK Interest, 14.0% per annum.

“Investment” shall have the meaning set forth in Section 10.3 hereof.

“ITC Grant” shall mean a cash grant issued in respect of investment tax credits pursuant to The American Recovery and Reinvestment Act of 2009, as amended from time to time.

“Judgment” shall mean the final, non-appealable judgment, decree, award, order, writ or injunction of, or issued by, any Governmental Authority, on consent or otherwise.

“LC Conversion Indebtedness” shall mean Indebtedness consisting of reimbursement obligations with respect to letters of credit of the Borrower or its Subsidiaries that are converted into or otherwise paid with the proceeds of revolving or term Indebtedness or that otherwise remain due and unreimbursed after the due date thereof.

“LC Indebtedness” shall mean Indebtedness consisting of the available amount of letters of credit with respect to the Initial Power Hedging Documents, any Replacement IPH Document or any other Permitted Power Document for the sale of power, capacity and/or renewable energy credits, (a) prior to the Subsequent Closing Date, in an aggregate amount of up to $30,000,000 with respect to the Cohocton Project (including the Cohocton Companies) and the Stetson I Project (including the Stetson Companies), (b) on and after the Subsequent Closing Date until the Stetson II Effective Date, in an aggregate amount of up to $40,000,000 with respect to the Cohocton Project (including the Cohocton Companies), the Stetson I Project (including the Stetson Companies) and the Steel Winds Project (including the Steel Winds Companies) and (c) on and after the Stetson II Effective Date, in an aggregate amount of up to $45,000,000 with respect to the Cohocton Project (including the Cohocton Companies), the Stetson I Project and Stetson II Project (including the Stetson Companies) and the Steel Winds Project (including the Steel Winds Companies).

“Lehman Tax Equity Buyback” shall mean the repurchase of all of the Class B membership interests held by Lehman First Wind Holdings, LLC, a Delaware limited liability company, in New York Wind II, and the termination, satisfaction and release of all rights of Lehman First Wind Holdings, LLC, under the Lehman Tax Equity Financing Documents.

“Lehman Tax Equity Financing” shall mean any financing pursuant to the Lehman Tax Equity Financing Documents.

“Lehman Tax Equity Financing Documents” shall mean (a) that certain Agreement for Purchase of Membership Interests in UPC New York Wind 2, LLC, dated as of January 31, 2008, between Lehman First Wind Holdings, LLC and New York Wind III (the “Purchase Agreement”), and the Amended and Restated Limited Liability Agreement of New York Wind II, dated as of August 18, 2008, (b) that certain Guarantee, dated as of August 18, 2008, in favor of New York Wind III, pursuant to which Lehman Brothers Holdings Inc. guaranteed payment by Lehman First Wind Holdings LLC of all obligations of Lehman First Wind Holdings LLC owed to New York Wind III under the terms of the Purchase Agreement and (c) that certain Guarantee, dated as of August 18, 2008, in favor of Lehman First Wind Holdings LLC, pursuant to which First Wind Holdings, LLC guaranteed payment by New York Wind III of obligations of New York Wind III owed to Lehman First Wind Holdings LLC under the terms of the Purchase Agreement.

“Lenders” shall mean the Initial Lenders and any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 13.11 hereof, and their respective successors.

“Lien” shall mean, with respect to any Property of any Person, any mortgage, pledge, security interest, encumbrance, deposit arrangement, hypothecation, lien

(statutory or otherwise), charge or other security interest or any preference, proxy or other security agreement or preferential arrangement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

“Loan Documents” shall mean this Agreement, the Term Notes, the Security Documents, the Undertaking Agreement, the Intercreditor Agreement, the First Amendment, Consent and Waiver and any other present or future agreement from time to time entered into among CSSW Parent, the Borrower, the Administrative Agent, the Collateral Agent and/or the Lenders in connection with the above-described documents (excluding for the avoidance of doubt, the Holdings Loan Documents (as defined in the Intercreditor Agreement)).

“Loss Proceeds” shall mean (a) all amounts and proceeds (including instruments), condemnation awards or other compensation awards, damages and other payments or relief (including compensation payable in connection with a Taking) and received by CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries in respect of any Event of Loss and (b) all amounts and proceeds (including instruments) received by CSSW Parent, the Borrower or the Borrower’s Subsidiaries in respect of any insurance policy maintained by CSSW Parent, the Borrower or the Borrower’s Subsidiaries, except for any proceeds from any business interruption insurance policies maintained by CSSW Parent, the Borrower or the Borrower’s Subsidiaries.

“Losses” shall have the meaning set forth in Section 13.2(b) hereof.

“Major Project Indebtedness” shall mean Indebtedness the proceeds of which are used to finance, or refinance, replace, refund, extend or are offered in exchange for any Indebtedness that had been previously incurred to finance, the development, turbine or other asset acquisition or construction costs for or operation of a Project, including (a) the Cohocton Mini-Perm Financing, (b) from the Initial Closing Date until the Stetson II Effective Date, the Stetson I Existing Financing, (c) on and after the Stetson II Effective Date, the Stetson Portfolio Financing and (d) any Permitted Project Indebtedness in respect thereof, other than (x) LC Indebtedness and (y) Other Permitted Indebtedness.

“Major Project Indebtedness Approval” shall mean the receipt by the Borrower or one of its Subsidiaries of the waiver, consent, approval and/or agreement, as applicable, of the agent and/or lenders required to permit the matter in question under the terms of the applicable Major Project Indebtedness Documents.

“Major Project Indebtedness Documents” shall mean any and all documents, agreements, instruments and letters evidencing, or providing security for, Major Project Indebtedness permitted hereunder.

“Majority Lenders” shall mean, at any time, the Lenders holding more than 50% of the aggregate outstanding principal amount of the Term Loans (including any PIK Interest added to the principal amount of Term Loans).

“Margin Stock” shall mean, margin stock within the meaning of Regulation U and Regulation X.

“Material Additional Project Document” shall mean any Additional Project Document (excluding, for the avoidance of doubt, any Project Document set forth on Schedule 3.1(d), Schedule 3.2(d) or Schedule 3.3(f) and replacements thereof, which are “Material Project Documents”) (a) entered into by the Borrower or any of its Subsidiaries after (i) with respect to the Cohocton Project or the Stetson I Project, the Initial Closing Date, (ii) with respect to the Steel Winds Project, the Subsequent Closing Date and (iii) with respect to the Stetson II Project, the Stetson II Effective Date and (b) that is (i) a Material Power Document or (ii) if not covered by the foregoing clause (i), (A) the absence of which Additional Project Document could reasonably be expected to result in a Material Adverse Effect or (B) that contains terms which could reasonably be expected to result in a twenty percent (20%) or larger reduction in Borrower Net Revenues calculated in the aggregate for all Material Additional Project Documents in any Fiscal Year (including, in any case, any such agreement that replaces an existing Material Additional Project Document in accordance with Section 11.1(j)).

“Material Adverse Effect” shall mean a material and adverse effect on (a) the business, Property, operations, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole or (b) the ability of CSSW Parent or the Borrower to perform its obligations under the Loan Documents, (c) the legality, validity or enforceability of any material provision of any of the Loan Documents or (d) the ability of the Agents or the Lenders to enforce the rights and remedies of the Secured Parties under the Loan Documents.

“Material Power Document” shall mean any Permitted Power Document with (a) a minimum committed transaction term of two (2) years (excluding the term of any master agreements or other agreements under which no sale or hedging commitment exists) and (b) covering ten percent (10%) or more of the aggregate capacity (measured in MWhs) with respect to either the Cohocton Project or the Stetson I Project or twenty percent (20%) or more of the aggregate capacity (measured in MWhs) with respect to the Stetson II Project, individually; provided that none of the following shall be considered a Material Power Document under this Agreement: (i) any power transmission agreement or (ii) any renewable energy credit or other environmental attributes sale or purchase agreement.

“Material Project Documents” shall mean the following agreements: (a) on and after the Initial Closing Date, each of the agreements listed on Schedule 3.1(d) and any Replacement IPH Document and any replacement of any of the other agreements set forth on such Schedule in accordance with Section 11.1(j), (b) on and after the Subsequent Closing Date, in addition to the agreements set forth in clause (a), each of the agreements listed on Schedule 3.2(d) and any Replacement IPH Document and any

replacement of any of the other agreements set forth on such Schedule in accordance with Section 11.1(j), (c) on and after the Stetson II Effective Date, in addition to the agreements set forth in clauses (a) and (b), each of the agreements listed on Schedule 3.3(f) and any Replacement IPH Document and any replacement of any of the other agreements set forth on such Schedule in accordance with Section 11.1(j) and (d) any Material Additional Project Document (and any replacement of the foregoing).

“Maturity Date” shall mean January 17, 2018.

“Moody’s” shall mean Moody’s Investors Services, Inc.

“Multiemployer Plan” shall mean any ERISA Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

“Net Cash Proceeds” shall mean:

(a)           with respect to the issuance or incurrence of any Indebtedness or any Qualified Tax Equity Financing, the aggregate cash proceeds actually received by CSSW Parent, the Borrower, or any of the Borrower’s Subsidiaries pursuant to such Indebtedness or Qualified Tax Equity Financing, net of (i) the transaction costs actually incurred in connection with the incurrence or issuance of such Indebtedness or Qualified Tax Equity Financing (including any sales or underwriter’s commission, investment banker’s commission or fees, attorneys’ fees and expenses and other customary fees and expenses), and (ii) to the extent actually funded with the proceeds of such incurrence or issuance of Indebtedness or Qualified Tax Equity Financing, subject to compliance with Section 9.17, the Debt-Funded Reserve Amounts; and

(b)           with respect to any ITC Grant, the aggregate cash proceeds actually received by the Borrower or its Subsidiaries pursuant to such ITC Grant, net of the costs relating to the application, pursuit and collection of such ITC Grant (including any attorneys’ fees and expenses actually incurred in connection therewith).

“Net Remaining Loss Proceeds” shall mean an amount equal to: (a) any Loss Proceeds minus (b) (i) reasonable and documented expenses incurred by CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries in connection with the adjustment, settlement or litigation of any claims of CSSW Parent, the Borrower or such Subsidiary in respect thereof and (ii) any reasonable and documented expenses incurred or expected to be incurred in connection with any sale or transfer of property being conducted pursuant to an Event of Eminent Domain, including income or transfer taxes payable as a result of any gain recognized in connection therewith.

“New Cohocton Holding Company” shall mean CSSW Cohocton Holdings, LLC, a Delaware limited liability company.

“New York Wind II” shall mean New York Wind II, LLC, a Delaware limited liability company.

“New York Wind III” shall mean New York Wind III, LLC, a Delaware limited liability company.

“Nominee Agreement” shall mean the Nominee Agreement, dated as of August 18, 2008, among the Cohocton Project Companies, Prattsburgh, the Cohocton Holding Company, and New York Wind III, and acknowledged by New York Wind II and Lehman First Wind Holdings, LLC, a Delaware limited liability company, as in effect on the Initial Closing Date.

“Non Consenting Lender” shall have the meaning set forth in Section 2.7 hereof.

“Non-Excluded Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Non-Financing O&M Reserve” shall have the meaning set forth in the definition of “Reserve Amounts”.

“Non hedged Term” shall have the meaning set forth in Section 9.14 hereof.

“Notice of Borrowing” shall have the meaning set forth in Section 2.2 hereof.

“Notice Office” shall have the meaning set forth in Section 13.3 hereof.

“O&M Costs” shall mean, collectively, without duplication, whether paid directly or indirectly by or on behalf of the Borrower and its Subsidiaries (a) costs of administering the Projects, (b) costs of operating and maintaining the Projects paid or payable by any Subsidiary of the Borrower, (c) direct operating and maintenance costs of the Projects and any Capital Expenditures made in connection with required maintenance of the Projects or required by Requirements of Law or Governmental Approvals with respect to the Projects or required by the terms of any Major Project Indebtedness Documents or Commodity Hedge/Power Sales Agreement with respect to the Projects, in each case paid or payable by any Subsidiary of the Borrower, (d) insurance premiums paid or payable in respect of the insurance maintained or to be maintained in respect of the Projects by any Subsidiary, (e) property, sales, value-added, excise, franchise and other similar taxes paid or payable by CSSW Parent, the Borrower or any Subsidiary of the Borrower (other than taxes imposed on or measured by income), (f) costs and fees paid or payable by any Subsidiary of the Borrower in connection with obtaining and maintaining in effect the Governmental Approvals required in connection with the Projects, (g) administrative, legal, accounting and other professional fees and fees and expenses incurred in the Ordinary Course of Business in connection with the Projects and CSSW Parent, the Borrower and the Subsidiaries of the Borrower paid or payable by any of the foregoing and (h) costs of operating and maintaining common facilities payable by any Subsidiary of the Borrower; provided that O&M Costs shall exclude any payments of principal, interest or other amounts on account of Indebtedness.

“Obligations” shall mean, collectively, (a) all present and future loans, advances, debts, obligations, Indebtedness and liabilities of CSSW Parent, the Borrower or any other Borrower Credit Party to the Lenders at any time of every kind, nature and description however arising, owed to any Secured Party of every kind and description under the Loan Documents (whether or not evidenced by any note or instrument and whether or not for the payment of money), whether direct or indirect, joint and/or several, absolute or contingent, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, including, without limitation, all interest (including PIK Interest), fees, charges, expenses, reimbursements, indemnities and/or amounts paid or advanced by the Secured Parties to, on behalf of, or for the benefit of, any such Person pursuant to the Loan Documents, obligations of performance as well as obligations of payment, and all interest, fees and other amounts that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person or its property, whether or not post-filing interest, fees or other amounts are allowed in such proceeding, (b) any and all sums advanced by any Secured Party in order to preserve the Collateral or to preserve the Liens as provided in the Security Documents; and (c) in the event of any Enforcement Action, the reasonable and properly documented expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent and/or the Secured Parties of their rights under the Security Documents, together with reasonable attorneys’ fees and court costs.

“OID” shall have the meaning set forth in the definition of “Yield”.

“Operator” shall mean First Wind O&M, LLC, a Delaware limited liability company, or any other Operator appointed in accordance with Section 10.14 hereof.

“Ordinary Course of Business” shall mean, in respect of any Person, the ordinary course operation of such Person’s business undertaken in good faith and not for purposes of evading any provision of any Loan Document or material Requirement of Law.

“Organizational Documents” shall mean (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or other instrument relating to the rights of preferred shareholders or stockholders of such corporation, any shareholder rights agreement and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement and, if applicable, the certificate of limited partnership, and (c) for any limited liability company, the operating agreement and articles or certificate of formation or organization and all applicable resolutions of any managing member of such limited liability company.

“Original Credit Agreement” shall have the meaning set forth in the preamble hereof.

“Originating Lender” shall have the meaning set forth in Section 13.11(d) hereof.

“Other Permitted Indebtedness” with respect to a Person, shall mean:

(a)           in addition to Permitted Project Indebtedness, Indebtedness entered into in the Ordinary Course of Business, including guarantees, working capital facilities, capital leases, purchase money obligations, and other Indebtedness that does not constitute LC Indebtedness, the aggregate outstanding principal amount of which at any time does not exceed $8,000,000; provided that notwithstanding the foregoing, (i) the first $2,000,000 in LC Conversion Indebtedness shall be permitted under this clause (a) and shall not be counted towards the foregoing $8,000,000 limitation, (ii) the amount of LC Conversion Indebtedness that exceeds $2,000,000 shall be permitted under this clause (a) but any such excess that is outstanding more than sixty (60) days since its incurrence shall be counted towards the foregoing $8,000,000 limitation, (iii) any excess LC Conversion Indebtedness above such $8,000,000 limitation shall be deemed Major Project Indebtedness subject to the Cohocton Major Indebtedness Prepayment Trigger or the Stetson Major Project Indebtedness Prepayment Trigger or Indebtedness of Steel Winds under clause (1) of the definition of Steel Winds Permitted Debt, as applicable and (iv) prior to the Subsequent Closing Date, New York Wind III shall be permitted to be an obligor or guarantor under the Steel Winds Letters of Credit and the aggregate stated amount of such Steel Winds Letters of Credit shall be counted towards the $8,000,000 limitation set forth in clause (i);

(b)           Indebtedness set forth on Schedule 10.1 and any Refinancing Indebtedness in respect thereto (without increasing the principal amount thereof);

(c)           Indebtedness which may be deemed to exist pursuant to any performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course of Business;

(d)           Indebtedness in respect of netting services, overdraft protections and similar services, in each case in connection with deposit accounts;

(e)           Hedging Agreements entered into in accordance with Section 10.17 and Sections 9.14, 10.11 or 11.1(j) hereof;

(f)            Guaranties by (i) any Cohocton Company of any Indebtedness of any other Cohocton Company, (ii) any Stetson Company of any Indebtedness of any other Stetson Company or guaranties by a Subsidiary of the Stetson Intermediate Holding Company of Indebtedness of the Stetson Intermediate Holding Company, the Stetson Holding Company or any other of its Subsidiaries and (iii) any Steel Winds Company of any Indebtedness of any other Steel Winds Company, in each case in respect of any other Permitted Indebtedness; provided that if the Indebtedness that is being guaranteed is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(g)           intercompany Indebtedness owing by (i) any Subsidiary of the Borrower to the Borrower (to the extent permitted by Section 10.3), (ii) any Cohocton Company to any other Cohocton Company, (iii) any Stetson Company to any other Stetson Company and (iv) any Steel Winds Company to any other Steel Winds Company; provided that such Indebtedness shall be unsecured (it being understood that this proviso does not restrict the ability to pledge the right to receive payments under such Indebtedness to the lenders under any Stetson Permitted Project Indebtedness) and (if such Subsidiary of the Borrower is a Borrower Credit Party) subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent; and

(h)           Indebtedness incurred in connection with the Holdings Lien Indebtedness and secured by a second-priority Lien upon Property of the Obligors (as defined in the Intercreditor Agreement); provided that none of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries have assumed or become liable for such Indebtedness and that the exposure of the Borrower and its Subsidiaries thereunder is limited to the grant by the Borrower and its Subsidiaries of second-priority Liens in connection therewith as contemplated by the Intercreditor Agreement and subject to the terms of the Intercreditor Agreement.

“Other Taxes” shall have the meaning set forth in Section 4.5(c) hereof.

“Overflow Reserve” shall have the meaning set forth in the definition of “Reserve Amounts”.

“Parent” shall mean First Wind Holdings, LLC, a Delaware limited liability company.

“Participant” shall have the meaning set forth in Section 13.11(d) hereof.

“Participation Register” shall have the meaning set forth in Section 13.11(g) hereof.

“Payment Office” shall mean the office of the Administrative Agent or the Collateral Agent, as applicable, designated in writing from time to time as such to each of the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, and any successor thereto.

“Pension Plan” shall mean any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permit” shall mean any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right, registration, filing, or license of, with or from a Governmental Authority.

“Permitted Disposition” shall have the meaning set forth in Section 10.4 hereof.

“Permitted Distributions” shall have the meaning set forth in Section 10.7  hereof.

“Permitted Indebtedness” shall mean, collectively, Cohocton Permitted Indebtedness, Stetson Permitted Indebtedness and Steel Winds Permitted Indebtedness, and, in the case of CSSW Parent and the Borrower, the Obligations.

“Permitted Investments” shall mean any of the following:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper rated (on the date of acquisition thereof) A1+ or better and P1+ or better by S&P and Moody’s, respectively, maturing within ninety (90) days after the date of acquisition thereof;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within ninety (90) days from the date of acquisition thereof issued or guaranteed by or placed with any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000  and whose outstanding senior long-term  unsecured  indebtedness is rated (on the date of acquisition thereof) A or better and A2 or better by S&P and Moody’s, respectively;

(d)           investments in money market funds rated “AA” or better by S&P and “Aa” or better by Moody’s;

(e)           collateralized repurchase agreements with a term of not more than thirty (30) days after the acquisition thereof for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(f)            securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or any political subdivision or taxing authority thereof, and rated at least A by S&P and A2 by Moody’s;

(g)           Investments outstanding on the Initial Closing Date and identified in Schedule 10.3;

(h)           Contingent Obligations constituting Permitted Indebtedness and identified in Schedule 10.3;

(i)            indemnities made in the Loan Documents or in any Major Project Indebtedness Documents;

(j)            Investments by CSSW Parent in the Borrower and Investments by the Borrower (i) in wholly-owned domestic Subsidiaries in existence on the Stetson II Effective Date and in Persons that, following such Investments, are wholly-owned domestic Subsidiaries of the Borrower; provided that, other than for the purpose of paying any O&M Costs, the source of such Investments is solely from the proceeds of capital contributed to the Borrower by the Parent and not Excess Cash or other amounts held or otherwise distributed to the Borrower by its Subsidiaries; and provided, further, that any such Investments, other than for those made for the purpose of paying O&M Costs, shall be made in the form of loans by the Borrower and documented in the form of an intercompany note which shall be pledged as Collateral to secure the Obligations, (ii) that are contemplated by the Stetson Transmission Line Reorganization and (iii) in Prattsburgh in connection with the Unwind of Prattsburgh; provided that the source of such Investments is solely from the proceeds of capital contributed to the Borrower (through CSSW Parent) by the Parent and not Excess Cash or other amounts held or otherwise distributed to the Borrower by its Subsidiaries;

(k)           Investments consisting of Hedging Agreements permitted to be incurred pursuant to Section 10.1;

(l)            advances, loans or extensions of credit by CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries to officers, directors, employees and agents of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries (i) in the Ordinary Course of Business for travel, entertainment or relocation expenses not to exceed the aggregate amount existing on the date hereof or otherwise not to exceed $300,000  in the aggregate at any one time outstanding and (ii) relating to indemnification or reimbursement of such officers, directors, employees and agents in respect of liabilities relating to their service in such capacities;

(m)          Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and supplier arising in the Ordinary Course of Business;

(n)           accounts, chattel paper and notes receivable arising from the sale or lease of goods or the performance of services in the Ordinary Course of Business;

(o)           Capital Expenditures using Loss Proceeds as permitted by this Agreement or that constitute O&M Costs;

(p)           acquisitions of assets in the Ordinary Course of Business reasonably required in connection with the operation of the Projects;

(q)           deposits in the Ordinary Course of Business to secure the performance of operating leases and payment of utility contracts;

(r)            other Investments not permitted under the foregoing clauses (a) through (q) in an aggregate amount at any time outstanding not to exceed $500,000;

(s)           Investments that were Cash Equivalents when made;

(t)            Without limitation of the foregoing clauses (a) through (s), Investments by the obligor with respect to Major Project Indebtedness that are explicitly permitted or required by the terms of such Major Project Indebtedness, in an aggregate amount at any time outstanding not to exceed $500,000; and

(u)           any other Investments approved by the Majority Lenders.

“Permitted Liens” shall mean any of the following: (a) any Liens created pursuant to (i) the Loan Documents, (ii) Hedging Agreements (other than Commodity Hedge/Power Sales Agreements) permitted pursuant to Section 10.1 hereof in respect of interest rate exposure related to Major Project Indebtedness, and (iii) the terms of any Permitted Project Indebtedness; (b) Liens imposed by law for taxes that are not yet due or that are the subject to a Good Faith Contest or for which security for such Lien has otherwise been provided in accordance with GAAP; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by Requirements of Law, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than ninety (90) days (or such longer period that is permitted by the terms thereof) and that in the aggregate could not reasonably be expected to have a Material Adverse Effect or that are the subject of a Good Faith Contest or for which security for such Liens has otherwise been provided in accordance with GAAP or in the form of a bond; (d) pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (e) cash deposits (including letters of credit) to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the Ordinary Course of Business; (f) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (g) easements, rights-of-way, restrictions, defects or other exceptions to title or other similar encumbrances incurred in the Ordinary Course of Business and that are not incurred to secure Indebtedness and that do not and could not reasonably be expected to have a Material Adverse Effect; (h) any Liens, easements, zoning restrictions, rights-of-way or similar encumbrances on real property comprising the route for transmission; (i) Liens arising out of Judgments or awards that do not otherwise constitute an Event of Default; (j) purported Liens evidenced by the filing of precautionary UCC financing statements relating to operating leases of personal property entered into in the Ordinary Course of Business or permitted by this Agreement; (k) Liens created pursuant to PILOT Agreements and the Cohocton Host Community Agreement; (l) Liens created on customary terms and in the Ordinary Course of Business under the terms of any Permitted Power Document that secure obligations thereunder; (m) Liens set forth on Schedule 10.2; and (n) Liens on the Collateral securing the

Holdings Lien Indebtedness that are subordinated in accordance with the terms of the Intercreditor Agreement.

“Permitted Power Counterparty” shall mean, with respect to a Permitted Power Document or Replacement IPH Document, the counterparty under such Permitted Power Document or Replacement IPH Document whose credit rating in respect of its long-term senior unsecured (and non-credit enhanced) Indebtedness is at least BBB- from S&P and Baa3 from Moody’s or if such counterparty is not so rated, but its obligations under the applicable Permitted Power Document or Replacement IPH Document are irrevocably and unconditionally guaranteed by another Person, such guarantor’s senior unsecured (and non-credit enhanced) Indebtedness shall be so rated (it is understood that each counterparty to an Initial Power Hedging Document existing on the Initial Closing Date, the Subsequent Closing Date and the Stetson II Effective Date, shall, for purposes of such agreement only, be deemed to be a Permitted Power Counterparty).

“Permitted Power Document” shall mean any Commodity Hedge/Power Sales Agreement (whether financial or physical) entered into by any Subsidiary of the Borrower after the Initial Closing Date where (i) such Commodity Hedge/Power Sales Agreement is entered into in the Ordinary Course of Business and is not for speculative purposes and (ii) if such Commodity Hedge/Power Sales Agreement is also a Hedging Agreement, (A) the purpose of which is to protect such Subsidiary against fluctuations in energy or power prices and/or capacities and (B) which is structured such that the counterparty’s credit exposure and actual or projected mark-to-market exposure to such Subsidiary is positively correlated with energy and power prices and/or capacities.

“Permitted Project Indebtedness” shall mean the Indebtedness permitted pursuant to (a) clauses (1), (2) and (3) of the definitions of Cohocton Permitted Indebtedness and Stetson Permitted Indebtedness and (b) clauses (1) and (2) of the definition of Steel Winds Permitted Indebtedness.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, estate, joint stock company, trust, organization, business or other enterprises or organization, or a government or agency, instrumentality or political subdivision thereof.

“PIK Interest” shall have the meaning set forth in Section 2.4(a) hereof.

“PILOT Agreements” shall mean the Payment In-Lieu-of-Tax Agreements, dated as of February 1, 2008, by and between Steuben County Industrial Development Agency and each of the Cohocton Project Companies.

“Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA) in respect of which any of CSSW Parent, the Borrower or the Borrower’s Subsidiaries or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prattsburgh” shall mean Windfarm Prattsburgh, L.L.C., a Delaware limited liability company.

“Premium Cap” shall mean, as applicable, (a) an amount of prepayment or redemption premium or other prepayment penalties of four percent (4%) or (b) a default interest rate of two percent (2%) above the applicable interest rate thereunder in the absence of a default.

“Pro Forma Financial Statements” shall mean the pro forma unaudited balance sheet and income statement of the Borrower and its Consolidated Subsidiaries (excluding Prattsburgh) delivered in connection with each Closing Date as of, and for, the most recent Fiscal Quarter ended, at least 60 days prior to each such Closing Date.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975(f)(3) of the Code.

“Project Companies” shall mean, collectively, (a) the Cohocton Project Companies, (b) the Stetson I Project Company, (c) after the Subsequent Closing Date, the Steel Winds Project Company and (d) after the Stetson II Effective Date, the Stetson II Project Company.

“Project Document” shall mean any contract, agreement or document relating to the ownership, development, construction, testing, operation, maintenance, repair, insurance, management, administration or use of any of the Projects, or the business of the Subsidiaries of the Borrower entered into by any such Subsidiary of the Borrower with any other Person, but excluding the Loan Documents, the Organizational Documents and any agreement in respect of Indebtedness; provided that before the Subsequent Closing Date, no contract, agreement or document with respect to the Steel Winds Project shall be considered a Project Document hereunder; provided, further that before the Stetson II Effective Date, no contract, agreement or document with respect to the Stetson II Project shall be considered a Project Document hereunder.

“Project Document Claim” shall mean any claim in respect of the Project Documents, including any warranty or liquidated damage claim.

“Project Lender” shall mean any lender under the Major Project Indebtedness Documents or any other holder of any Major Project Indebtedness.

“Project O&M Agreement” shall mean, collectively, (a) that certain Project O&M Agreement, dated as of December 30, 2008, by and between First Wind O&M, LLC and the Cohocton Project Companies, as amended by Amendment No. 1 to Project O&M Agreement, dated as of March 19, 2009, (b) that certain Project O&M Agreement, dated as of November 17, 2008, by and between First Wind O&M, LLC and the Stetson I Project Company, (c) after the Subsequent Closing Date, that certain Project O&M Agreement, dated as of September 1, 2006, by and between First Wind O&M, LLC, as successor-in-interest to UPC New York Wind O&M, LLC, and Steel Winds Project, LLC and (d) after the Stetson II Effective Date, that certain Project O&M Agreement, dated as of the Stetson II Effective Date, by and between the Stetson II Project Company and First Wind O&M, LLC.

“Project Participants” shall mean any party (other than CSSW Parent, the Borrower, the Subsidiaries of the Borrower and the Secured Parties) to a Project Document.

“Project Revenues” shall mean, for any period, without duplication, the aggregate of all cash revenues received by the Borrower and its Subsidiaries during such period, including revenues comprised of (a) payments made to such Persons pursuant to the Initial Power Hedging Documents, any Replacement IPH Documents, any Permitted Power Documents or otherwise in connection with the sale of energy, capacity, ancillary services and environmental attributes (including renewable energy credits) from the Projects, (b) all proceeds received by the Borrower and its Subsidiaries in respect of Project Document Claims, (c) the proceeds of any business interruption insurance received by the Borrower and its Subsidiaries and (d) all interest and other income received by the Borrower and its Subsidiaries; provided that Project Revenues shall exclude, to the extent included, Loss Proceeds and Net Cash Proceeds from issuances and incurrences of Indebtedness or any Qualified Tax Equity Financing and Net Cash Proceeds of any ITC Grant or proceeds of any Equity Contribution.

“Projects” shall mean, collectively, (a) the Cohocton Project, (b) the Stetson I Project, (c) after the Subsequent Closing Date, the Steel Winds Project and (d) after the Stetson II Effective Date, the Stetson II Project.

“Property” shall mean any property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, and any right or interest therein.

“Prudent Utility Practice” with respect to a Project shall have the meaning set forth in the related Project O&M Agreement as such Project O&M Agreement is in effect on the date hereof.

“PTC Benefits” means federal tax credits, federal tax attributes, and other federal tax benefits under Section 45 of the Code arising from the ownership and operation of a Project.

“PUHCA 2005” shall have the meaning set forth in Section 5.21(a) hereof.

“QF” shall have the meaning set forth in Section 5.21(a) hereof.

“Qualified Tax Equity Financing” shall mean a sale of the right to claim PTC Benefits for cash up front.

“Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Refinancing Indebtedness); provided that (A) all Net Cash Proceeds of Excess Permitted Project Indebtedness shall be applied to the prepayment of the Term Loans as required by Section 4.1(b), and (B) the terms and conditions of any such Refinancing Indebtedness do not require any mandatory premiums or penalties in excess of the Premium Cap.

“Register” shall have the meaning set forth in Section 12.10 hereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve system (or any successor).

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve system (or any successor).

“Reinvestment Decision Date” shall mean, with respect to the Borrower’s or one of its Subsidiary’s receipt of any Loss Proceeds, the date that is twenty (20) days after receipt of such Loss Proceeds.

“Reinvestment Deferred Amount” shall mean, with respect to any Reinvestment Event, the aggregate Net Remaining Loss Proceeds that are not applied to prepay the Term Loans as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” shall mean any event in respect of which the Borrower has received Loss Proceeds and has delivered a Reinvestment Notice.

“Reinvestment Notice” shall mean a written notice executed by an Authorized Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Loss Proceeds to make an Eligible Reinvestment.

“Reinvestment Prepayment Amount” shall mean, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to make an Eligible Reinvestment or to prepay Major Project Indebtedness.

“Reinvestment Prepayment Date” shall mean, with respect to any Reinvestment Event, the earlier of (a) the later of (x) the date occurring twelve (12) months after such Reinvestment Decision Date and (y) the period, if any, provided in the applicable Major Project Indebtedness Documents for the reinvestment of Loss Proceeds and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, make Eligible Reinvestments with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Fund” shall mean any Person that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) any entity or Affiliate of any entity that administers or manages a Lender.

“Replacement IPH Document” shall have the meaning set forth in Section 11.1(j) hereof.

“Reportable Event” shall mean any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Pension Plan.

“Requirement of Law” shall mean, as to any Person, (a) any law (including common law), statute, treaty, rule, ordinance, Judgment, Permit, concession, grant, franchise, license or other restriction or regulation or determination of an arbitrator or a court or other Governmental Authority, and (b) any directive, requirement or any decision or determination by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject and whether nor or hereafter in effect.

“Reserve Amounts” shall mean, with respect to a Calculation Period: (a) the amounts required to be, and actually maintained in, any Debt Service Account (funded solely with Project Revenues and/or Equity Contributions and without duplication of payments made with Borrower Net Revenues), debt service reserve account(s), operations and maintenance reserve account(s), punch list reserve account(s) and any other reserve account(s) pursuant to Major Project Indebtedness Documents, (b) to the extent (i) no Major Project Indebtedness or Qualified Tax Equity Financing is outstanding with respect to a Project or (ii) the maintenance of an operation and maintenance reserve is not required for a Project under the terms of Major Project Indebtedness or Qualified Tax Equity Financings, a cash reserve for O&M Costs for such Project (the “Non-Financing O&M Reserve”), (c) a reserve funded solely with Project Revenues and/or Equity Contributions for Borrower Tax Distributions and without duplication of payments of Borrower Tax Distributions made with Borrower Net Revenues, payable during the next succeeding Calculation Period (the “Tax Distribution Reserve”), and (d) amounts and funded solely with Project Revenues and/or Equity Contributions being retained for the reasonably expected future cash needs of the Borrower and its Subsidiaries for the next succeeding six (6) months following the end of such Calculation Period (including cash reserves for settlement of capacity, energy or renewable energy credit sales but excluding the amounts held in any Distribution Reserve Account) and cash amounts delivered to third parties to satisfy collateral requirements of the Borrower and its Subsidiaries under Permitted Power Documents (the aggregate amount under this clause (d) shall be referred to as the “Overflow Reserve”). For the avoidance of doubt, Reserve Amounts to be funded solely with Project Revenues and/or Equity Contributions shall not be permitted to be Debt-Funded Reserve Amounts.

“Reserve Cap” shall mean, with respect to a Calculation Period, the sum of the following amounts:

(a)           with respect to Reserve Amounts described in clause (a) of the definition thereof, the Cohocton Reserve Line, Steel Winds Reserve Line and Stetson Reserve Line;

(b)           the Non-Financing O&M Reserve so long as the aggregate amount of such reserve does not exceed the budgeted O&M Costs for the next succeeding three (3) months following the end of such Calculation Period pursuant to the then-applicable annual budget delivered pursuant to Article 7 hereof (including any budget amendments deemed by the Borrower to be necessary in the exercise of its reasonable business judgment);

(c)           the Tax Distribution Reserve; and

(d)           the Overflow Reserve so long as the aggregate amount of such reserve (funded solely with Project Revenues and/or Equity Contributions) does not exceed (i) prior to the Subsequent Closing Date, $6,500,000 and (ii) on and after the Subsequent Closing Date, $7,000,000.

“Reserve Line” shall mean any of the Cohocton Reserve Line, the Stetson Reserve Line or the Steel Winds Reserve Line, as applicable.

“Returns” shall have the meaning set forth in Section 5.6 hereof.

“Second Cohocton Major Indebtedness Prepayment Trigger” shall have the meaning set forth in the definition of “Cohocton Permitted Indebtedness”.

“Second Lien Security Agreement” shall mean the Second Lien Guaranty and Security Agreement, dated as of the Initial Closing Date, by and among the Borrower, CSSW Parent, and HSHN, as collateral agent for the holders of Holdings Lien Indebtedness.

“Second Stetson Major Indebtedness Prepayment Trigger” shall have the meaning set forth in the definition of “Stetson Permitted Indebtedness”.

“Section 2.8 Lender” shall have the meaning set forth in Section 2.7 hereof.

“Secured Parties” shall mean, collectively, the Agents, the Lenders, the Indemnified Persons and any successors, endorsees, transferees and assignees of the foregoing.

“Security Documents” shall mean the First Lien Guarantee and Security Agreement, dated as of the Initial Closing Date (the “Guarantee and Security Agreement”) substantially in the form of Exhibit A, by CSSW Parent and the Borrower and, on or after the Subsequent Closing Date, to the extent grantors thereunder in accordance with the terms hereof and thereof, the Steel Winds Holding Company and the Steel Winds Project Company in favor of the Collateral Agent, any other security documents hereafter delivered to the Collateral Agent granting a Lien on any Property of CSSW Parent, the Borrower or the Steel Winds Companies to secure the Obligations, control agreements and all UCC financing statements and other filings, recordings and registrations required to be filed or made in respect of any such Security Document.

“Solvent” shall mean, when used with respect to any Person, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition: (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. In calculating the amount of liabilities outstanding at any time, it is intended that any contingent liabilities will be included at the amount which, in light of all the facts and circumstances existing at such time, would reasonably be expected to become an actual or matured liability.

“S&P” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Standstill Period” shall have the meaning set forth in Section 11.1(b) hereof.

“Steel Winds Companies” shall mean the Steel Winds Holding Company and the Steel Winds Project Company.

“Steel Winds Debt-Funded Reserve Amounts” shall mean the Reserve Amounts (other than Reserve Amounts that are permitted to be funded solely with Project Revenues and/or Equity Contributions) for the Steel Winds Project that have been funded with Indebtedness of the Steel Winds Project.

“Steel Winds Holding Company” shall mean New York Wind II.

“Steel Winds Letters of Credit” shall mean (i) that certain irrevocable Letter of Credit No. SB 000052 issued by HSHN as of April 17, 2007 with First Wind Acquisition (p/k/a UPC Wind Acquisition, LLC), as the Applicant, Morgan Stanley Capital Group Inc. as the Beneficiary and Niagara Wind Power, LLC, as the Seller, as amended, modified and supplement from time to time, in the amount of $3,000,000 and (ii) that certain irrevocable Letter of Credit No. SB 000119 issued by HSHN as of August 13, 2008 with First Wind Acquisition as the Applicant, Constellation Energy Commodities Group, Inc., as the Beneficiary and Niagara Wind Power, LLC, as amended, modified and supplement from time to time, in the amount of $500,000.

“Steel Winds Permitted Indebtedness” shall mean the following Indebtedness incurred by the Steel Winds Companies with respect to the Steel Winds Project:

1.             An unlimited amount of Indebtedness (including the Steel Winds Debt-Funded Reserve Amounts that are outstanding during any period, subject to compliance with Section 9.17 but exclusive of Indebtedness described in clauses (2) and (3) of this definition) so long as any mandatory prepayment applicable thereto has been made pursuant to Section 4.1(a) (“Steel Winds Permitted Project Indebtedness”);

2.             LC Indebtedness;

3.             Other Permitted Indebtedness; and

4.             the Obligations.

“Steel Winds Permitted Project Indebtedness” shall have the meaning set forth in the definition of “Steel Winds Permitted Indebtedness”.

“Steel Winds Project” shall mean the 20 MW wind powered electrical generating facility owned by the Steel Winds Project Company located in Lackawanna, New York.

“Steel Winds Project Company” shall mean Niagara Wind Power, LLC, a Delaware limited liability company.

“Steel Winds Project Company LLC Agreement” shall mean the Niagara Wind Power, LLC limited liability company agreement, dated September 1, 2006, as in effect on the Subsequent Closing Date.

“Steel Winds Reorganization” shall have the meaning set forth on Schedule 1 hereto.

“Steel Winds Reserve Line” shall mean the sum of (a) at the Borrower’s option, either (i) twelve months of interest reserves that are required to be, and actually are, held in reserve accounts (excluding Debt Service Accounts) pursuant to the applicable Major Project Indebtedness Documents or (ii) if repayment for such Major Project Indebtedness is on an amortization schedule of not less than 10 years, six months of principal, interest and other reserves that are required to be, and actually are, held in reserve accounts (excluding Debt Service Accounts) pursuant to applicable Major Project Indebtedness Documents, (b) an amount not to exceed $1,500,000 in the aggregate for any other non-debt service related reserves that are required to be, and actually are, held pursuant to applicable Major Project Indebtedness Documents, and (c) amounts funded solely with Project Revenues and/or Equity Contributions that are required to be, and actually are, held in a Debt Service Account.

“Stetson Companies” shall mean (a) prior to the Stetson II Effective Date, the Stetson Holding Company and the Stetson I Project Company and (b) on and after the Stetson II Effective Date, the Stetson Intermediate Holding Company, the Stetson Holding Company, the Stetson I Project Company and the Stetson II Project Company; provided that any Subsidiaries of the Stetson Holding Company and the Stetson I Project Company created or formed after the Initial Closing Date and of the Stetson Intermediate Holding Company and the Stetson II Project Company created or formed after the

Stetson II Effective Date shall for all purposes of the Loan Documents be considered Stetson Companies.

“Stetson Debt-Funded Reserve Amounts” shall mean the Reserve Amounts (other than Reserve Amounts that are permitted to be funded solely with Project Revenues and/or Equity Contributions) for the Stetson I Project and the Stetson II Project that have been funded with Indebtedness of the Stetson I Project and the Stetson II Project, respectively.

“Stetson Holding Company” shall mean Stetson Holdings, LLC, a Delaware limited liability company.

“Stetson Prepayment” shall have the meaning assigned in Section 4.1(f).

“Stetson I Existing Financing” shall mean Indebtedness incurred by the Stetson I Project Company as reflected in the HSHN Stetson I Amendments.

“Stetson I Project” shall mean the 57 MW wind powered electrical generating facility owned by the Stetson I Project Company located in Washington County, Maine.

“Stetson I Project Company” shall mean Evergreen Wind Power V, LLC, a Delaware limited liability company.

“Stetson II COD” shall mean the date on which each of the following has occurred: (a) the Placed in Service Date (as defined in the Stetson Portfolio Financing Agreement as in effect on the date hereof), (b) “Commercial Operation Date” under that certain Power Purchase Agreement, dated as of September 29, 2009, by and between the Stetson II Project Company and President and Fellows of Harvard College, and (c) “Commercial Operation” under that certain Standard Large Generator Interconnection Agreement, dated August 14, 2009 and effective October 1, 2009, by and between the Stetson II Project Company, Evergreen Gen Lead, LLC, ISO New England, Inc. and Bangor Hydro-Electric Company.

“Stetson II Construction Budget” shall have the meaning assigned to “Construction Budget and Schedule” in the Stetson Portfolio Financing Agreement as in effect on the date hereof.

“Stetson II Construction Period” shall mean the period beginning on the Stetson II Effective Date and ending on the Stetson II Funding Date.

“Stetson II Effective Date” shall mean the date on which all conditions precedent set forth in Section 3.3 have been satisfied or waived in writing by the Initial Lenders.

“Stetson II Funding Date” shall mean the date on which all conditions precedent set forth in Section 3.4 have been satisfied or waived in writing by the Initial Lenders.

“Stetson II Outside Completion Date” shall mean December 31, 2010.

“Stetson II Project” shall mean the 25.5 MW wind powered electrical generating facility to be constructed and owned by the Stetson II Project Company located in Washington County, Maine.

“Stetson II Project Company” shall mean Stetson Wind II, LLC, a Delaware limited liability company.

“Stetson II Project Document” shall mean any Project Document entered into with respect to the Stetson II Project.

“Stetson II Term Loan” shall have the meaning set forth in Section 2.1(a)(i)(C) hereof.

“Stetson II Term Loan Commitment” shall mean, as to any Initial Lender, the applicable amount set forth opposite such Initial Lender’s name for the Stetson II Funding Date in Schedule 1.1. The aggregate Stetson II Term Loan Commitment of all Initial Lenders is $15,000,000.

“Stetson II Term Loan Commitment Expiration Date” shall mean September 30, 2010 or if earlier, the date on which an Event of Default under the second proviso to Section 11.1(b) occurs.

“Stetson II Turbine Supply Agreement” shall mean that certain Contract for the Sale of Power Generation Equipment and Related Services, dated June 27, 2006, as amended by that UPC Notice No. 2007-GE-J3XU5-01, dated June 29, 2007, as amended by that External Change Order (ECO) No. 2, dated November 20, 2007, as amended by Amendment No. 1 to the Contract for the Sale of Power Generation Equipment and Related Services, dated November 27, 2007, as amended by External Change Order (ECO) No. 3, dated May 12, 2008, as amended by External Change Order (ECO) No. 4, dated September 17, 2008, as amended by Amendment No. 2 to the Contract for the Sale of Power Generation Equipment and Related Services, dated February 20, 2009, as amended by External Change Order (ECO) No. 5, dated June 1, 2009, as assigned to the Stetson II Project Company, pursuant to that certain Assignment and Assumption Agreement, dated as of the date hereof.

“Stetson Intermediate Holding Company” shall mean CSSW Stetson Holdings, LLC, a Delaware limited liability company.

“Stetson Major Indebtedness Prepayment Trigger” shall mean, as applicable, the Initial Stetson Major Indebtedness Prepayment Trigger or the Second Stetson Major Indebtedness Prepayment Trigger.

“Stetson Permitted Indebtedness” shall mean the following Indebtedness incurred by the Stetson Companies with respect to the Stetson I Project and/or the Stetson II Project:

1.             Major Project Indebtedness (which includes, as of the Initial Closing Date until the Stetson II Effective Date, the Stetson I Existing Financing and as of the Stetson

II Effective Date, the Stetson Portfolio Financing) the aggregate principal amount of which does not exceed:

(a)           Until December 31, 2010, $91,000,000 plus subject to compliance with Section 9.17, the Stetson Debt-Funded Reserve Amounts that are outstanding during any period, adjusted as follows (such amount, the “Initial Stetson Major Indebtedness Prepayment Trigger”):

(i)            Upon the receipt by any Stetson Company of Net Cash Proceeds of any ITC Grant in respect of the Stetson I Project or the Stetson II Project, the Initial Stetson Major Indebtedness Prepayment Trigger shall be reduced by the amount of such Net Cash Proceeds, on a dollar for dollar basis, in an amount of reduction not to exceed in the aggregate $19,000,000; and

(ii)           With respect to any Refinancing Indebtedness, to the extent that the Yield on such Refinancing Indebtedness as of the applicable Yield Measurement Date exceeds the Yield Cap, the Initial Stetson Major Indebtedness Prepayment Trigger shall be reduced in increments of $1,666,667 for each full 50 basis points by which such Yield exceeds the Yield Cap.

(b)           On and after January 1, 2011, $72,000,000 plus, subject to compliance with Section 9.17, the Stetson Debt-Funded Reserve Amounts that are outstanding during any period, adjusted as follows (such amount, the “Second Stetson Major Indebtedness Prepayment Trigger”):

(i)            The Second Stetson Major Indebtedness Prepayment Trigger shall be reduced from time to time by any payments, repayments, prepayments and/or redemptions of principal made from time to time on and after January 1, 2011 in respect of such Major Project Indebtedness; provided, however, that payments, repayments, prepayments and/or redemptions of principal resulting from the incurrence of any Refinancing Indebtedness shall not cause any such reductions; and

(ii)           With respect to any Refinancing Indebtedness, to the extent that the Yield on such Refinancing Indebtedness as of the applicable Yield Measurement Date exceeds the Yield Cap, the Second Stetson Major Indebtedness Prepayment Trigger shall be reduced in increments of $1,666,667 for each full 50 basis points by which such Yield exceeds the Yield Cap.

2.             Excess Stetson Permitted Project Indebtedness so long as the mandatory prepayment applicable thereto has been made pursuant to Section 4.1(b);

3.             LC Indebtedness;

4.             Other Permitted Indebtedness; and

5.             the Obligations.

“Stetson Portfolio Financing” shall mean the transactions contemplated in, collectively, (a) the Stetson Portfolio Financing Agreement (including the Indebtedness incurred pursuant thereto) and the Collateral Documents (as defined therein) and (b) the Termination and Release Agreement and Amendment, dated as of the Stetson II Effective Date by and among HSHN, the Stetson II Project Company, First Wind Maine Holdings, LLC and First Wind Acquisition, LLC.

“Stetson Portfolio Financing Agreement” shall mean that certain Financing Agreement, dated as of the Stetson II Effective Date, by and among the Stetson Holding Company, BNP Paribas, as Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders and Security Agent for the Secured Parties and Issuing Bank, HSHN, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and the Lenders from time to time party thereto.

“Stetson Reorganization” shall have the meaning set forth on Schedule 3 hereto.

“Stetson Reserve Line” shall mean the sum of (a) at the Borrower’s option, either (i) twelve months of interest reserves that are required to be, and actually are, held in reserve accounts (excluding Debt Service Accounts) pursuant to the applicable Major Project Indebtedness Documents or (ii) if repayment for such Major Project Indebtedness is on an amortization schedule of not less than 9.5 years, six months of principal, interest and other reserves that are required to be, and actually are, held in reserve accounts (excluding Debt Service Accounts) pursuant to applicable Major Project Indebtedness Documents, (b) an amount not to exceed $4,500,000 in the aggregate for any other non-debt service related reserves that are required to be, and actually are, held pursuant to applicable Major Project Indebtedness Documents and (c) amounts funded solely with Project Revenues and/or Equity Contributions that are required to be, and actually are, held in a Debt Service Account.

“Stetson Transfer Conditions” shall have the meaning set forth on Schedule 2 hereto.

“Stetson Transmission Line Reorganization” shall mean the transfer or assignment of the transmission line and related rights and Property for the Stetson I Project, as described on Schedule 2 hereto.

“Subsequent Closing Date” shall mean the date on which all conditions precedent set forth in Section 3.2 have been satisfied or waived in writing by the Initial Lenders.

“Subsequent Term Loan” shall have the meaning set forth in Section 2.1(a)(i)(B) hereof.

“Subsequent Term Loan Commitment” shall mean, as to any Initial Lender, the applicable amount set forth opposite such Initial Lender’s name for the Subsequent Closing Date in Schedule 1.1. The aggregate Subsequent Term Loan Commitment of all Initial Lenders is $15,000,000.

“Subsequent Term Loan Commitment Expiration Date” shall mean the date which is six months after the Initial Closing Date, or if such date is not a Business Day, the next succeeding Business Day.

“Subsidiary” shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. It is understood that, notwithstanding the foregoing, for purposes of this Agreement and the other Loan Documents, (a) Prattsburgh shall not be considered a Subsidiary of the Borrower or of any of its other Subsidiaries, (b) until the Subsequent Closing Date, the Steel Winds Project Company shall not be considered a Subsidiary of the Borrower or of any of its other Subsidiaries and (c) until the Stetson II Effective Date, the Stetson Intermediate Holding Company and the Stetson II Project Company shall not be considered a Subsidiary of the Borrower or any of its other Subsidiaries.

“Successor Lender” shall have the meaning set forth in Section 13.11 hereof.

“Taking” shall mean any circumstances or event, or circumstances or events, in consequence of which the Project or portion thereof shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise. The term “Taken” shall have correlative meaning.

“Tax Distribution Reserve” shall have the meaning set forth in the definition of “Reserve Amounts”.

“Tax Equity Standstill Period” shall have the meaning set forth in Section 11.1(o) hereof.

“Taxes” shall have the meaning set forth in Section 4.5(a) hereof.

“Terminated Lender” shall have the meaning set forth in Section 2.7 hereof.

“Term Loans” shall mean, collectively, the Initial Term Loans, the Subsequent Term Loans and the Stetson II Term Loans, together with any PIK Interest added to the outstanding principal amount of such Term Loans on any Interest Payment Date pursuant to Section 2.4 hereof.

“Term Note” shall have the meaning set forth in Section 2.3(b) hereof.

“Total Loss” shall mean, in relation to the Cohocton Project, the Stetson I Project or the Stetson II Project, any of the following, including as a result of a Taking, (a) the complete destruction of such Project, (b) the destruction of such Project such that there remains no substantial remnant thereof which a prudent owner desiring to restore such Project to its original condition would utilize as the basis of such restoration, (c) the destruction of such Project irretrievably beyond repair or (d) the destruction of such Project such that the insured may claim the whole amount of any insurance policy covering such Project upon abandoning such Project to the insurance underwriters therefor.

“Transaction Documents” shall mean, collectively the Loan Documents and the Project Documents.

“Undertaking Agreement” shall mean an agreement of the Parent substantially in the form of Exhibit H.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Unwind” shall mean the continuing management of Prattsburgh’s rights, assets, obligations or liabilities for the purpose of selling, transferring or otherwise disposing of such rights and assets and/or the winding down of its business, which management may include (a) paying and discharging its taxes and other obligations as they become due, (b) maintaining or preserving its assets, Properties, licenses and Governmental Approvals, (c) performing, preserving, protecting and defending its rights and obligations whether under any agreements to which it is a party or otherwise existing or (d) taking any actions reasonably related thereto.

“USA PATRIOT Act” shall mean the United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001, as amended, and the related regulations promulgated thereunder from time to time in effect.

“Voting Stock” shall mean, with respect to any Person, Equity Interest the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of a contingency.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Yield” shall mean the per annum interest rate applicable to any Major Project Indebtedness on the Yield Measurement Date or the Amendment Measurement Date, as applicable, with such interest rate being calculated by including in the determination thereof (a) any original issue discount (“OID”) (inclusive of fees, other than in the case of the Refinancing Indebtedness incurred in connection with the repayment of the Cohocton Mini-Perm Financing, the Stetson I Existing Financing and/or the Stetson Portfolio Financing) payable by the person incurring such indebtedness (with OID (and such fees, if applicable) being equated to interest based on four-year average life to maturity) and (b) to the extent that the interest rate applicable to such Major Project Indebtedness is determined by reference to a floating rate, the floating component shall be calculated by reference to the 3-month LIBOR Rate as set forth on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) two (2) Business Days prior to the Yield Measurement Date or the Amendment Measurement Date, as applicable, plus the interest rate margin applicable under the terms of such Major Project Indebtedness.

“Yield Cap” will be defined as Yield in excess of 9%.

“Yield Measurement Date” shall mean, with respect to any Major Project Indebtedness, the date of initial incurrence with respect to the applicable Major Project Indebtedness Documents (including the closing date with respect to any extension of maturity with respect to such Major Project Indebtedness), and shall explicitly exclude the date of any conversion of loans under the terms of such Major Project Indebtedness (such as a conversion from base rate to LIBOR) or any later borrowing of loans under the terms of Major Project Indebtedness (such as a drawing made under a revolving loan or a letter of credit facility), if such borrowing is subject to a different rate than that applied at the transaction closing date.

Section 1.2             Accounting Terms. All accounting terms used and not defined in this Agreement shall be construed in accordance with GAAP consistently applied and all computations and determinations as to financial matters, and all financial data required to be delivered hereunder, shall be made or prepared in accordance with such principles. With respect to the determination of compliance with any financial covenants contained herein, the relevant period for determination shall be the most recent quarterly or annual period, as applicable, for which the Borrower has submitted the financial statements required hereunder, which period shall then supersede any prior period.

Section 1.3             Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or Exhibit, as the case may be, hereof unless otherwise specifically provided. Any reference to a document shall be deemed to include all exhibits, annexes, appendices and schedules thereto. The use herein of the word “include” or “including”, when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights. The words “hereof”, herein” and “hereunder”, and words of similar import, when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision of any Loan Document. The terms lease and license shall include any sublease and sub-license, as applicable. In the computation of a period of time from a specified date to a later date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. In addition, (a) references herein to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications, supplements, changes and waivers to such instruments, but only to the extent that such amendments, modifications, supplements, changes and waivers are permitted or not prohibited by the terms of this Agreement or the affected agreement or contractual instruments, (b) references herein to Requirements of Law or Governmental Approvals are to be construed as including all statutory provisions consolidating, amending or replacing the Requirement of Law or Governmental Approval to which reference is made and all regulations promulgated pursuant to such Requirements of Law, (c) references herein to Persons include their respective permitted successors and permitted assigns and, in the case of any Governmental Authority, any Person succeeding to any of its functions and capacities and (d) references to days shall refer to calendar days, unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively.

ARTICLE 2

THE CREDITS

Section 2.1             The Term Loans.

(a)           (i)            Subject to and upon the terms and conditions set forth herein, (A) the Initial Lenders agree to make loans (each, an “Initial Term Loan” and, collectively, the “Initial Term Loans”), to the Borrower on the Initial Closing Date in an amount equal to the Initial Term Loan Commitment, (B) on or prior to the Subsequent Term Loan Commitment Expiration Date, the Initial Lenders agree to make loans (each, a “Subsequent Term Loan” and, collectively, the “Subsequent Term Loans”) to the Borrower on the Subsequent Closing Date in an aggregate principal amount equal to the Subsequent Term Loan Commitment and (C) on or prior to the Stetson II Term Loan Commitment Expiration Date, the Initial Lenders agree to make loans (each, a “Stetson II Term Loan” and, collectively, the “Stetson II Term Loans”) to the Borrower on the Stetson II Funding Date in an aggregate principal amount equal to the Stetson II Term Loan Commitment. Each of the Borrower, CSSW Parent, the Initial Lenders and the Administrative Agent acknowledge that the Initial Term Loans and the Subsequent Term Loans have been made and that the Borrower has borrowed the full amount of the Initial Term Loan Commitment and the Subsequent Term Loan Commitment. If the Stetson II Funding Date has not occurred on or prior to the Stetson II Term Loan Commitment Expiration Date, the Stetson II Term Loan Commitment shall terminate in full on the Stetson II Term Loan Commitment Expiration Date. Any portion of the Stetson II Term Loan Commitment not borrowed on the Stetson II Funding Date shall automatically terminate on the Stetson II Funding Date.

(ii)               The Initial Term Loans were funded by each Initial Lender to the Borrower on the Initial Closing Date at a 17.40143093% discount; accordingly, the amount of Initial Term Loans funded by each Initial Lender to the Borrower on the Initial Closing Date

was in an amount equal to 82.59856907%  of the stated principal amount of such Initial Term Loans.

(b)       The Term Loans are available only on the terms and conditions specified hereunder and once repaid, in whole or in part, at maturity or by prepayment, may not be reborrowed in whole or in part.

(c)       The Term Loans, including all PIK Interest, shall mature on the Maturity Date and shall be repaid in full by the Borrower by wire transfer of immediately available funds in Dollars for the account of the Lenders at the Payment Office of the Administrative Agent.

Section 2.2             Procedure for Borrowing. The Borrower shall give the Administrative Agent at least three (3) Business Days’ prior written notice at the Notice Office of each Closing Date, which notice (a “Notice of Borrowing”) shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit C hereto, appropriately completed to specify (a) the aggregate principal amount of the Term Loans to be made on such date and (b) the applicable Closing Date. Notwithstanding the foregoing, with respect to the initial borrowing of the Term Loan to occur on the Initial Closing Date, the Borrower shall be required to deliver a Notice of Borrowing on the Initial Closing Date. The Administrative Agent shall promptly forward to the Initial Lenders the Notice of Borrowing. Subject to the terms and conditions hereof, not later than 1:00 p.m. (New York City time) on the applicable Closing Date, the Initial Lenders will make available the aggregate amount of Term Loans requested to be made on the applicable Closing Date in Dollars and in immediately available funds either, as agreed by the Borrower and the Initial Lenders, at the Payment Office of the Administrative Agent or pursuant to a funds flow memorandum confirmed by the Borrower and the Initial Lenders. If applicable, the Administrative Agent shall credit the account of Borrower on the books of such Payment Office with the aggregate of the amounts made available to the Administrative Agent by the Initial Lenders in immediately available funds.

Section 2.3             Evidence of Obligations and Notes.

(a)           Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender as a result of the Term Loans of such Lender, including the amounts of principal, interest (including PIK Interest) and other amounts payable and paid to such Lender from time to time under this Agreement. The entries made by each Lender pursuant to the foregoing sentence shall constitute prima facie evidence of the existence and amounts of the Term Loans and other Obligations therein recorded; provided, however, that the failure of such Lender to maintain such account or accounts, or any error therein, shall not in any manner affect the obligations of the Borrower to repay or pay the Term Loans, accrued interest thereon (including PIK Interest) and the other Obligations of the Borrower to such Lender hereunder in accordance with the terms of this Agreement. Each Lender will advise the Borrower of the outstanding indebtedness hereunder to such Lender upon written request therefor.

(b)           At the request of each Lender, the Borrower’s obligation to pay the principal of, and interest on, the Term Loans shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B hereto with blanks appropriately completed in conformity herewith (each, a “Term Note” and collectively, the “Term Notes”).

(c)           The Term Notes issued to each Lender shall (i) be payable to the order of such Lender, (ii) be dated the applicable Closing Date, (iii) be in a stated maximum principal amount equal to the Term Loans of such Lender plus any PIK Interest, (iv) mature on the Maturity Date, (v) bear interest as provided in this Agreement and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

(d)           Each Lender will note on its internal records the amount of each Term Loan made by it and each payment in respect thereof and will prior to any transfer of the Term Note endorse on the reverse side thereof the outstanding principal amount of Term Loans (including PIK Interest) evidenced thereby. Failure to make such notation shall not affect the Borrower’s obligations in respect of such Term Loans.

Section 2.4                 Mandatory Principal and Interest Payments on Term Loans.

(a)           The Borrower may, at its option (an “Interest Election”), elect to pay interest on the Loans on each Interest Payment Date (i) entirely in cash (“Cash Interest”), (ii) by increasing the outstanding principal amount of the Term Loans on the relevant Interest Payment Date by the amount of interest accrued from the effective date of any such Interest Election until the day immediately prior to the applicable Interest Payment Date (“PIK Interest”) or (iii) 50% as Cash Interest and 50% as PIK Interest. Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of the Term Loans includes any interest so capitalized, including pursuant to Section 2.5,  and added to the principal amount of the Term Loans from the date on which such interest has been so added.

(b)           The Borrower must make an Interest Election by delivering an Interest Election notice to the Administrative Agent no later than ten (10) Business Days prior to the effective date of any Interest Election, which notice shall specify (x) whether such Interest Election is made under clause (i), (ii) or (iii) of the immediately preceding paragraph and (y) the effective date of such Interest Election, which effective date must be the next Interest Payment Date. An Interest Election shall remain in effect until the earlier of (i) the day immediately prior to the next Interest Payment Date following the effective date of such Interest Election and (ii) the Maturity Date. The Administrative Agent shall promptly deliver the Interest Election notice with their allocable interest amount to each Lender. In the absence of such an election, interest on the Term Loans shall be payable 100% as PIK Interest.

(c)           Subject to Section 2.5, each Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 (or 366 days, if applicable) at a rate per annum that shall be equal to the Interest Rate.

(d)           Cash Interest accrued on each Term Loan shall be payable on the Interest Payment Dates applicable to such Term Loan, except as otherwise provided in this Agreement. PIK Interest accrued on each Term Loan shall be payable by increasing the outstanding principal amount of the Term Loans by the amount of PIK Interest on the Interest

Payment Date applicable to such Term Loan for such period and in such amounts as required by the relevant Interest Election(s). Any interest so added to the principal amount of the Term Loans, including pursuant to Section 2.5, shall bear interest as provided in this Section 2.4 from the date on which such interest has been so added. The obligation of the Borrower to pay PIK Interest shall be automatically evidenced by this Agreement or, if applicable, any Term Notes issued pursuant to this Agreement.

(e)       All accrued and unpaid interest shall be paid in cash at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).

(f)        In addition to interest payments required to be made hereunder, and subject to the rights of acceleration hereunder, the full unpaid principal balance of the Term Loans shall be payable in full on the Maturity Date.

(g)       The Initial Term Loans shall be issued with OID. Lenders may obtain the issue price, the amount of OID, issue date and yield to maturity with respect to the Initial Term Loans by submitting a written request to the Borrower at its Notice Office. Notwithstanding anything herein to the contrary, if on any Interest Payment Date (not taking into account any available extensions) on or after June 30, 2015 or on any earlier date as required by Code Sections 163(e)(5) and 163(i), the aggregate amount of accrued and unpaid original issue discount (as defined in Section 1273(a)(1) of the Internal Revenue Code) on the Term Loans would, but for this Section 2.4(g), exceed an amount equal to the product of the issue price of the Term Loans multiplied by the yield to maturity (as defined in Treasury Regulations Section 1.1272-1(b)(i)) of the Term Loans as determined by the Borrower, the Borrower shall prepay at each such applicable Interest Payment Date, without premium or penalty, the minimum amount of principal plus accrued interest on the Term Loans necessary to prevent any of the accrued and unpaid interest and original issue discount on the Term Loans from being disallowed or deferred as a deduction under Section 163(e)(5) of the Code to the Borrower (or any member of the Borrower, as applicable). No partial prepayment of the Term Loans pursuant to any other provision of this Agreement or the other Loan Documents shall alter the obligation of the Borrower to make prepayments provided for in this Section 2.4(g).

Section 2.5             Default Rate. Upon the occurrence and during the continuation of an Event of Default and during any Standstill Period and during the Tax Equity Standstill Period (but only with respect to the Subsequent Term Loans), interest shall accrue on the Term Loans and all other outstanding amounts hereunder or under the Loan Documents (after as well as before judgment, as and to the extent permitted by law) at a rate per annum equal to the Default Rate and such interest shall be payable in cash and upon demand; provided that, during the Standstill Period, the Borrower may elect, by written notice to the Administrative Agent, to pay such default interest as PIK Interest on each date that any demand for payment is made.

Section 2.6             Sharing of Payments. Except to the extent that this Agreement, any other Loan Document or any Judgment expressly provides for payments to be allocated to a particular Lender, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise, but excluding through any assignment pursuant to

Section 13.11 hereof) on account of the Term Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Term Loans) of payments on account of the Term Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Term Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Term Loans with each of such other Lenders; provided, however, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Interest Rate. The Borrower agrees that any Lender so purchasing a participation in the Term Loans from another Lender pursuant to this Section 2.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.7             Removal or Replacement of a Lender. In the event that: (a) any Lender shall make a demand for any payment under Section 2.8 (each, a “Section 2.8 Lender”) or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof or any other Loan Document that requires the consent of all of the Lenders or each of the Lenders affected thereby, the consent of Majority Lenders shall have been obtained, but the consent of one or more of such other Lenders (each, a “Non Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Section 2.8 Lender or Non Consenting Lender, the Borrower may, by giving written notice of termination to Administrative Agent and any such Section 2.8 Lender or Non Consenting Lender (the “Terminated Lender”) of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Successor Lenders in accordance with the provisions of Article 13 and Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment; provided that (1) on the date of such assignment, the Successor Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Lender and (B) an amount equal to all other amounts owing to such Terminated Lender under this Agreement or any other Loan Documents, (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender as if it were a prepayment pursuant to Sections 4.1 or 4.2, as applicable, and (3) in the event such Terminated Lender is a Non Consenting Lender, each Successor Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender that, pursuant to the terms hereof and the other Loan Documents expressly survive any assignment, shall survive as to such Terminated Lender.

Section 2.8             Capital Adequacy.

(a)           If any Lender shall have determined that the adoption of, or any change in, any Capital Adequacy Regulation or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any

Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(b)       A certificate as to any additional amounts payable pursuant to this Section 2.8 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.8, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.8  for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month  period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.8 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

Section 2.9             Pro Rata Borrowings; Availability. The Term Loans shall be incurred ratably among the Initial Lenders based upon the amount of their respective Initial Term Loan Commitments, Subsequent Term Loan Commitments and Stetson II Term Loan Commitments, respectively. It is agreed that no Initial Lender shall be responsible for any default by any other Initial Lender of its obligation to make a Term Loan hereunder and that each Initial Lender shall be obligated to make the Term Loans provided to be made by it hereunder regardless of the failure of any other Initial Lender to make a Term Loan hereunder.

ARTICLE 3

CONDITIONS TO TERM LOANS

Section 3.1             Conditions to the Term Loans and Initial Closing Date. The Initial Lenders’ obligation to make the Initial Term Loan on the Initial Closing Date shall be subject to the satisfaction or waiver of the conditions precedent set forth below:

(a)       CSSW Parent and the Borrower shall have delivered the following to the Administrative Agent, the Collateral Agent and the Initial Lenders on or prior to the Initial Closing Date, each in form and substance satisfactory to the Initial Lenders:

(i)            The Term Note, the Notice of Borrowing and each of the other Loan Documents, duly executed by CSSW Parent and the Borrower, as applicable.

(ii)           The Equity Documents, duly executed by each required signatory thereto, other than PIP3PX FirstWind LLC Ltd. and PIP3GV FirstWind LLC Ltd.

(iii)                               A copy of the Organizational Documents of each of CSSW Parent, the Borrower and each of the Cohocton Companies and Stetson Companies as in effect on the Initial Closing Date, certified by the Secretary of State or other appropriate public official of the state of its incorporation or organization, and a certificate as to the good standing of CSSW Parent, the Borrower and each of the Cohocton Companies and Stetson Companies from the appropriate public official of the jurisdiction of its incorporation, organization or formation, dated as of a date no earlier than 15 days prior to the Initial Closing Date.

(iv)                              A certificate of an Authorized Officer of each of CSSW Parent and the Borrower, dated the Initial Closing Date, certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of CSSW Parent, the Borrower and each of the Cohocton Companies and Stetson Companies as in effect on the Initial Closing Date and at all times from the date on which the resolutions referred to in clause (B) below were adopted, to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other equivalent body) or evidence of all partnership, corporate or limited liability company or membership action, as the case may be, authorizing the execution, delivery and performance by CSSW Parent and the Borrower of the Loan Documents to which such Person is or is intended to be party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) the name, incumbency and specimen signature of each Authorized Officer of CSSW Parent and the Borrower executing the Loan Documents and each other document to be delivered by CSSW Parent or the Borrower from time to time in connection therewith (and the Secured Parties may conclusively rely on such certificate until the Administrative Agent receives a replacement certificate in the form described in this clause (C) from such Person).

(v)                                 A certificate of another Authorized Officer of each of CSSW Parent and the Borrower as to the name, incumbency and specimen signature of the Authorized Officer of such Person that signed the certificate referred to in clause (iv)(C) above.

(vi)                              Legal opinions of in-house counsel to CSSW Parent, the Borrower and each of the Cohocton Companies and Stetson Companies and Goodwin Procter LLP, special counsel to CSSW Parent, the Borrower and each of the Cohocton Companies and Stetson Companies, in substantially the form of Exhibits D and E, respectively, dated as of the Initial Closing Date.

(vii)                           A listing of each policy of insurance held by CSSW Parent, the Borrower and each of the Subsidiaries, which list sets forth the insurance required with respect to the Cohocton Project and the Stetson I Project pursuant to Section 9.6;  together with a certification from an Authorized Officer of the Borrower that such insurance policies comprise all insurance required to be maintained (or caused to be maintained) in respect of the Cohocton Project and the Stetson I Project pursuant to Section 9.6 hereof, that each has been obtained and is in full force and effect on the Initial Closing Date and such insurance policies comply in all respects with the requirements of Section 9.6 hereof.

(viii)                        Results of a recent Lien search with respect to CSSW Parent, the Borrower and each of the Cohocton Companies and Stetson Companies, and such search shall reveal no Liens on any of the assets of CSSW Parent or the Borrower and no Liens other than Permitted Liens, on any of the assets of the Cohocton Companies and Stetson Companies.

(ix)                                All documents required to be filed, registered, notarized or recorded in order to create and perfect the security interests with respect to the CSSW Parent and the Borrower as first priority Liens, which documents shall have either (x) been executed and delivered to the Collateral Agent for filing or recording in form and substance satisfactory to the Initial Lenders, or (y) been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations and recordings are required, and any other action required in the reasonable judgment of the Collateral Agent or the Initial Lenders to perfect such security interests as such first priority Liens shall have been effected and the Collateral Agent shall have received (with respect to any filings described in clause (y) above) acknowledgment copies or other evidence reasonably satisfactory to it that all necessary filing, notarization, recording and other fees and all Taxes and expenses related to such filings, notarizations, registrations and recordings have been paid in full.

(x)                                   Certificates representing the Equity Interests, if any, required to be pledged pursuant to the Security Documents, together with undated powers for each such certificate executed in blank by an Authorized Officer of the pledgor thereof.

(xi)                                The Base Case Projections Model, operating plan for 2009 and the operating budget for 2009 for each of the Cohocton Project and Stetson I Project, in the form approved by the Initial Lenders.

(xii)                             With respect to the Cohocton Project and Stetson I Project, the Historical Financial Statements, together with a certificate of a Financial Officer of the Borrower that such financial statements fairly present in all material respects the financial condition of such Persons as at the dates indicated, in each case in accordance with GAAP subject, in the case of unaudited financial statements, to changes resulting from audit and normal year end adjustments which management of the Borrower believes are reasonable.

(xiii)                          With respect to the Cohocton Project and the Stetson I Project, the Pro Forma Financial Statements, together with a certificate of a Financial Officer of the Borrower that such Pro Forma Financial Statements have been prepared based upon historical financial information that was prepared in accordance with GAAP and fairly present in all material respects the pro forma financial condition of the Borrower and its Consolidated Subsidiaries as at the dates or for such periods indicated on the basis of the assumptions set forth therein.

(xiv)                         An officer’s certificate of an Authorized Officer of the Borrower certifying that (x) each of the representations and warranties set forth in Article 5, and otherwise in the Loan Documents are true and correct in all material respects as of the Initial Closing Date (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties will be true and correct in all respects, and other than any representations or warranties with respect to the Steel Winds Companies or the Steel Winds Project) and (y) no Default or Event of Default hereunder shall have occurred and be continuing.

(b)                     All Governmental Approvals and consents, approvals and filings required to be obtained or made with any Governmental Authority or any other Person in order for each party thereto to execute, deliver and perform the Transaction Documents to which it is a party and the HSHN Stetson I Amendments have been obtained or made and are in full force and effect as of the Initial Closing Date.

(c)                      No action or proceeding has been instituted or threatened in writing by any Governmental Authority or any other Person (i) against CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries which seeks to impair, restrain, prohibit or invalidate the transactions contemplated by any of the Transaction Documents with respect to the Cohocton Project or the Stetson I Project or (ii) regarding the effectiveness or validity of any Governmental Approvals, in any material respect, with respect to the Cohocton Project or the Stetson I Project.

(d)                     The Borrower shall have made available to the Administrative Agent and the Initial Lenders electronically or otherwise copies of all Material Project Documents (and Schedule 3.1(d)  sets forth all Material Project Documents as certified by an Authorized Officer) with respect to the Cohocton Project and Stetson I Project.

(e)                      The Borrower shall have made available to the Administrative Agent and the Initial Lenders electronically or otherwise copies of all Major Project Indebtedness Documents (including the Lehman Tax Equity Financing documents) and other documents governing any outstanding Indebtedness (and Schedule 3.1(e)  sets forth all such documents as certified by an Authorized Officer of the Borrower) with respect to the Cohocton Project and Stetson I Project and all copies of documents governing the Holdings Lien Indebtedness.

(f)                        (A) None of CSSW Parent, the Borrower, any of the Cohocton Companies or any other Stetson Companies shall be in default in the performance, observance or fulfillment of any obligations, covenants or conditions contained in any of the Material Project Documents or any Major Project Indebtedness Documents with respect to the Cohocton Project or the Stetson I Project, as applicable, and to CSSW Parent’s, the Borrower’s, any Cohocton Companies’ and Stetson Company’s knowledge, no Project Participant is in default in the performance, observance or fulfillment of any obligations, covenants or conditions contained in any Material Project Document with respect to the Cohocton Project or the Stetson I Project, as applicable, in each case, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect, (B) each such Material Project Document with respect to the Cohocton Project and the Stetson I Project shall be in full force and effect, (C) the copy of each such Material Project Document with respect to the Cohocton

Project and the Stetson I Project delivered to the Initial Lenders pursuant to Section 3.1(d)  shall be true, correct and complete, and the copy of each document set forth on Schedule 3.1(e)  with respect to the Cohocton Project and the Stetson I Project delivered pursuant to Section 3.1(e)  shall be true, correct and complete, (D) except as delivered to the Initial Lenders pursuant to Section 3.1(d)  and Section 3.1(e),  there shall be no agreements, side letters or other documents to which the Parent or any of its Subsidiaries is a party, which have the effect of modifying or supplementing in any material respect any of the respective rights or obligations of the parties under any such of the Material Project Documents or under any document set forth on Schedule 3.1(e)  with respect to the Cohocton Project or the Stetson I Project, as applicable and (E) the Administrative Agent and the Initial Lenders shall have received a certificate of an Authorized Officer of the Borrower certifying that each of the conditions set forth in clauses (A), (B), (C) and (D) of this Section 3.1(f)  have been satisfied.

(g)                     The HSHN Stetson I Amendments and the Second Lien Security Agreement shall have been entered into in a form and substance reasonably satisfactory to the Initial Lenders and shall be in full force and effect and the Borrower shall have provided full and complete executed copies of such agreements.

(h)                     The Agents and the Initial Lenders shall have received all fees and expense reimbursements due and payable on the Initial Closing Date by the Borrower.

(i)                         No Material Adverse Effect shall have occurred since March 31, 2009, except as set forth on Schedule 5.7 hereto.

(j)                         The organizational structure, as of the Initial Closing Date, of CSSW Parent and the Borrower shall be as described on Exhibit G.

Section 3.2                                      Conditions to Subsequent Closing Date. The Initial Lenders’ obligation to make the Subsequent Term Loan on the Subsequent Closing Date pursuant to this Agreement shall be subject to the satisfaction or waiver of all of the conditions precedent set forth below, which relate solely to the Steel Winds Companies and the Steel Winds Project, no later than the Subsequent Term Loan Commitment Expiration Date:

(a)                      The Borrower shall have delivered the following to the Administrative Agent, the Collateral Agent and the Initial Lenders on or prior to the Subsequent Closing Date, each in form and substance satisfactory to the Initial Lenders:

(i)                                     The Notice of Borrowing duly executed by the Borrower and, if required pursuant to Section 9.22, an Assumption Agreement to the Security Agreement duly executed by the Steel Winds Project Company and the Steel Winds Holding Company.

(ii)                                  A copy of the Organizational Documents of each of the Steel Winds Companies as in effect on the Subsequent Closing Date, certified by the Secretary of State or other appropriate public official of the state of its incorporation or organization, and a certificate as to the good standing of each of the Steel Winds Companies from the appropriate public official of the jurisdiction of its incorporation, organization or formation, dated as of a date no earlier than fifteen (15) days prior to the Subsequent Closing Date.

(iii)                               A certificate of an Authorized Officer of each of the Steel Winds Companies dated the Subsequent Closing Date, certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of each of the Steel Winds Companies as in effect on the Subsequent Closing Date and at all times from the date on which the resolutions referred to in clause (B) below were adopted, to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other equivalent body) or evidence of all partnership, corporate or limited liability company or membership action, as the case may be, authorizing the execution, delivery and performance by each of the Steel Winds Companies of the Loan Documents to which such Person is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) the name, incumbency and specimen signature of each authorized officer of each Steel Winds Company executing the Loan Documents and each other document to be delivered by each such Steel Winds Company from time to time in connection therewith (and the Secured Parties may conclusively rely on such certificate until the Administrative Agent receives a replacement certificate in the form described in this clause (C) from such Person).

(iv)                              Legal opinions of in-house counsel to the Steel Winds Companies, and Goodwin Procter LLP, special counsel to the Steel Winds Companies, in substantially the form of Exhibits D and E, respectively, and a legal opinion of Nixon Peabody LLP, special New York regulatory counsel to the Steel Winds Companies, with respect to the Lehman Tax Equity Buyback, in the form previously provided to the Initial Lenders, dated as of the Subsequent Closing Date.

(v)                                 A listing of each policy of insurance held by CSSW Parent, the Borrower and each of the Subsidiaries, which list sets forth the insurance required with respect to the Steel Winds Project pursuant to Section 9.6; together with a certification from an Authorized Officer of the Borrower that such insurance policies comprise all insurance required to be maintained (or caused to be maintained) in respect of the Steel Winds Project pursuant to Section 9.6 hereof, that each has been obtained and is in full force and effect on the Subsequent Closing Date and such insurance policies comply in all respects with the requirements of Section 9.6.

(vi)                              Results of a recent Lien search with respect to the Steel Winds Companies, and such search shall reveal no Liens on any of the assets of the Steel Winds Companies.

(vii)                           If required pursuant to Section 9.22, all documents required to be filed, registered, notarized or recorded in order to create and perfect the security interests with respect to the Steel Winds Holding Company and the Steel Winds Project Company as first priority Liens, which documents shall have either (x) been executed and delivered to the Collateral Agent for filing or recording in form and substance satisfactory to the Initial Lenders, or (y) been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations and recordings are required, and any other action required in the reasonable judgment of the Collateral Agent or the Initial Lenders to perfect such security interests as such first priority Liens shall have been effected and the Collateral Agent shall have received (with respect to any filings described in clause (y) above) acknowledgment copies or other evidence reasonably satisfactory to it that all necessary filing, notarization, recording and other fees and all Taxes and expenses related to such filings, notarizations, registrations and recordings have been paid in full.

(viii)                        Certificates representing the Equity Interests, if any, required to be pledged pursuant to the Security Documents, together with undated powers for each such certificate executed in blank by an Authorized Officer of the pledgor thereof.

(ix)                                The Base Case Projections Model, operating plan for the Fiscal Year in which the Subsequent Closing Date occurs and the operating budget for such Fiscal Year for the Steel Winds Project, in the form approved by the Initial Lenders.

(x)                                   With respect to the Steel Winds Project, the Historical Financial Statements, together with a certificate of a Financial Officer of the Borrower that such financial statements fairly present in all material respects the financial condition of such Persons as at the dates indicated, in each case in accordance with GAAP subject, in the case of unaudited financial statements, to changes resulting from audit and normal year end adjustments.

(xi)                                With respect to the Steel Winds Project, the Pro Forma Financial Statements, together with a certificate of a Financial Officer of the Borrower that such Pro Forma Financial Statements have been prepared based upon historical financial information that was prepared in accordance with GAAP and fairly present in all material respects the pro forma financial condition of the Borrower and its Consolidated Subsidiaries as at the dates or for such periods indicated on the basis of the assumptions set forth therein which management of the Borrower believes are reasonable.

(xii)                             An officer’s certificate of an Authorized Officer of the Borrower certifying that (x) each of the representations and warranties set forth in Article 5, and otherwise in the Loan Documents are true and correct in all material respects as of the Subsequent Closing Date (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties will be true and correct in all respects) and (y) no Default or Event of Default hereunder shall have occurred and be continuing.

(b)                     All Governmental Approvals and consents, approvals and filings required to be obtained or made with any Governmental Authority or any other Person in connection with the Steel Winds Reorganization, the Lehman Tax Equity Buyback and in order for each party thereto to execute, deliver and perform the Transaction Documents to which it is a party have been obtained or made and are in full force and effect as of the Subsequent Closing Date.

(c)                      No action or proceeding has been instituted or threatened in writing by any Governmental Authority or any other Person (i) against CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries which seeks to impair, restrain, prohibit or invalidate the transactions contemplated by any of the Transaction Documents with respect to the Steel Winds Project or (ii) regarding the effectiveness or validity of any Governmental Approvals with respect to the Steel Winds Project.

(d)                     The Borrower shall have made available electronically or otherwise copies of all Material Project Documents listed on Schedule 3.2(d) with respect to the Steel Winds Project.

(e)                      There shall be no Indebtedness outstanding in respect of the Steel Winds Companies and the Steel Winds Project, other than the Steel Winds Letters of Credit.

(f)                        (A) None of CSSW Parent, the Borrower or any Steel Winds Company shall be in default in the performance, observance or fulfillment of any obligations, covenants or conditions contained in any of the Material Project Documents with respect to the Steel Winds Project, and to CSSW Parent’s, the Borrower’s and any Steel Winds Company’s knowledge, no Project Participant shall be in default in the performance, observance or fulfillment of any obligations, covenants or conditions under any Material Project Document with respect to the Steel Winds Project, in each case, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect, (B) each such Material Project Document with respect to the Steel Winds Project shall be in full force and effect, (C) the copy of each such Material Project Document with respect to the Steel Winds Project delivered to the Initial Lenders pursuant to Section 3.2(d) shall be true, correct and complete, (D) except as delivered to the Initial Lenders pursuant to Section 3.2(d), there shall be no agreements, side letters or other documents to which the Parent or any of its Subsidiaries is a party which have the effect of modifying or supplementing in any material respect any of the respective rights or obligations of the parties under any such of the Material Project Documents with respect to the Steel Winds Project and (E) the Administrative Agent and the Initial Lenders shall have received a certificate of an Authorized Officer of the Borrower certifying that each of the conditions set forth in clauses (A), (B), (C) and (D) of this Section 3.2(f) have been satisfied.

(g)                     The Initial Lenders shall have received all expense reimbursements due and payable on the Subsequent Closing Date by the Borrower.

(h)                     No Material Adverse Effect shall have occurred since March 31, 2009, except as set forth on Schedule 5.7 hereto.

(i)                         The Steel Winds Reorganization shall have occurred or shall occur concurrently with the Subsequent Closing Date as described on Schedule 1 hereto.

(j)                         The Lehman Tax Equity Buyback shall have occurred or shall occur concurrently with the Subsequent Closing Date in a manner reasonably satisfactory to the Initial Lenders.

(k)                      The Initial Closing Date shall have occurred or shall occur concurrently with the Subsequent Closing Date.

Section 3.3                                      Conditions to Stetson II Effective Date. The obligations of the Initial Lenders to enter into the commitment to make the Stetson II Term Loans and the effectiveness of the Stetson II Effective Date pursuant to this Agreement shall be subject to the satisfaction or waiver of all of the conditions precedent set forth below, which, except as otherwise provided herein, relate solely to CSSW Parent, the Borrower, the Stetson Intermediate Holding Company, the Stetson Holding Company, the Stetson I Project Company, the Stetson I Project, the Stetson II Project Company and the Stetson II Project:

(a)                      The Stetson Reorganization shall have occurred or shall occur concurrently with the Stetson II Effective Date as described on Schedule 3 hereto.

(b)                     The Stetson Portfolio Financing shall have been entered into in a form and substance reasonably satisfactory to the Initial Lenders and shall be in full force and effect, the Stetson I Existing Financing shall have been terminated and paid off in full, and the Borrower shall have provided full and complete executed copies of such agreements.

(c)                      The Borrower shall have delivered the following to the Administrative Agent, the Collateral Agent and the Initial Lenders on or prior to the Stetson II Effective Date, each in form and substance satisfactory to the Initial Lenders:

(i)                                     A copy of the Organizational Documents of the each of CSSW Parent, the Borrower, Stetson Intermediate Holding Company, the Stetson Holding Company, the Stetson I Project Company and the Stetson II Project Company as in effect on the Stetson II Effective Date, certified by the Secretary of State or other appropriate public official of the state of its incorporation or organization, and a certificate as to the good standing of each of CSSW Parent, the Borrower Stetson Intermediate Holding Company, the Stetson Holding Company, the Stetson I Project Company and the Stetson II Project Company from the appropriate public official of the jurisdiction of its incorporation, organization or formation, dated as of a date no earlier than fifteen (15) days prior to the Stetson II Effective Date.

(ii)                                  A certificate of an Authorized Officer of each of CSSW Parent and the Borrower dated the Stetson II Effective Date, certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of each of CSSW Parent, the Borrower, Stetson Intermediate Holding Company, the Stetson Holding Company, the Stetson I Project Company and the Stetson II Project Company as in effect on the Stetson II Effective Date and at all times from the date on which the resolutions referred to in clause (B) below were adopted, to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other equivalent body) or evidence of all partnership, corporate or limited liability company or membership action, as the case may be, authorizing the execution, delivery and performance by CSSW Parent and the Borrower of the Loan Documents to which such Person is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) the name, incumbency and specimen signature of each authorized officer of CSSW Parent and the Borrower executing the Loan Documents and each other document to be delivered by the CSSW Parent or the Borrower, as applicable, from time to time in connection therewith (and the Secured Parties may conclusively rely on such certificate until the Administrative Agent receives a replacement certificate in the form described in this clause (C) from such Person).

(iii)                               Legal opinions of in-house counsel to the Stetson Intermediate Holding Company and the Stetson II Project Company, and Goodwin Procter LLP, special counsel to CSSW Parent, the Borrower, the Stetson Intermediate Holding Company, the Stetson Holding Company, the Stetson I Project Company and the Stetson II Project Company, in substantially the form of Exhibits D and E, respectively, dated as of the Stetson II Effective Date.

(iv)                              A listing of each policy of insurance held by CSSW Parent, the Borrower and each of the Subsidiaries, which list sets forth the insurance required with respect to the Stetson II Project pursuant to Section 9.6; together with a certification from an Authorized Officer of the Borrower that such insurance policies comprise all insurance required to be maintained (or caused to be maintained) in respect of the Stetson II Project pursuant to Section 9.6 hereof, that each has been obtained and is in full force and effect on the Stetson II Effective Date and such insurance policies comply in all respects with the requirements of Section 9.6.

(v)                                 Results of a recent Lien search with respect to the Stetson Intermediate Holding Company and the Stetson II Project Company, and such search shall reveal no Liens on any of the assets of such companies other than Permitted Liens.

(vi)                              Certificates representing the Equity Interests, if any, required to be pledged pursuant to the Security Documents, together with undated powers for each such certificate executed in blank by an Authorized Officer of the pledgor thereof.

(vii)                           The Base Case Projections Model and operating plan for the Fiscal Year in which the Stetson II Effective Date occurs and the operating budget, as applicable, for such Fiscal Year for the Stetson I Project and the Stetson II Project, in the form approved by the Initial Lenders.

(viii)                        With respect to the Stetson I Project and the Stetson II Project, the Historical Financial Statements, together with a certificate of a Financial Officer of the Borrower that such financial statements fairly present in all material respects the financial condition of such Persons as at the dates indicated, in each case in accordance with GAAP subject, in the case of unaudited financial statements, to changes resulting from audit and normal year end adjustments.

(ix)                                With respect to the Stetson I Project and the Stetson II Project, the Pro Forma Financial Statements, together with a certificate of a Financial Officer of the Borrower that such Pro Forma Financial Statements have been prepared based upon historical financial information that was prepared in accordance with GAAP and fairly present in all material respects the pro forma financial condition of the Borrower and its Consolidated Subsidiaries as at the dates or for such periods indicated on the basis of the assumptions set forth therein which management of the Borrower believes are reasonable.

(x)            An officer’s certificate of an Authorized Officer of the Borrower certifying that (x) each of the representations and warranties set forth in Article 5, and otherwise in the Loan Documents are true and correct in all material respects as of the Stetson II Effective Date (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties will be true and correct in all respects) and (y) no Default or Event of Default hereunder shall have occurred and be continuing and as to matters set forth in clauses (d), (e) and (m) below.

(xi)           Amendment No. 1 to Intercreditor Agreement, duly executed by the Collateral Agent, HSHN and the Holdings Lenders (as defined in the Intercreditor Agreement).

(xii)          Amendment No. 2 to the Guarantee and Security Agreement, duly executed by the Borrower, CSSW Parent, the Collateral Agent and the Initial Lenders.

(d)       All Governmental Approvals and consents, approvals and filings required to be obtained or made with any Governmental Authority or any other Person in connection with the Stetson Reorganization and the Stetson Portfolio Financing and in order for each party thereto to execute, deliver and perform the Transaction Documents to which it is a party have been obtained or made and are in full force and effect as of the Stetson II Effective Date.

(e)       No action or proceeding has been instituted or threatened in writing by any Governmental Authority or any other Person (i) against CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries which seeks to impair, restrain, prohibit or invalidate the transactions contemplated by any of the Transaction Documents with respect to the Stetson I Project or the Stetson II Project or (ii) regarding the effectiveness or validity of any Governmental Approvals with respect to the Stetson I Project or the Stetson II Project.

(f)        The Borrower shall have made available electronically or otherwise copies of all Material Project Documents listed on Schedule 3.3(f) with respect to the Stetson II Project and any other reports, notices, certificates or other information required to be delivered pursuant to Section 7.7.

(g)       (i) None of CSSW Parent, the Borrower or any Stetson Company shall be in default in the performance, observance or fulfillment of any obligations, covenants or conditions contained in any of the Material Project Documents with respect to the Stetson I Project or Stetson II Project, and to CSSW Parent’s, the Borrower’s and any Stetson Company’s knowledge, no Project Participant shall be in default in the performance, observance or fulfillment of any obligations, covenants or conditions under any Material Project Document with respect to the Stetson I Project or Stetson II Project, in each case, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect, (ii) each such Material Project Document with respect to the Stetson I Project and the Stetson II Project shall be in full force and effect, (iii) the copy of each such Material Project Document with respect to the Stetson I Project and the Stetson II Project delivered to the Initial Lenders pursuant to Section 3.3(f) shall be true, correct and complete, (iv) except as delivered to the Initial Lenders pursuant to Section 3.3(f),  there shall be no agreements, side letters or other documents to which the Parent or any of its Subsidiaries is a party which have the effect of modifying or supplementing in any material respect any of the respective rights or obligations of the parties under any such of the Material Project Documents with respect to the Stetson I Project and the Stetson II Project and (v) the Administrative Agent and the Initial Lenders shall have received a certificate of an Authorized Officer of the Borrower certifying that each of the conditions set forth in clauses (i), (ii), (iii) and (iv) of this Section 3.3(g) have been satisfied.

(h)       Except as set forth in Schedule 5.7 hereto, no Material Adverse Effect shall have occurred since (i) with respect to CSSW Parent, the Borrower, the Cohocton Companies, the Stetson Holding Company, the Stetson I Project Company, the Steel Winds Companies, the Cohocton Project, Stetson I Project and Steel Winds Project, March 31, 2009 and (ii) with respect to the Stetson Intermediate Holding Company, the Stetson II Project Company and the Stetson II Project, September 30, 2009.

(i)        The Initial Lenders shall have received a copy of the Stetson II Construction Budget.

(j)        The Initial Lenders shall have received a copy of each of the reports, certificates or other evidence delivered pursuant to Sections 5.1(g), 5.1(h), 5.1(m), 5.1(n), 5.1(o), 5.1(q), 5.1(r), 5.1(s), 5.1(w) and 5.1(mm) of the Stetson Portfolio Financing Agreement, in each case, together with any attachments.

(k)       The Initial Lenders shall have received (addressed to them) the same Independent Engineer’s Closing Certificate and Report (as defined in the Stetson Portfolio Financing Agreement) being delivered pursuant to Section 5.1(p) of the Stetson Portfolio Financing Agreement, the same Annual Operating Plan (as defined in the Stetson Portfolio Financing Agreement) being delivered pursuant to Section 5.1(u) of the Stetson Portfolio Financing Agreement, and the same certificate regarding Applicable Permits (as defined in the Stetson Portfolio Financing Agreement) being delivered pursuant to Section 5.1(x) of the Stetson Portfolio Financing Agreement, in each case, together with any attachments.

(l)        The organizational structure, as of the Stetson II Effective Date, of CSSW Parent, the Borrower and its Subsidiaries shall be as described on Exhibit K.

(m)      A certificate of the Borrower signed by an Authorized Officer certifying that the representations and warranties set forth in Sections 6.16(a) and (b), 6.22, 6.23, 6.24, 6.37, 6.38 and 6.39 of the Stetson Portfolio Financing Agreement are true and correct in all material respects as of the Stetson II Effective Date.

Section 3.4             Conditions to Stetson II Funding Date. The Initial Lenders’ obligation to make the Stetson II Term Loans on the Stetson II Funding Date pursuant to this Agreement shall be subject to the satisfaction or waiver of all of the conditions precedent set forth below, which except as otherwise provided herein, relate solely to CSSW Parent, the Borrower, the Stetson Intermediate Holding Company, the Stetson Holding Company, the Stetson I Project Company, the Stetson I Project, the Stetson II Project Company and the Stetson II Project, no later than the Stetson II Term Loan Commitment Expiration Date. The Borrower shall have delivered the following to the Administrative Agent, the Collateral Agent and the Initial Lenders on or prior to the Stetson II Funding Date, each in form and substance satisfactory to the Initial Lenders:

(a)       The Notice of Borrowing duly executed by the Borrower.

(b)       An officer’s certificate of an Authorized Officer of the Borrower certifying that (w) each of the representations and warranties set forth in Article 5, and otherwise in the Loan Documents are true and correct in all material respects as of the Stetson II Funding Date (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties will be true and correct in all respects), (x) no Default or Event of Default hereunder shall have occurred and be continuing, (y) no default or event of default under the Stetson Portfolio Financing shall have occurred during the Stetson II Construction Period and be continuing and (z) no Event of Loss with respect to the Stetson II Project shall have occurred and as to matters set forth in clauses (j) and (n) below.

(c)       The Borrower shall have made available electronically or otherwise copies of all Material Project Documents listed on Schedule 3.3(f) (as may be revised on the Stetson II Funding Date) with respect to the Stetson II Project and any other reports, notices, certificates or other information required to be delivered pursuant to Section 7.7.

(d)       The Initial Lenders shall have received all expense reimbursements due and payable on the Stetson II Funding Date by the Borrower and fees and expenses of the Administrative Agent and those of its counsel.

(e)       Except as set forth in Schedule 5.7 hereto, no Material Adverse Effect shall have occurred since (i) with respect to CSSW Parent, the Borrower, the Cohocton Companies, the Stetson Holding Company, the Stetson I Project Company, the Steel Winds Companies, the Cohocton Project, Stetson I Project and Steel Winds Project, March 31, 2009 and (ii) with respect to the Stetson Intermediate Holding Company, the Stetson II Project Company and the Stetson II Project, September 30, 2009.

(f)        (i) The Stetson II COD shall have occurred or shall occur concurrently with the Stetson II Funding Date and all other work on the Stetson II Project shall have been completed and paid for (other than with respect to punch list items) and no mechanics’ liens or similar liens shall have been filed with respect to the Stetson II Project and (ii) all interconnection facilities and other facilities necessary for the operation of the Stetson II Project in accordance with Prudent Utility Practices shall be completed and all utilities, real estate rights and other rights necessary for the operation of the Stetson II Project shall be in place, in each case as certified by an Authorized Officer of the Borrower and confirmed by the Independent Engineer (which confirmation may be provided as separate documentation).

(g)       The Initial Lenders shall have received a copy of the duly executed and delivered Turbine Mechanical Completion Certificate, together with any attachments, which shall be substantially in the form provided in the EPC Contract, provided that any material changes from the form of such certificate shall be in form and substance reasonably satisfactory to the Initial Lenders.

(h)       The Initial Lenders shall have received a copy of the duly executed and delivered Infrastructure Completion Certificate, together with any attachments, which shall be substantially in the form provided in the EPC Contract, provided that any material changes from the form of such certificate shall be in form and substance reasonably satisfactory to the Initial Lenders.

(i)        If the Annual Operating Plan has been updated after the Stetson II Effective Date, the Initial Lenders shall have received any such updates to the Annual Operating Plan.

(j)        No action or proceeding has been instituted or threatened in writing by any Governmental Authority or any other Person (i) against CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries which seeks to impair, restrain, prohibit or invalidate the transactions contemplated by any of the Transaction Documents with respect to the Stetson I Project or the Stetson II Project or (ii) regarding the effectiveness or validity of any Governmental Approvals with respect to the Stetson I Project or the Stetson II Project.

(k)       A certificate from an Authorized Officer of the Borrower which certifies that the list of each policy of insurance held by CSSW Parent, the Borrower and each of the Subsidiaries, which list sets forth the insurance required with respect to the Stetson II Project pursuant to Section 9.6 delivered to the Initial Lenders as of the Stetson II Effective Date is in full force and effect on the Stetson II Funding Date.

(l)        The Initial Lenders shall have received the same certificate regarding Applicable Permits (as defined in the Stetson Portfolio Financing Agreement) being delivered pursuant to Section 5.1(x) of the Stetson Portfolio Financing Agreement, dated as of the Stetson II Funding Date.

(m)      (i) None of CSSW Parent, the Borrower or any Stetson Company shall be in default in the performance, observance or fulfillment of any obligations, covenants or conditions contained in any of the Material Project Documents with respect to the Stetson I Project or Stetson II Project, and to CSSW Parent’s, the Borrower’s and any Stetson Company’s knowledge, no Project Participant shall be in default in the performance, observance or fulfillment of any obligations, covenants or conditions under any Material Project Document with respect to the Stetson I Project or Stetson II Project, in each case, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect, (ii) each such Material Project Document with respect to the Stetson I Project and the Stetson II Project shall be in full force and effect, (iii) the copy of each such Material Project Document with respect to the Stetson I Project and the Stetson II Project delivered to the Initial Lenders pursuant to Section 3.3(f) shall be true, correct and complete, (iv) except as delivered to the Initial Lenders pursuant to Section 3.3(f), there shall be no agreements, side letters or other documents to which the Parent or any of its Subsidiaries is a party which have the effect of modifying or supplementing in any material respect any of the respective rights or obligations of the parties under any such of the Material Project Documents with respect to the Stetson I Project and the Stetson II Project and (v) the Administrative Agent and the Initial Lenders shall have received a certificate of an Authorized Officer of the Borrower certifying that each of the conditions set forth in clauses (i), (ii), (iii) and (iv) of this Section 3.4(k) have been satisfied.

(n)       A certificate of the Borrower signed by an Authorized Officer certifying that the representations and warranties set forth in Sections 6.16(a) and (b), 6.22, 6.23, 6.24, 6.37, 6.38 and 6.39 of the Stetson Portfolio Financing Agreement are true and correct in all material respects as of the Stetson II Funding Date.

ARTICLE 4

PAYMENT, PREPAYMENT AND TAXES

Section 4.1             Mandatory Prepayment. The Borrower shall make mandatory prepayments on the Term Loans as and when required below without penalty or premium (except as set forth below) of each of the following amounts:

(a)       Within three (3) Business Days after the Borrower’s or any Subsidiary’s receipt thereof, 100% of the Net Cash Proceeds received by the Borrower or one of its Subsidiaries from (i) any funding (regardless of the Project or Person) prior to the Subsequent Closing Date through the Lehman Tax Equity Financing or (ii) on and after the Subsequent Closing Date, any Steel Winds Permitted Project Indebtedness or Qualified Tax Equity Financing with respect to the Steel Winds Project (including by either of the Steel Winds Companies) (the Borrower agreeing to cause such Subsidiaries to distribute such Net Cash Proceeds under either clause (i) or (ii) to it for the purpose of allowing it to make the foregoing mandatory prepayment), subject to the following:

(I)           (A)             prior to the Subsequent Closing Date, with respect to the receipt of Net Cash Proceeds from a funding through the Lehman Tax Equity Financing, the mandatory prepayment being made shall be applied to the aggregate principal amount of Term Loans then being prepaid plus accrued interest thereon plus an amount equal to the Call Premium applicable to the aggregate principal amount of Term Loans then being prepaid, and

(B)              on and after the Subsequent Closing Date, with respect to the receipt of Net Cash Proceeds in an aggregate amount greater than $15,000,000, the mandatory prepayment being made shall be applied to the aggregate principal amount of Term Loans then being prepaid plus accrued interest thereon plus an amount equal to the Call Premium applicable to the amount of aggregate principal amount of Term Loans in excess of $15,000,000, and

(II)            in all other cases not covered by the foregoing clause (I), the mandatory prepayment being made shall be applied to the aggregate principal amount of Term Loans then being prepaid plus accrued interest thereon with no Call Premium being applicable thereto.

(b)       Within three (3) Business Days after the Borrower’s or any Subsidiary’s receipt thereof, 100% of the Net Cash Proceeds received by the Borrower or one of its Subsidiaries from the issuance or incurrence of any Excess Permitted Project Indebtedness (the Borrower agreeing to cause such Subsidiaries to distribute such Net Cash Proceeds to it for the purpose of allowing it to make the foregoing mandatory prepayment), subject to the following: (i) with respect to the receipt of Net Cash Proceeds in an aggregate amount greater than $10,000,000, the mandatory prepayment being made shall be applied to the aggregate principal amount of Term Loans then being prepaid plus accrued interest thereon plus an amount equal to the Call Premium applicable to the amount of aggregate principal amount of Term Loans in excess of $10,000,000 then being prepaid and (ii) otherwise, the mandatory prepayment being made shall be applied to the aggregate principal amount of Term Loans then being prepaid plus accrued interest thereon with no Call Premium being applicable thereto.

(c)       Unless a Reinvestment Notice shall have been delivered to the Administrative Agent (who shall promptly forward such notice to the Lenders and seek direction) on or before the Reinvestment Decision Date in respect thereof and the Borrower has made an Eligible Reinvestment, then on the Reinvestment Decision Date, 100% of the Net Remaining Loss Proceeds shall be applied on such date (the Borrower agreeing to cause its Subsidiaries to distribute such Net Remaining Loss Proceeds to it for the purpose of allowing it to make the foregoing mandatory prepayment) (x) to reduce Major Project Indebtedness or (y) towards the prepayment of the Term Loans; provided that, notwithstanding the foregoing, (i) the aggregate Net Remaining Loss Proceeds that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $2,500,000 in any Fiscal Year of the Borrower, and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount (the Borrower agreeing to cause its Subsidiaries to distribute such Reinvestment Prepayment Amount to it for the purpose of allowing it to make the foregoing mandatory prepayment) with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans.

(d)       No later than thirty (30) days after the end of each Fiscal Year, 100% of Excess Cash during such Fiscal Year (the Borrower agreeing to cause its Subsidiaries to distribute all Excess Cash to it for the purpose of allowing it to make the foregoing mandatory prepayment).

(e)       If the Lehman Tax Equity Buyback has not been reconsummated pursuant to Section 11.1(o), promptly following the expiration of the Tax Equity Standstill Period, a principal amount equal to $15,000,000, plus accrued interest (including any PIK interest applicable thereto).

(f)        If (i) Stetson II COD has not occurred on or before the Stetson II Outside Completion Date or (ii) subsequent to a cure effected in accordance with Section 10.1(n) of the Stetson Portfolio Financing Agreement, the Stetson II Project Company or Stetson II Project shall not have been fully released and discharged (other than inchoate obligations thereunder that could not give rise to defaults under the Stetson Portfolio Financing

Agreement) from the Stetson Portfolio Financing Agreement or any Refinancing thereof and any related loan documents, including with respect to obligations relating to collateral, as of the Stetson II Outside Completion Date, then no later than seven (7) days after the Stetson II Outside Completion Date, an amount of $50,000,000 (unless the Initial Lenders shall have notified the Borrower specifying a lesser amount within 5 days after the Stetson II Outside Completion Date, in which case such payment shall be made in such lesser amount), plus accrued and unpaid interest on such principal amount then being prepaid (including any PIK interest applicable thereto) plus an amount equal to the Call Premium in respect of such principal amount then being prepaid (the “Stetson Prepayment”).

Section 4.2             Voluntary Prepayments. The Borrower may, at any time and from time to time, prepay all or a portion of the outstanding principal amount of the Term Loans in minimum amounts of not less than $1,000,000 plus accrued and unpaid interest to such date plus an amount equal to the Call Premium in respect of such principal amount then being prepaid. Amounts prepaid may not be re-borrowed.

Section 4.3             Payment and Interest Cutoff. Irrevocable notice of any voluntary prepayment pursuant to Section 4.2 shall be given to the Administrative Agent not later than 1:00 p.m. (New York City time) at least two Business Days prior to the date of prepayment and shall specify the date of such prepayment and the aggregate principal amount of the Term Loans to be prepaid on such date. Upon receipt of any such notice, the Administrative Agent shall promptly forward such notice to each Lender thereof. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment together with accrued and unpaid interest to such date on the amount prepaid.

Section 4.4             Method, Timing and Application of Payments.

(a)       Each payment (including each prepayment) by the Borrower on account of principal of and interest and other amounts on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders.

(b)       All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, premiums or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Administrative Agent for the account of the Lenders at the Payment Office of the Administrative Agent in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received unless funds are received after 1:00 p.m., New York City time, then the relevant payments or distributions shall be made on the subsequent Business Day. If any payment hereunder becomes due and payable on a day, other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

(c)       All payments shall be applied first to the payment of all fees, expenses, premiums and other amounts due to the Administrative Agent, the Collateral Agent and then to the Lenders (excluding principal and interest), then to accrued and unpaid interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default, payments will be applied to the obligations of the Borrower to the Administrative Agent, the Collateral Agent and the Lenders as provided in Section 11.5 or, except for the obligations due to the Agents, otherwise as the Majority Lenders determine in their sole discretion.

Section 4.5             Taxes.

(a)       All payments by the Borrower of principal of, and interest on, the Term Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority (“Taxes”) except as otherwise required by law. In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

(i)            pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)           promptly forward to each affected Lender an official receipt or other documentation reasonably satisfactory to such affected Lender evidencing such payment to such authority; and

(iii)          pay to each affected Lender only such additional amount or amounts of Non-Excluded Taxes as is necessary to ensure that the net amount actually received by each affected Lender (after taking into account any Non-Excluded Taxes imposed on amounts payable under this Section 4.5(a)) will equal the full amount each affected Lender would have received had no such withholding or deduction for Non-Excluded Taxes been required.

Moreover, if any Non-Excluded Taxes are directly asserted against any Lender with respect to any payment received by such affected Lender hereunder, each affected Lender may pay such Taxes and the Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by each affected Lender after the payment of any Non-Excluded Taxes shall equal the amount each affected Lender would have received had not such Non-Excluded Taxes been asserted.

(b)       If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to each affected Lender the required receipts or other required documentary evidence, the Borrower shall indemnify each affected Lender for any incremental taxes, interest or penalties that may become payable by each affected Lender as a result of any such failure.

(c)       In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Term Notes, or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(d)       The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 4.5) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within thirty (30) days from the date the Borrower receives written demand therefor detailing the calculation of such amounts from the Administrative Agent on behalf of itself as Agent or any such Lender. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Term Notes and all other amounts payable hereunder.

(e)       The Borrower will pay prior to delinquency Taxes and Other Taxes required to be paid by the Borrower in respect of any payment under this Agreement. Upon request, the Borrower will furnish to the Administrative Agent for its own account or for the account of the affected Lender, as the case may be, the original or a certified copy of a receipt or other documentation reasonable satisfactory to such affected Lender evidencing payment of such Taxes or Other Taxes.

(f)        Prior to becoming an Administrative Agent or Lender under this Agreement (including in connection with an assignment), on or prior to the date on which any form or certificate expires or becomes obsolete, after the occurrence of any event requiring a change in the most recent form or certificate previously delivered and within fifteen (15) days after a reasonable written request of the Borrower or the Administrative Agent from time to time and to the extent such Administrative Agent or Lender is legally entitled thereto:

(i)            each such Person or Lender that is not in each case a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “Foreign Lender”) shall provide to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) a properly completed and executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY or other applicable form, certificate or document prescribed by the Internal Revenue Service (including all required attachments), certifying as to such Foreign Lender’s entitlement to an exemption from, or reduction in, United States withholding tax with respect to interest payments to be made to such Foreign Lender under this Agreement and under the Term Loans. Any Foreign Lender that is claiming an exemption from U.S. withholding tax under Section 871(h) or 881(c) of the Code shall provide in addition to the applicable IRS Form W-8 (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased), a properly executed certificate representing that such Foreign Lender is not a “bank” for purposes of Section 881(c) of the Code, does not hold a ten percent (10%) interest in the capital or profits of the Borrower within the meaning of Section

871(h)(3)(B) of the Code, and is not a controlled foreign corporation related to the Borrower within the meaning of Section 864(d)(4) of the Code. No Foreign Lender shall be entitled to additional payments under Section 4.5(a) or to indemnification under Section 4.5(d) for any Non-Excluded Taxes or Other Taxes to the extent such Non-Excluded Taxes or Other Taxes would not have been imposed had the Foreign Lender complied with this Section 4.5(f)(i). Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. Governmental Authorities for such purposes); and

(ii)           each such Person or Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes shall provide to Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased), a properly completed and executed IRS Form W-9, certifying as to such Lender’s entitlement to an exemption from U.S. backup withholding tax, or any successor form. Each such Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. Governmental Authorities for such purposes).

(g)       If the Borrower determines in good faith that a reasonable basis exists for contesting a Non-Excluded Tax or Other Tax, the relevant Lender (or assignee), or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Tax at the Borrower’s expense if requested by the Borrower. If any Lender (or assignee) determines in its sole discretion that it has received a refund in respect of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.5, it shall within thirty (30) days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.5 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or assignee) or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender (or assignee) or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties interest or other charges) to such Lender (or assignee) or the Administrative Agent in the event such Lender (or assignee) or the Administrative Agent is required to repay such refund to such Governmental Authority. Neither the Lender nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (g) or any other provision of this Section 4.5.

(h)       If the Administrative Agent or any Lender requests, or the Borrower is required to make, any indemnification or payment with respect to Non-Excluded Taxes (excluding Other Taxes) under this Section 4.5, then the relevant Lender shall use reasonable efforts to designate a different lending office or to assign its rights and obligations under the Loan Documents to another of its branches or such other Person as Borrower may reasonably request if (i) such designation or assignment could reasonably be expected to reduce or eliminate amounts payable pursuant to this Section 4.5, and (ii) in the reasonable judgment of such Lender such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrower agrees to pay all reasonable costs and expenses incurred by such Lender in connection with such designation or assignment.

(i)        To the extent that the Lenders have complied with Section 4.5(f), the parties agree and acknowledge that as of the date hereof no withholding or deduction for any U.S. Taxes is required by applicable law, rule or regulation (“Initial U.S. Taxes”), and, as of the date hereof, the Borrower will not withhold on any payments made to the Lenders under this Agreement unless required to do so by a Governmental Authority pursuant to a final determination. If, as a result of a final determination, the Borrower is or was required to withhold or deduct any Initial U.S. Taxes on amounts payable to a Lender (or assignee) under this Agreement, then such Lender (or assignee) shall indemnify the Borrower in full for the entire amount that was required to be withheld or deducted (including interest and penalties); provided that nothing in this sentence shall limit or change the Borrower’s obligations under this Section 4.5 with respect to all Taxes and Other Taxes other than with respect to Initial U.S. Taxes.

(j)        The agreements and obligations of the Borrower in respect of this Section 4.5 shall survive the payment of the Term Loans, the Term Notes and all other Obligations.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

OF THE BORROWER

In order to induce the Administrative Agent, the Collateral Agent and the Initial Lenders to enter into this Agreement and to induce the Initial Lenders to make the Term Loans on each Closing Date, the Borrower hereby makes the following representations and warranties, on each such Closing Date; provided, however, that, except as otherwise specified, (a) on and as of the Initial Closing Date, references in this Article 5 to any Subsidiary or Subsidiaries of the Borrower, to the Project Companies and to the Projects shall be deemed to refer to each of the Borrower’s Subsidiaries (other than with respect to (i) the Steel Winds Companies and the Steel Winds Project and (ii) the Stetson Intermediate Holding Company and the Stetson II Project), (b) on and as of the Subsequent Closing Date, references in this Article 5 to any Subsidiary or Subsidiaries of the Borrower, to the Project Companies and to the Projects shall be deemed to refer only to (i) each of the Borrower’s Subsidiaries (other than with respect to the Stetson Intermediate Holding Company and the Stetson II Project), (ii) each of the Project Companies and Projects in clause (a) and (iii) the Steel Winds Companies and the Steel Winds Project, respectively and (c) on and as of the Stetson II Effective Date, references in this Article 5 to any Subsidiary or Subsidiaries of the Borrower, to the Project Companies and to the Projects shall be deemed to refer to each of the Borrower’s Subsidiaries, to each of the Project Companies and to each of the Projects as applicable; provided, further, that the notwithstanding the foregoing, the reference in Section 5.15 to the Borrower’s Subsidiaries shall be deemed to refer to each of the Subsidiaries of the Borrower as of each Closing Date.

Section 5.1             Existence. CSSW Parent, the Borrower and each of its Subsidiaries (a) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own, lease and operate its Property and to conduct the business in which it is currently engaged in the manner it is now being conducted and (c) is duly qualified as a foreign limited liability company or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business as now being conducted requires such qualification, except to the extent that its failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

Section 5.2             Power; Authorization; Enforceable Obligations. Each of CSSW Parent, the Borrower and the Steel Winds Companies has the power and authority and the legal right to make, deliver and perform its obligations under the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Term Loans hereunder. Each of the Borrower’s Subsidiaries has the power and authority and the legal right to make, deliver and perform its obligations under the Project Documents to which it is a party. Each of CSSW Parent, the Borrower and the Steel Winds Companies has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings of the Term Loans on the terms and conditions of this Agreement. Each of the Borrower’s Subsidiaries has taken all necessary organizational action to authorize the execution, delivery and performance of each of the Project Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings of the Term Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, any of the Loan Documents or any of the Project Documents except (i) consents, authorizations, filings and notices described in Schedule 5.2, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 5.21 and in the Guarantee and Security Agreement. Each Loan Document has been duly executed and delivered on behalf of CSSW Parent, the Borrower and the Steel Winds Companies (to the extent it is a party thereto). Each Project Document to which any Subsidiary of the Borrower is party has been duly executed and delivered by such Subsidiary. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each of CSSW Parent, the Borrower and the Steel Winds Companies (to the extent it is a party thereto), enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Each Project Document to which any Subsidiary of the Borrower is party constitutes a legal, valid and binding obligation of such Subsidiary, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.3             No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law, conflict with or cause a breach of any provision of the Organizational Documents of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, conflict with, cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require the authorization, consent, waiver or approval under, any Contractual Obligation of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, except for any such events (other than conflicts or breaches of Organizational Documents) that could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective Properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

Section 5.4             Principal Place of Business; Location of Records. The principal place of business of each of CSSW Parent, the Borrower and its Subsidiaries is at the location set forth on Schedule 5.4 (as the same may be updated on the Subsequent Closing Date and the Stetson II Funding Date), and no such Person has had any other principal place of business during the last six months except as set forth on Schedule 5.4. All of the books and records or true and complete copies thereof relating to the accounts and contracts of CSSW Parent, the Borrower and its Subsidiaries are and will be kept at such location.

Section 5.5             Subsidiaries. The Borrower is the only Subsidiary of CSSW Parent. The Borrower does not have any Subsidiaries except for those listed in Schedule 5.5 (as the same may be updated on the Subsequent Closing Date, the Stetson II Effective Date or supplemented pursuant to Section 10.13). All of the issued and outstanding Equity Interests of the Borrower and each Subsidiary listed on Schedule 5.5 (as the same may be updated on the Subsequent Closing Date, the Stetson II Effective Date or supplemented pursuant to Section 10.13) are owned of record and beneficially as described in Schedule 5.5 (as the same may be updated on the Subsequent Closing Date, the Stetson II Effective Date or supplement pursuant to Section 10.13). Schedule 5.5 (as the same may be updated on the Subsequent Closing Date, the Stetson II Effective Date or supplemented pursuant to Section 10.13) sets forth the name and jurisdiction of organization of the Borrower and each Subsidiary and the ownership of the Equity Interests of the Borrower and each such Subsidiary. The Equity Interests of each of CSSW Parent, the Borrower and the Borrower’s Subsidiaries have been duly authorized and validly issued and are fully paid. There is no existing option, warrant, call, right, commitment or other agreement to which CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries outstanding that upon conversion or exchange would require, the issuance by CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries of any additional membership interests or other Equity Interests of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of CSSW Parent, the Borrower or the Borrower’s Subsidiaries.

Section 5.6             Payment of Taxes. Each of CSSW Parent, the Borrower and the Borrower’s Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all returns, statements, forms and reports for taxes and all other material tax and informational returns (the “Returns”) that are required to be filed by it with respect to its income or operations. Each of CSSW Parent, the Borrower and the Borrower’s Subsidiaries has timely paid all taxes due pursuant to such Returns and all other material taxes, fees or other charges imposed on or with respect to its income or operations, except for such taxes, if any, subject to a Good Faith Contest. No tax lien has been filed with respect to any such tax, fee or other charges. Other than as set forth on Schedule 5.6, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of CSSW Parent, the Borrower and any of the Borrower’s Subsidiaries, threatened (either in writing or other official communication) by any authority regarding any taxes relating to CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries. Neither CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, or are aware of any circumstances that would cause the taxable years or other taxable periods of CSSW Parent, the Borrower and any of the Borrower’s Subsidiaries not to be subject to the normally applicable statute of limitations.

Section 5.7             Financial Statements and Condition.

(a)       The Historical Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved (except, in the case of unaudited financial statements, for normal year-end adjustments and for the absence of footnotes) and present fairly and accurately in all material respects the financial condition of the applicable Person. The Pro Forma Financial Statements of the Borrower and its Consolidated Subsidiaries have been properly completed on the basis of the assumptions set forth therein and have been prepared based upon historical information that was prepared in accordance with GAAP.

(b)       Since March 31, 2009, there has been no event, development or occurrence that has had or could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 5.7.

Section 5.8             Accuracy of Information, Etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of CSSW Parent or the Borrower to any Agent or the Lenders or any of them for use in connection with the transactions contemplated by this Agreement, taken as a whole, contained, as of the date delivered, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading; provided that the foregoing representation is only made to the Borrower’s knowledge with respect to certifications, representations or statements made by parties other than CSSW Parent, the Borrower or any of their respective Affiliates. The projections and pro forma financial information contained in the materials referenced above and the Base Case Projections Model being delivered on the applicable Closing Date are based upon good faith estimates and assumptions believed by management of CSSW Parent and the Borrower to be reasonable at the time made; it being recognized by the Lenders that such projections and pro forma financial information as they relate to future events are not to be viewed as factual and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, any assumptions, projections, calculations and/or expectations with respect to the receipt of any ITC Grant by CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries are purely speculative and no Default or Event of Default under this Agreement or any other Loan Document shall arise or result from any such information being included in any Base Case Projections Model or otherwise being provided to the Administrative Agent, the Collateral Agent and/or the Lenders.  As of the Stetson II Effective Date, to the Borrower’s knowledge, the Stetson II Construction Budget and Annual Operating Plan (as defined in the Stetson Portfolio Financing Agreement) for the Stetson II Project (a) are based on reasonable assumptions, (b) are made in good faith and (c) are consistent with the provisions of the Stetson II Project Documents.

Section 5.9             Construction of the Stetson II Project. To the knowledge of the Borrower (a) all work performed to date on the Stetson II Project has been performed in a good and workmanlike manner in accordance with the Material Project Documents for the Stetson II Project and all applicable Requirements of Law, in each case, in all material respects and (b) the Stetson II Project is expected to operate upon final completion in accordance with the Material Project Documents and all applicable Requirements of Law, in each case, in all material respects.

Section 5.10           Title. Each of CSSW Parent, the Borrower and the Borrower’s Subsidiaries has good and sufficient title to, or valid leasehold interests in, all of its assets, real and personal, subject in the case of Subsidiaries of the Borrower to no Liens, except for Permitted Liens and in the case of CSSW Parent and the Borrower, no Liens other than the Liens of the Security Documents. Each Project Company owns, leases or has rights under easements, rights-of-way or similar instruments in real property sufficient to enable it to conduct its operations, including providing adequate ingress and egress to the Projects, except as could not reasonably be expected to have a Material Adverse Effect. Insofar as the Borrower has knowledge, no Subsidiary has been informed in writing by any owner(s) of any real property that any Subsidiary is in material breach of its obligations with respect to such Property, which breaches could reasonably be expected to have a Material Adverse Effect.

Section 5.11           Litigation. There is no litigation, at law or in equity, or any action, suit, proceeding, hearing or investigation of, in or before any federal, state, provincial or municipal board or other Governmental Authority or arbitrator pending that CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries is subject to or, to the knowledge of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, threatened in writing against CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, and no Judgment has been issued against CSSW Parent, the Borrower or any of its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.12           Margin Stock.

(a)       The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of the Term Loans will be used to purchase or carry any Margin Stock.

(b)       Neither the making of the Term Loans nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or Regulation X.

Section 5.13           Employee Benefits. Except as set forth in Schedule 5.13, none of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries has, or at any point in the past has had, any employees, or maintained, sponsored, administered or participated in any Plan or any Foreign Plan or Foreign Benefit Arrangement. Except as could not reasonably be expected to have a Material Adverse Effect: (a) no ERISA Event has occurred or could reasonably be expected to occur, (b) each of CSSW Parent, the Borrower and any of the Borrower’s Subsidiaries and each of their respective ERISA Affiliates is in compliance with (x) the provisions of ERISA, and all other Requirements of Law and published interpretations that are applicable to any Plan, Foreign Benefit Arrangement or Foreign Plan, and (y) the terms of such plan or arrangement, in each case, relating to any Plan, Foreign Plan and Foreign Benefit Arrangement and (c) all employer and employee contributions required by applicable Requirement of Law or by the terms of any Plan, Foreign Benefit Arrangement or Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices.

Section 5.14           Environmental Matters. Except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a)       Neither CSSW Parent, the Borrower nor any of the Borrower’s Subsidiaries has received or has knowledge of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to any of the Projects or the business operated by such Person (the “Business”), nor does CSSW Parent, the Borrower or the Borrower’s Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened;

(b)       Neither CSSW Parent, Borrower nor any of the Borrower’s Subsidiaries nor any of their respective Properties or operations are subject to any outstanding order, consent decree or settlement agreement with any Person relating to any Environmental Law or any Environmental Claim;

(c)       CSSW Parent, the Borrower and its Subsidiaries: (i) are in compliance with, and have been in compliance with, all applicable Environmental Laws, (ii) holds, is in compliance with, and have been in compliance with, all Permits (each of which is in full force and effect) required by or issued under such Environmental Law for its Business and any intended operations and (iii) reasonably believes that any modifications to such Permits, or any additional Permits, that may be required of them will be timely obtained;

(d)       There are no Hazardous Substances present at, on, under, in, or about any real property currently or formerly owned, leased or operated by CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, or at any other location (including any location to which Hazardous Substances have been sent for treatment, storage or disposal), which could reasonably be expected to (i) give rise to an Environmental Claim against CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, (ii) interfere with the Business, or (iii) impair the fair saleable value of any of the Collateral;

(e)       There are no pending or, to the knowledge of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, threatened Environmental Claims to which the Borrower or any of the Borrower’s Subsidiaries, or to the knowledge of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, will be named; and

(f)        Neither CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries has assumed or retained, by contract or, to the knowledge of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, by operation of law, any liabilities, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Substances.

Section 5.15           Investment Company Act of 1940. None of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 5.16           Solvency. Immediately upon giving effect to (a) the Term Loans being made on the date this representation and warranty is being made, (b) the disbursement and application of the proceeds of such Term Loans and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is and will be Solvent on the applicable Closing Date.

Section 5.17           Compliance with Requirement of Laws and Permits. Each of CSSW Parent, the Borrower and each of its Subsidiaries is in compliance with all Requirements of Law and there are no current violations of any Requirements of Law affecting any of the Projects, in either case that could reasonably be expected to have a Material Adverse Effect, and neither CSSW Parent, the Borrower nor any of its Subsidiaries, to the knowledge of CSSW Parent or the Borrower, has received any notice of any actual or claimed violations of any Requirements of Law or any Governmental Approval affecting or relating to the development, use, occupancy or condition of any Project or the construction and operation of the Stetson II Project, in each case, which violation could be reasonably expected to have a Material Adverse Effect.

Section 5.18           Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, slowdowns, work stoppages, lockouts or other labor disputes against CSSW Parent, the Borrower or any of its Subsidiaries pending or, to the knowledge of CSSW Parent, the Borrower or any of its Subsidiaries, threatened (either in writing or otherwise in an overt manner), (b) hours worked by and payment made to employees of CSSW Parent, the Borrower and each of the Borrower’s Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters and (c) all payments due from CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries on account of employee health and welfare benefits have been paid or accrued as a liability on the books of the relevant entity.

Section 5.19           Permits, Licenses and Approvals. Each of CSSW Parent, the Borrower and the Borrower’s Subsidiaries has taken all necessary action to obtain and maintain all Governmental Approvals that are necessary to conduct its business, except to the extent that any failure to do so could not be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 5.19, each of the Borrower’s Subsidiaries has in full force and effect all necessary Governmental Approvals required to conduct its operations and for the construction of the Stetson II Project, other than Governmental Approvals which are non-discretionary ministerial permits obtainable in the ordinary course of business or whose absence could not reasonably be expected to have a Material Adverse Effect.  Each Governmental Approval and Permit listed in Schedule 5.19 which has not yet been obtained is of a type that is reasonably expected to be granted upon application and each such Governmental Approval or Permit is timely obtainable without material cost, difficulty or delay and will be obtained prior to becoming a necessary Governmental Approval.

Section 5.20           Security Documents. The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the pledged shares described in the Security Documents, when certificates representing such pledged shares that are represented by certificates (together with undated transfer powers), if any, are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Documents, when financing statements and other filings specified on Schedule 5.20 in appropriate form are filed in the offices specified on Schedule 5.20, the Security Documents shall constitute a fully perfected lien on, and security interest in, all rights, titles and interests of CSSW Parent, the Borrower and the Steel Winds Companies in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except for, in the case of Liens on the Steel Winds Companies, Permitted Liens).

Section 5.21           Regulatory Matters.

(a)       None of CSSW Parent, the Borrower or the Borrower’s Subsidiaries (other than the Project Companies) is subject to regulation under the Federal Power Act (“FPA”) or any other Federal energy regulatory law as a “public utility” (or similar term) except each of CSSW Parent, the Borrower and each of the Borrower’s Subsidiaries (other than the Project Companies) are subject to regulation under Section 203 of the FPA as a “holding company”. Each of CSSW Parent, the Borrower and the Borrower’s Subsidiaries is entitled to an exemption from, or not subject to, regulation under the Public Utility Holding Company Act of 2005, as amended, and the Federal Energy Regulatory Commission’s implementing regulations (“PUHCA 2005”). Each Project Company has been determined by the Federal Energy Regulatory Commission (“FERC”) to be an Exempt Wholesale Generator or, in the case of the Steel Winds Project Company, is a qualifying facility under the Public Utility Regulatory Policies Act of 1978, as amended (a “QF”).

(b)       Except as set forth on Schedule 5.21(b), each of the Project Companies (i) is subject to regulation under the FPA as a “public utility,” and (ii) is authorized by an order issued by FERC to make sales of energy, capacity and ancillary services at market-based rates pursuant to Section 205 of the FPA or, in the case of the Steel Winds Project Company, is exempt from Section 205 and Section 206 of the FPA pursuant to 18 C.F.R. § 292.601(c)(1), and each currently has, both market-based rate authority and blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA, as well as other waivers of regulations and blanket authorizations as are customarily granted by FERC to entities with market-based rate authority, or, in the case of the Steel Winds Project Company, is a QF exempt from Section 204 and other sections of the FPA pursuant to 18 C.F.R. § 292.601(c), and such orders and other waivers and blanket authorizations are in full force and effect, are final and all applicable periods for the filing of any request for rehearing or application for judicial review of any such order or such waivers and authorizations expired without any such request or application being filed. Except as set forth on Schedule 5.21(b), none of CSSW Parent, the Borrower or the Borrower’s Subsidiaries is subject to regulation as an electric utility or electric company (or similar term) or a public utility or public utility holding company (or similar term) under any applicable state Requirement of Law or otherwise subject to other state Requirements of Law or regulations respecting the rates charged by, or the financial or organizational regulation of, electric utilities, public utilities or their affiliates. None of the market-based rate authorizations or other waivers and blanket authorizations granted to any Project Company is the subject of any pending or, to the knowledge of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, threatened judicial or administrative proceeding.

(c)       None of the Secured Parties nor any of their respective affiliates (as defined in PUHCA 2005) will, solely as a result of the execution and delivery of the Loan Documents and the performance of their obligations thereunder, the ownership and operation of the Projects by CSSW Parent, the Borrower and its Subsidiaries and the sale or transmission of energy therefrom, be subject to regulation under PUHCA 2005, the FPA or as an electric utility or electric company (or similar term) or a public utility or public utility holding company (or similar term) under any applicable state Requirement of Law or otherwise subject to other state Requirements of Law respecting the rates charged by, or the financial or organizational regulation of, electric utilities, public utilities or their affiliates.

(d)       No consent, approval, authorization or other order of, or make a filing with, FERC, the New York State Public Service Commission or any other state or federal Governmental Authority is required to be obtained to execute, deliver and perform the Loan Documents.

Section 5.22           Events of Loss or Eminent Domain. Neither the business nor the Properties (including the Projects) of CSSW Parent, the Borrower or any of its Subsidiaries have suffered any Event of Loss or Event of Eminent Domain.

Section 5.23           Material Project Documents. The Borrower has delivered to the Administrative Agent and the Initial Lenders complete and correct copies of the Material Project Documents relating to (a) with respect to the Initial Closing Date, the Cohocton Project and the Stetson I Project, (b) with respect to the Subsequent Closing Date, the Steel Winds Project and (c) with respect to the Stetson II Effective Date, the Stetson II Project, in each case including any amendments, supplements or modifications with respect to any of the foregoing as of the applicable Closing Date.

Section 5.24           No Default Under Material Project Documents. None of CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries is in default in the performance, observance or fulfillment of any obligations, covenants or conditions contained in any of the Material Project Documents and, to CSSW Parent’s, the Borrower’s and the Borrower’s Subsidiaries’ knowledge, no Project Participant is in default in the performance observance or fulfillment of any obligations, covenants or conditions contained in such Material Project Documents, in each case to the extent that such default could reasonably be expected to have a Material Adverse Effect.

Section 5.25           No Default. No Default or Event of Default has occurred and is continuing.

Section 5.26           Special Purpose Entity Status. CSSW Parent has not engaged in any business unrelated to the acquisition or ownership of, directly, the Equity Interests in the Borrower. The Borrower has not engaged in any business unrelated to the acquisition and ownership of, directly, the Equity Interests in (i) prior to the Stetson Reorganization, (A) the Stetson Holding Company, (B) New York Wind III and (B) the New Cohocton Holding Company and (ii) on and after the Stetson Reorganization, (A) the Stetson Intermediate Holding Company, (B) New York Wind III and (B) the New Cohocton Holding Company. New York Wind III has not engaged in any business unrelated to the acquisition and ownership of, directly, the Equity Interests in the Steel Winds Holding Company. The Steel Winds Holding Company has not engaged in any business unrelated to the acquisition and ownership of, directly, the Equity Interests in the Steel Winds Project Company, the Cohocton Holding Company and Prattsburgh. The Stetson Intermediate Holding Company has not engaged in any business unrelated to the acquisition and ownership of, directly, the Equity Interests in the Stetson Holding Company. The Stetson Holding Company has not engaged in any business unrelated to the acquisition and ownership of, directly, the Equity Interests in the Stetson I Project Company and the Stetson II Project Company. The New Cohocton Holding Company has not engaged in any business unrelated to the acquisition and ownership of, directly, the Equity Interests in the Cohocton Holding Company. The Cohocton Holding Company has not engaged in any business unrelated to the acquisition and ownership of, directly, the Equity Interests in the Cohocton Project Companies. None of the Borrower’s other Subsidiaries have engaged in any business other than the development, construction, ownership, operation and maintenance of the Projects.

ARTICLE 6

[RESERVED]

ARTICLE 7

REPORTS AND INFORMATION

Section 7.1             Quarterly Financial Statements and Reports. The Borrower shall furnish to the Administrative Agent (for delivery to each Lender) as soon as available, and in any event within sixty (60) days after the end of each of the first three quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and consolidated statements of income, equity and cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail.

Section 7.2             Annual Financial Statements. The Borrower shall furnish to the Administrative Agent (for delivery to each Lender) as soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and consolidated statements of income, equity and cash flows of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the previous Fiscal Year, and accompanied by an unqualified opinion thereon from a firm of independent certified public accountants of recognized national standing (which firm shall be the auditor of the Parent or approved by the Majority Lenders) which opinion shall state that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such Fiscal Year in accordance with GAAP.

Section 7.3             Accountant’s Letters. The Borrower shall furnish to the Administrative Agent (for delivery to each Lender) each audit response letter, accountant’s management letter and other written report, as applicable, submitted to the Borrower or one of its Subsidiaries by its independent public accountants in connection with an annual or interim audit of the books of the Borrower or any of its Subsidiaries promptly following the Borrower’s or such Subsidiary’s receipt thereof.

Section 7.4             Officer’s Certificates. The quarterly and annual financial statements delivered pursuant to this Article 7 shall be accompanied by a Compliance Certificate signed by a Financial Officer of the Borrower, which certificate shall (i) set forth in reasonable detail the information and calculations necessary for determining compliance with Article 8 and other provisions of this Agreement referred to therein as of the last day of the applicable Fiscal Quarter or Fiscal Year of the Borrower, as the case may be, (ii) certifying that such Financial Officer has made or caused to be made a review of the transactions and financial condition of the applicable Person during the relevant fiscal period and that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such periods (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and absence of footnotes) and (iii) certifying that no Default or Event of Default exists or is continuing or, if any such event or condition existed or exists, the nature thereof and the corrective actions that the Borrower or the applicable Subsidiary has taken or proposes to take with respect thereto.

Section 7.5             Annual Budget. As soon as available, but in any event not less than forty-five (45) days before the end of each Fiscal Year, the Borrower shall furnish to the Administrative Agent (for delivery to each Lender) a copy of its proposed draft annual budget with respect to each Project for the following Fiscal Year, the form of which shall be in detail reasonably acceptable to the Administrative Agent (for delivery to each Lender); provided that neither the Administrative Agent nor any Lender shall have any approval rights with respect to any such budget. Before the end of the Fiscal Year, the Borrower shall deliver to the Administrative Agent a final annual budget with respect to each Project for the following Fiscal Year, promptly after adopting the same, or making any material amendment or modification of such annual budget.

Section 7.6             Notice of Defaults. As soon as reasonably practicable, and in any event within three (3) Business Days after any Authorized Officer of CSSW Parent, the Borrower or any Subsidiary obtains knowledge thereof (i) any Default or Event of Default or (ii) any default with respect to any provision of any of the Project Documents that could reasonably be expected to have a Material Adverse Effect, a written notice of such event describing the same in detail reasonably satisfactory to the Administrative Agent (for delivery to each Lender), together with such notice, a description of what action that CSSW Parent, the Borrower or such Subsidiary has taken and/or proposes to take with respect thereto.

Section 7.7             Reports to Other Creditors. Promptly after delivering the same to the Project Lenders or any other holders of debt securities or other Indebtedness, the Borrower shall furnish to the Administrative Agent (for delivery to each Lender), with respect to each Subsidiary, copies of any written monthly operating reports, monthly or periodic construction progress reports, engineering reports, insurance reports, environmental reports and compliance certificates, furnished to such Project Lenders or holders of the Subsidiaries of the Borrower pursuant to the terms of any Contractual Obligation and not otherwise required to be furnished to the Administrative Agent pursuant to any other provision of this Agreement, including any written operating reports, construction reports and other written operating, construction and financial information furnished to such Persons (but not, in any case, any ordinary course communications or ministerial notices). The Borrower shall also deliver, promptly after execution and delivery thereof, copies of all Material Additional Project Documents, any Replacement IPH Documents, any other replacement of a Material Project Document and any documentation, agreements, instruments and letters governing any Permitted Indebtedness and any amendments, supplements, waivers, or consents to any thereto.

Section 7.8             Miscellaneous. The Borrower shall provide the Administrative Agent (for delivery to each Lender) with such other information as the Administrative Agent or the Lenders through the Administrative Agent may from time to time reasonably request respecting the business, Properties, financial condition or operations of CSSW Parent, the Borrower, the Borrower’s Subsidiaries, each of the Projects and the Project Documents.

Section 7.9             Other Notices.

(a)       The Borrower shall promptly, but in any event no later than five (5) Business Days after any Authorized Officer of CSSW Parent, the Borrower or any of its Subsidiaries obtains knowledge thereof or no later than five (5) Business Days after CSSW Parent, the Borrower or any Subsidiary of the Borrower delivers or receives any notice, give to the Administrative Agent (for delivery to the Lenders) notice of:

(i)            any litigation or proceeding affecting CSSW Parent, the Borrower or one of the Borrower’s Subsidiaries or a Project, which could reasonably be expected to have a Material Adverse Effect;

(ii)           any event of default or event of termination or acceleration under any Permitted Indebtedness (including copies of any notices of default delivered by the holders of such Indebtedness to CSSW Parent, the Borrower or any of its Subsidiaries

and copies of any notices of default delivered by CSSW Parent, the Borrower and its Subsidiaries under Major Project Indebtedness);

(iii)          (A) any fact, circumstance, condition, occurrence at, on, under or from any of the Projects (including any instance in which any bird, bat or other mammal, animal or plant protected under any Requirement of Law is killed, injured or otherwise affected) that results in a violation of any Environmental Law applicable to any of the Projects in any respect or that has resulted or may result in personal injury or Property damage or an Environmental Claim or otherwise or (B) any pending or threatened (either in writing or otherwise in an overt manner) Environmental Claim against CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries, that, in either of cases (A) or (B), could reasonably be expected to have a Material Adverse Effect;

(iv)          any Event of Loss to any Property of CSSW Parent, the Borrower or any Subsidiary of the Borrower, whether or not insured, through fire, theft, other hazard or Event of Loss, in excess of $5,000,000 for any single event or $20,000,000 in the aggregate in any calendar year;

(v)           any receipt by the Borrower or one of its Subsidiaries of notice that (A) any event constituting force majeure or any claim by any Project Participant party thereto alleging that a force majeure event under any of the Material Project Documents has occurred or (B) any event constituting force majeure or any claim by any Project Participant party thereto alleging that a force majeure which affects any obligations under any of the other Project Documents has occurred, in either of cases (A) or (B), that has had or could reasonably be expected to have a Material Adverse Effect;

(vi)          the termination, rescission or discharge (other than in accordance with its terms) of any material provision of any Material Project Document;

(vii)         the occurrence of any ERISA Event, or the failure with respect to any Foreign Plan or Foreign Benefit Arrangement to comply with Requirements of Law, or the terms of such plan or arrangement, that, alone or together with any other ERISA Events or such failures that have occurred, could reasonably be expected to have a Material Adverse Effect;

(viii)        any other event, circumstance, development or condition that could reasonably be expected to have a Material Adverse Effect; and

(ix)           notice of the exercise of the cure provided for in Section 10.1(n)  of the Stetson Portfolio Financing Agreement, together with evidence of such exercise reasonably satisfactory to the Initial Lenders.

(b)       A copy of each material amendment, waiver, consent, notice, demand or other written communication in respect of any rights or obligations of CSSW Parent, the Borrower or any Subsidiary of the Borrower given or received by CSSW Parent, the Borrower or any Subsidiary of the Borrower (i) pursuant to or relating to any of the Material Project Documents (including all written requests for amendments or waivers) or pursuant to or relating to any necessary Governmental Approval, or (ii) to or from any Governmental

Authority relating in any way to any of the Projects, in each case in clause (i) or (ii) above, which notice, demand or correspondence is received or initiated other than in the Ordinary Course of Business and could reasonably be expected to result in a Material Adverse Effect; including, for avoidance of doubt, (A) any pending or threatened (in writing or otherwise in an overt manner) application or proceeding by or before any Governmental Authority for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any materially necessary Governmental Approval, (B) any written request by a Project Participant for an arbitration proceeding under any Material Project Document, and (C) any Taking.

ARTICLE 8

FINANCIAL COVENANT

Until all of the Obligations (other than inchoate Obligations) shall have been paid in full and the Lenders shall have no commitments hereunder, the Borrower hereby covenants and agrees that, as of each date set forth below, the aggregate outstanding principal amount of the Term Loans, including any PIK Interest added to the principal amount of outstanding Term Loans, plus the aggregate outstanding principal amount of all Major Project Indebtedness of all Subsidiaries of the Borrower shall not exceed the maximum amount set forth below opposite the corresponding date on which such amount shall be measured:

as of December 31, 2012	$293,300,000

as of December 31, 2014	$270,700,000

as of December 31, 2016	$248,200,000

; provided that each of such maximum amounts on each of the corresponding dates shall be reduced in an amount equal to the sum of the amount by which the Cohocton Major Indebtedness Prepayment Trigger is reduced pursuant to clause 1(a)(ii) or 1(b)(ii), as applicable, of the definition of “Cohocton Permitted Indebtedness” and the amount by which the Stetson Major Indebtedness Prepayment Trigger is reduced pursuant to clause 1(a)(ii) or (1)(b)(ii), as applicable, of the definition of “Stetson Permitted Indebtedness”.

ARTICLE 9

AFFIRMATIVE COVENANTS

On and after the date hereof, until all of the Obligations (other than inchoate Obligations) shall have been paid in full and the Lenders shall have no commitments hereunder, the CSSW Parent and the Borrower each covenants as follows:

Section 9.1             Existence and Business. Each of CSSW Parent and the Borrower shall, and shall cause each of the Borrower’s Subsidiaries to (a)(i) preserve, renew and keep in full force and effect its organizational existence and good standing, and (ii) maintain all rights, privileges and franchises necessary for the maintenance of its existence and the normal conduct of its business, (b) comply in all material respects with all Organizational Documents applicable to it and (c) obtain, renew, preserve and maintain in full force and effect and comply with all its necessary licenses and Governmental Approvals, except, with respect to clause (c) above, to the extent that failure to do so or to comply therewith, as applicable, would not reasonably be expected to have a Material Adverse Effect.

Section 9.2             Name and Location. Each of CSSW Parent and the Borrower shall, and shall cause each of the Borrower’s Subsidiaries to, maintain its name, its jurisdiction of organization, its “location” (as defined in Section 9-307 of the UCC), its organizational type and its Federal Employee Identification Number unless the Borrower shall have given the Collateral Agent 30 days’ prior written notice prior to any such change (or 10 days’ prior written notice of a change in name) and all actions reasonably requested by the Collateral Agent to preserve and perfect the Liens of the Security Documents with respect to the Collateral shall have been taken.

Section 9.3             Compliance with Laws. Each of CSSW Parent and the Borrower shall, and shall cause each of the Borrower’s Subsidiaries and shall take all commercially reasonable steps to cause each of its tenants, contractors and invitees to, conduct its business in compliance with all applicable Requirements of Law, including all necessary Governmental Approvals and Environmental Laws, except where any failure to comply could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and except that CSSW Parent, the Borrower or the applicable Subsidiary may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such Requirement of Law or Governmental Approval, so long as (a) none of the Secured Parties, CSSW Parent, the Borrower or the Subsidiaries of the Borrower would be subject to any criminal or other liability for failure to comply therewith and (b) such contest does not involve any material risk of the sale, forfeiture or loss of any of the Collateral or the Projects.

Section 9.4             Taxes and Other Obligations. Each of CSSW Parent and the Borrower shall, and shall cause each of the Borrower’s Subsidiaries to duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, (a) all material taxes, assessments and other governmental charges, imposed upon it and its Properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which, if unpaid, might by Requirement of Law result in a Lien upon any of its properties and (b) all material utility and other governmental charges incurred in the ownership, operation, maintenance, use, occupancy and upkeep of its business; provided, however, that each of CSSW Parent, the Borrower and any of the Subsidiaries of the Borrower may engage in a Good Faith Contest with respect to any such tax, assessment, charge, levy, claim or obligation and, in such event, may permit the tax, assessment, charge, levy, claim or obligation to remain unpaid during any period, including appeals, and (c) in conformance with customary trade terms (but not later than one hundred twenty (120) days from the due date in the case of trade debt), all lease obligations, trade debt and all other Indebtedness incident to its operations. The Borrower and its Subsidiaries shall cause all material applicable Returns to be filed.

Section 9.5             Maintenance of Properties. Each of CSSW Parent and the Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain, keep and preserve all of its Properties, including the Projects, in good repair and working order in all material respects, ordinary wear and tear excepted. Each of CSSW Parent and the Borrower shall, and shall cause each of the Borrower’s Subsidiaries to, operate and maintain the Projects in accordance with Prudent Utility Practice.

Section 9.6             Insurance. Each of CSSW Parent and the Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance against such hazards and risks and liability to persons and property to the extent and in a manner required by the terms of Major Project Indebtedness Documents or, if no such requirements exist, as is customary for companies in similar businesses similarly situated and in any event in accordance with Prudent Industry Practice. On reasonable request of the Administrative Agent from time to time, the Borrower will render to the Administrative Agent a statement in reasonable detail as to all insurance coverage required by this Section 9.6.

Section 9.7             Records and Accounts. Each of CSSW Parent and the Borrower shall, and shall cause each of the Borrower’s Subsidiaries to (a) maintain reasonably adequate management information and cost control systems and (b) maintain a system of accounting in accordance with GAAP. In the event that any such Person replaces its existing auditors for any reason, such Person shall appoint and maintain as auditors another firm of independent public accountants, which firm shall be nationally recognized.

Section 9.8             Inspection. At any reasonable time and from time to time upon reasonable notice from the Administrative Agent or the Lenders, as applicable, each of CSSW Parent and the Borrower shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent and the Initial Lenders on behalf of the other Lenders to examine and make copies of and abstracts from the records and books of account of, and visit the Properties (including the Projects) of, such Person and to discuss the affairs, finances and accounts of such Person with any of their (or the Operators’) officers or directors and with their independent accountants; provided that so long as no Event of Default is then continuing, the Borrower shall not be required to reimburse the Administrative Agent and the Initial Lenders for more than one visit in any twelve consecutive month period. The Administrative Agent, Initial Lenders and the other Lenders shall be bound by the confidentiality provisions set forth in Section 13.20 hereof with respect to information obtained in connection with any inspection conducted pursuant to this Section 9.8.

Section 9.9             [Reserved].

Section 9.10           Separateness Covenants. Each of CSSW Parent and Borrower shall comply with the separateness covenants set forth in its respective Organizational Documents.

Section 9.11           Security Documents. Each of CSSW Parent and the Borrower shall take, and shall cause the Steel Winds Companies to take, all actions necessary or reasonably requested by the Administrative Agent or Collateral Agent to maintain each Security Document in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by the Security Documents and the perfection and priority thereof, including (i) making filings and recordings, (ii) making payments of fees and other charges, (iii) issuing and, if necessary, filing or recording supplemental documentation, including continuation statements, (iv) discharging all claims or other Liens adversely affecting the rights of any Secured Party in any Collateral, (v) publishing or otherwise delivering notice to third parties and (vi) taking all other actions either necessary or otherwise reasonably requested by the Administrative Agent or Collateral Agent to ensure that all Collateral (including any after-acquired property of CSSW Parent, the Borrower and the Steel Winds Companies intended to be covered by any Security Document) is subject to a valid and enforceable perfected first-priority (except for, in the case of the Liens on the Steel Winds Project, Permitted Liens) Lien in favor of the Collateral Agent for the benefit of the Secured Parties. In furtherance of the foregoing, (A) each of CSSW Parent and the Borrower shall, and shall cause each of the Steel Winds Companies to, ensure that all Property acquired by it intended to be covered by a Security Document shall become subject to the Lien of the Security Documents having the priority contemplated thereby promptly upon the acquisition thereof and (B) each of CSSW Parent and the Borrower shall not open or maintain any bank or securities account without first taking all such actions as may be necessary or otherwise reasonably requested by the Administrative Agent or the Collateral Agent to ensure that such bank account is subject to a valid and enforceable perfected first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties and the “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of the Collateral Agent.

Section 9.12           Project Documents. Without limiting the amendment, modification, waiver and consent rights of CSSW Parent, the Borrower and the Borrower’s Subsidiaries permitted by Section 10.11, each of CSSW Parent and the Borrower shall, and shall cause each of the Borrower’s Subsidiaries to (i) preserve, protect and defend its rights under each and every Project Document, including (where necessary or appropriate) prosecution of suits to enforce any material right of the Borrower (or Subsidiary, as applicable) thereunder and enforcement of any claims with respect thereto and (ii) perform and observe all of its covenants and agreements contained in the Project Documents, except in the case of clause (i) and (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.13           [Reserved.]

Section 9.14           Hedging Requirements.

(a)       Subject to the provisions of clause (c) and Sections 10.11 and 11.1(j), each of CSSW Parent and the Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect the Initial Power Hedging Documents and/or, if applicable, any Replacement IPH Document entered in to in accordance with Section 11.1(j); provided that, in the event that any Replacement IPH Document has a term that is less than the remaining term of the Initial Power Hedging Documents or the Replacement IPH Document that such agreement has replaced as permitted by Section 11.1(j) (such shortfall in term, the “Non-hedged Term”), then on or prior to the expiration or termination of such Replacement IPH Document, each of CSSW Parent and the Borrower shall, and shall cause each of its Subsidiaries to, enter into one or more additional Replacement IPH Documents until expiration of the Non-Hedged Term that in the aggregate will cover the Non-hedged Term for, in each case, the longest term it can obtain on commercially reasonable terms using up to the amount of collateral support that was required to be provided under the Initial Power Hedging Documents that was originally replaced with such Replacement IPH Documents.

(b)       Within sixty (60) days after the incurrence of any Permitted Project Indebtedness (including the Stetson Portfolio Financing), each of CSSW Parent and the

Borrower shall, and shall cause one of its Subsidiaries to, enter into Hedging Agreements as may be necessary to ensure that at least fifty percent (50%) of the aggregate principal amount of all Permitted Project Indebtedness of the Borrower and its Subsidiaries either (i) is subject to interest rate protection or (ii) bears a fixed rate of interest.

(c)       Within ninety (90) days after the Stetson II COD, each of CSSW Parent and the Borrower shall, and shall cause one of its Subsidiaries, to enter into Commodity Hedge/Power Sales Agreement(s) with respect to the Stetson II Project that cover(s) in the aggregate not less than twenty (20) GWh per year for a minimum term of five (5) years.

Section 9.15           Clipper Bankruptcy. Upon the occurrence of a bankruptcy, insolvency or similar event under Debtor Relief Laws with respect to Clipper, each of CSSW Parent and the Borrower shall, and shall cause each of the Borrower’s Subsidiaries to, diligently pursue its respective rights to obtain on behalf of CSSW Parent, the Borrower and the Borrower’s Subsidiaries ***** related to Clipper turbines owned by the Project Companies.

Section 9.16           Further Assurances. Each of CSSW Parent and the Borrower shall, and shall cause each Subsidiary of the Borrower to, execute and deliver to the Agents all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Agents to exercise and enforce their rights under the Loan Documents and to record and file and re-record and re-file all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or reasonably required by the Agents to preserve and protect the position of the Agents under the Loan Documents and the validity, enforceability, perfection and priority of the Liens on the Collateral.

Section 9.17           Mandatory Prepayment of Reserves.

(a)       If as of any Interest Payment Date there exists Excess Reserves for the Calculation Period ending on such Interest Payment Date (calculated by the Borrower on such Interest Payment Date), then each of CSSW Parent and the Borrower shall cause one or more Subsidiaries to pay an amount, in the aggregate, equal to such Excess Reserve (less the dollar amount of prepayments previously and actually made under this Section 9.17(a) using the cash proceeds of Equity Contributions and made as an offset to such Excess Reserves) either, at their option, toward the prepayment of Major Project Indebtedness or toward the prepayment of the Obligations.

(b)       Independent of the requirements of Section 9.17(a), if any cash amounts of a Subsidiary of the Borrower are held in a Distribution Reserve Account under the terms of Major Project Indebtedness of such Subsidiary or are otherwise trapped from being distributed by such Subsidiary for a period of twelve (12) months or more, then each of CSSW Parent and the Borrower shall deliver to the Administrative Agent (who shall promptly forward such notice to the Lenders and seek direction) a written notice thereof and reasonably detailed information regarding the failure to satisfy the applicable distribution conditions (the “Distribution Reserve Prepayment Notice”). Within ten (10) days after receipt of the Distribution Reserve Prepayment Notice, the Administrative Agent may elect, at the direction of the Majority Lenders, by delivery of a written notice to the Borrower, to waive the further requirements of this Section 9.17(b)  with respect to the amounts covered by such Distribution Reserve Prepayment Notice. If the Administrative Agent does not timely provide the waiver described in the previous sentence, the Borrower shall cause such Subsidiary to apply such cash amounts toward the prepayment of such Major Project Indebtedness in lieu of distribution to the Borrower when and so long as such prepayment is permitted under, and no default will exist under, the terms of such Major Project Indebtedness as a result thereof (including no requirement to replenish the amounts being withdrawn from the Distribution Reserve Account or that are otherwise trapped) and no prepayment premium will be required under the terms of such Major Project Indebtedness in connection with any such prepayment that cannot be fully paid using the cash amounts in the Distribution Reserve Account or that are otherwise trapped.

Section 9.18           Use of Proceeds. The proceeds of the Term Loans will be used (i) in connection with the Initial Closing Date, for general corporate purposes, (ii) in connection with the Subsequent Closing Date, to effect the Lehman Tax Equity Buyback and, if any remaining proceeds, for general corporate purposes, (iii) in connection with the Stetson II Funding Date, to pay construction costs for the Stetson II Project and if any remaining proceeds, for general corporate purposes and (iv) to pay transaction expenses incurred in connection with the transactions contemplated by the Loan Documents and the Equity Documents.

Section 9.19           FERC Approval. Upon the occurrence and continuation of an Event of Default, if the Administrative Agent has accelerated the Obligations of the Borrower pursuant to Section 11.3 hereof, each of CSSW Parent and the Borrower will, and will cause each of the Borrower’s Subsidiaries to, cooperate with the Lenders as may be reasonably necessary for the Collateral Agent to obtain any approvals or authorizations from the FERC as may be required for the Collateral Agent, at the written direction of the Majority Lenders, to foreclose on the Collateral.

Section 9.20           Accuracy of Budgets. The budgets to be furnished to the Lenders by or on behalf of the Borrower after the Initial Closing Date will be based upon good faith estimates and assumptions believed by management of CSSW Parent, the Borrower and the applicable Subsidiaries to be reasonable at the time made.

Section 9.21           Market-Based Rate Authority. Each of CSSW and the Borrower shall, and shall cause each of its Subsidiaries to, take or cause to be taken all necessary or appropriate actions so that each Subsidiary (if such Subsidiary directly owns or leases a Project or is otherwise a “public utility” under the FPA) will be authorized by FERC to sell wholesale electric power at market-based rates with all waivers of regulations and blanket authorizations (including under Section 204 of the FPA) as are customarily granted by FERC to entities authorized to sell wholesale electric power at market-based rates, in each case to the extent such authorization is required for such Subsidiary to sell wholesale electric power at market-based rates in accordance with all Requirements of Law.

Section 9.22           Additional Collateral. Each of CSSW Parent and the Borrower shall, and shall cause each of its Subsidiaries to, (a) promptly (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in the

Equity Interests of the Steel Winds Companies and the Stetson Intermediate Holding Company, (ii) if certificated, deliver to the Collateral Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly Authorized Officer of the Borrower and the Steel Winds Holding Company (iii) cause the Steel Winds Companies (A) to become a party to the Guarantee and Security Agreement, (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Security Agreement with respect to the Steel Winds Companies, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement or by law or as may be requested by the Collateral Agent and (C) to deliver to the Collateral Agent a certificate of an Authorized Officer of each Steel Winds Company, substantially in the form of the certificate provided pursuant to Section 3.2(a)(iii), with appropriate insertions and attachments, (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (v) deliver to the Collateral Agent each deposit account control agreement required to be delivered pursuant to the Guarantee and Collateral Agreement, in form and substance reasonably acceptable to the Collateral Agent; provided that the parties hereto acknowledge and agree that if any LC Indebtedness or LC Conversion Indebtedness of the Steel Winds Project Company with respect to the Steel Winds Project is in existence as of the Subsequent Closing Date, then the Steel Winds Companies shall be required to become a party to the Guarantee and Security Agreement and satisfy the other requirements of this Section 9.22, upon the termination, expiration and discharge of such LC Indebtedness or LC Conversion Indebtedness, as the case may be.

Section 9.23           [Reserved.].

Section 9.24           Independent Director. The Borrower shall appoint an initial independent director or member (or equivalent thereof) to the board of directors or other equivalent governing body of the Borrower whose consent shall be required for any bankruptcy or insolvency filing by the Borrower. At the Majority Lenders’ request, the Borrower shall remove the initial independent director or any successor and appoint a successor independent director satisfactory to the Majority Lenders.

Section 9.25           Cohocton Holding Company. Promptly following the Subsequent Closing Date, but in no event later than sixty (60) days following the Subsequent Closing Date (a) pursuant to documentation (including the Organizational Documents of the New Cohocton Holding Company) reasonably satisfactory to the Majority Lenders, the Borrower will form the New Cohocton Holding Company, a direct Subsidiary of the Borrower in which the Borrower will own directly 100% of the Equity Interests and cause such Subsidiary to own directly 100% of the Equity Interests in the Cohocton Holding Company, which will continue to own, directly, 100% of the Equity Interests in the Cohocton Project Companies; (b) the Borrower shall pledge all of its Equity Interests in the New Cohocton Holding Company to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement and shall have taken all actions for the creation and perfection of a first priority Lien thereon as necessary or reasonably requested by the Collateral Agent or any Lender or otherwise required hereunder, including under Section 9.11 hereof, and under the Security Documents and (c) the Borrower shall have delivered a certificate of an Authorized Officer certifying that in connection with the formation of the New Cohocton Holding Company and the transfer of such Equity Interests to the New Cohocton Holding Company described above (i) no Governmental Approvals or notices to or consents, approvals or filings of or with any Governmental Authority are required to be obtained or made and (ii) no notices to or consents, approvals of or filings with any other Person are required to be obtained or made other than (w) consent under the HSHN Parent/Turbine Facilities, (x) consent by the lenders under the Cohocton Mini-Perm Financing, (y) consent under that certain ISDA Master Agreement, dated as of August 21, 2007, by and between the Cohocton Holding Company and Credit Suisse Energy LLC, as amended by that certain First Amendment to ISDA Master Agreement, dated as of August 20, 2008, as further amended by that certain Second Amendment to ISDA Master Agreement, dated as of December 11, 2008, and as further amended by that certain Third Amendment to ISDA Master Agreement, dated as of March 27, 2009, as amended by the Schedule to the 1992 ISDA Master Agreement and the Confirmation, dated as of August 21, 2007 and (z) other non-material notices, consents, approvals or filings, each of which have been obtained or made and are in full force and effect, and attaching thereto copies of any such notices, consents, approvals and filings.

Section 9.26                                Stetson II Project. The Borrower shall construct, or cause the Stetson II Project to be constructed in accordance with the the Stetson II Turbine Supply Agreement, the EPC Contract, the Stetson II Construction Budget and Prudent Utility Practices.

Section 9.27                                Post Stetson Prepayment Obligation to Sell. Notwithstanding anything to the contrary in this Agreement, this Section 9.27 provides the sole remedy available to the Administrative Agent and Initial Lenders if at any time after payment of the Stetson Prepayment an Event of Default under Section 11.1(b) occurs as a result of Indebtedness of the Stetson Companies (but without limiting the rights or remedies of the Administrative Agent or the Lenders with respect to any other Defaults or Events of Default that may exist at any time). After the occurrence and during the continuance of an Event of Default described in the prior sentence, the Administrative Agent may deliver a written instruction (the “Stetson Sale Instruction”) to the Borrower to commence the sale of the Equity Interests held by the Borrower in the Stetson Intermediate Holding Company to a third party. During the 180 day period (or such longer period as permitted by the Majority Lenders in writing) after the Borrower’s receipt of the Stetson Sale Instruction (the “Stetson Sale Period”), the Borrower shall commence and diligently pursue the sale of such Equity Interests, using commercially reasonable efforts to maximize the value received for such Equity Interests upon sale. The Administrative Agent shall cooperate with the Borrower’s reasonable requests in connection with the conduct and consummation of such sale. No such sale shall occur without the prior approval of the Majority Lenders. Any failure to comply with this covenant will constitute an immediate Event of Default and terminate the Stetson Sale Period. The Borrower shall deliver to the Administrative Agent 100% of the cash proceeds and any other consideration received in connection with such sale immediately after receipt thereof (or if requested shall direct the buyer to make any payment or delivery directly to the Administrative Agent), to be applied toward the prepayment of the Term Loans in accordance with Section 4.4. During the Stetson Sale Period, such Event of Default shall not be considered an Event of Default hereunder and interest on the Term Loans shall not accrue at the Default Rate. If the aforementioned sale has not been consummated before the expiration of the Stetson Sale Period, such Event of Default shall be deemed an Event of Default hereunder and the Administrative Agent and Lenders shall be entitled to exercise any and all remedies available under this Agreement and the other Loan Documents, at law or in equity.

ARTICLE 10

NEGATIVE COVENANTS

On and after the date hereof, until all of the Obligations (other than inchoate Obligations) shall have been paid in full and the Lenders shall have no commitments hereunder, each of CSSW Parent and the Borrower covenants that neither CSSW Parent, the Borrower nor any of the Borrower’s Subsidiaries will:

Section 10.1                                Restrictions on Indebtedness; Paying Premiums. (a) Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness or (b) pay any prepayment or redemption premium or other prepayment penalty in an amount that exceeds the Premium Cap.

Section 10.2                                Restriction on Liens. Create, incur, assume or suffer to be created, assumed, incurred or to exist any Lien upon any of its property, whether now owned or hereafter acquired, except Permitted Liens; provided that, with respect to CSSW Parent and the Borrower, the only Liens permitted are the Liens created pursuant to the Security Documents and Permitted Liens described in clauses (b), (f) and (i) of the definition thereof.

Section 10.3                                Investments. Make any advance, loan, extension of credit (by way of Contingent Obligation or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any acquisition of assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, “Investments”), except Permitted Investments; provided that, with respect to CSSW Parent and the Borrower, the only Investments permitted are Cash Equivalents and Permitted Investments described in clauses (i), (j), (l), (m), (s) and (t) of the definition thereof.

Section 10.4                                Dispositions of Assets. Sell, lease, assign, transfer, convey or otherwise dispose of any of its Property (including any sale/leaseback or Qualified Tax Equity Financings but excluding sales of power, capacity or renewable energy credits under the Project Documents existing on the applicable Closing Date or Additional Project Documents that are permitted by Sections 10.11 and 10.17), whether now owned or hereafter acquired, except (each, a “Permitted Disposition”):

(a)                      The disposition of obsolete or worn out Property or other Property no longer useful in the business of CSSW Parent, the Borrower and the Borrower’s Subsidiaries, in each case in the Ordinary Course of Business;

(b)                     The sale or transfer (i) by any Subsidiary of any Property (including Equity Interests) to the Borrower, (ii) by any Cohocton Company of Property (including Equity Interests) to any direct or indirect parent thereof, but not above the Borrower, (iii) by any Stetson Company of any Property (including Equity Interests) to any direct or indirect parent thereof, but not above the Borrower or (iv) by any Steel Winds Company of any Property

(other than Equity Interests) to any direct or indirect parent thereof, but not above the Borrower;

(c)                      Permitted Distributions;

(d)                     Non-exclusive licenses of intellectual property in the Ordinary Course of Business;

(e)                      Other dispositions in an aggregate amount not to exceed $1,500,000 in the aggregate per Fiscal Year;

(f)                        Any sale of Equity Interests of either the Steel Winds Holding Company or the Steel Winds Project Company made in connection with a Qualified Tax Equity Financing with respect to the Steel Winds Project;

(g)                     The Steel Winds Reorganization;

(h)                     The Stetson Transmission Line Reorganization, subject to the satisfaction or waiver by the Majority Lenders of the Stetson Transfer Conditions;

(i)                         The disposition of assets affected by an Event of Loss;

(j)                         Sales of Cash Equivalents; or

(k)                      The Stetson Reorganization.

Section 10.5                                Reserved.

Section 10.6                                Mergers, Consolidation, Etc. Except as expressly permitted under the Loan Documents, enter into any merger or consolidation with or acquire (other than as permitted by Section 10.3) all or substantially all of the assets of any Person, or the business, Property or fixed assets of, or Equity Interests of, any Person constituting any division or line of business or other business unit of any Person, or sell, assign, lease, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or liquidate, wind-up or dissolve its organizational existence (or suffer any liquidation or dissolution), except in connection with a Permitted Disposition.

Section 10.7                                Distributions. With respect to CSSW Parent and the Borrower only, make any Distribution, other than the following (collectively, “Permitted Distributions”):

(a)                      with respect to each of the Cohocton Project, the Stetson I Project and the Stetson II Project, upon and after the receipt of an ITC Grant with respect to such Projects, up to the applicable Distributable ITC Amount;

(b)                     for so long as the CSSW Parent or the Borrower is either a disregarded entity or a partnership for tax purposes under the Code, Distributions with respect to such entity’s Equity Interests to permit the direct and indirect holders of such Equity Interests to pay

U.S. federal, state and local income taxes actually due and owing by them at the time of the Distribution that are solely attributable to their direct or indirect distributive share of the CSSW Parent’s or the Borrower’s taxable income (such Distributions made pursuant to this Section 10.7(b), “Borrower Tax Distributions”);

(c)                      so long as such amounts do not constitute Excess Permitted Project Indebtedness, an amount equal to the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from the proceeds of any Refinancing Indebtedness that exceeds the amount of Major Project Indebtedness being refinanced; and

(d)                     Distribution of the net cash proceeds of the Term Loans so long as the Borrower has complied with Section 9.18 (including the payment of transaction expenses).

Section 10.8                                Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by CSSW Parent, the Borrower or any Subsidiary of the Borrower of real or personal property that has been sold or transferred by CSSW Parent, the Borrower or any Subsidiary of the Borrower to such Person or to another Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of CSSW Parent, the Borrower or the Borrower’s Subsidiaries.

Section 10.9                                Transactions with Affiliates. Enter into any transaction or agreement, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of CSSW Parent, the Borrower or the Borrower’s Subsidiaries, unless such transaction is (a) otherwise permitted under this Agreement, (b) in the Ordinary Course of Business of CSSW Parent, the Borrower and the Borrower’s Subsidiaries, and (c) upon fair and reasonable terms no less favorable to CSSW Parent, the Borrower or such Subsidiary (on the whole) than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, however, that the foregoing restriction shall not apply to (i) the execution and performance of the Loan Documents and the transactions contemplated thereby, (ii) any transactions with the directors, employees or equity holders of the Borrower or any of the Subsidiaries for customary compensation (including bonus payments made to employees), (iii) any operations and maintenance agreements, administrative services agreements and any other affiliate agreements identified on Schedule 3.1(d), Schedule 3.2(d) or Schedule 3.3(f), as such agreements may be amended, restated, modified or replaced from time to time, but only to the extent such amendments, restatements, modifications or replacements are not adverse to the Lenders in any material respect and (iv) Permitted Distributions.

Section 10.10                          Organizational Documents. Amend, modify or change its Organizational Documents (including the Steel Winds Project Company LLC Agreement) in a manner that is materially adverse to the rights of the Lenders (it being understood that, any amendment, modification or other change to the separateness covenants therein shall be materially adverse to such rights) or take any action that would impair the value of or rights of the Lenders under such Organizational Documents.

Section 10.11                          Amendment of Material Project Documents; Material Additional Project Documents; Stetson II Construction Period.

(a)                      Amend, modify, waive or enter into any change order, or consent to the amendment, modification of or waiver of, or entering into any change order to, any of the Material Project Documents to which CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries is a party or waive or consent to a waiver of, any material provision thereof (each, an “Agreement Change”) unless:

(i)                                     one of the following conditions is met:

(A)                              such Agreement Change is of a ministerial nature;

(B)                                such Agreement Change could not reasonably be expected to have a Material Adverse Effect and the Borrower shall have delivered to the Administrative Agent and the Lenders a certificate to that effect;

(C)                                such Agreement Change is approved by the Majority Lenders (such approval not to be unreasonably withheld, delayed or conditioned);

(D)                               such Agreement Change is an obligation of CSSW Parent, the Borrower or such Subsidiary pursuant to the terms of this Agreement or any other Loan Document or is expressly permitted thereby; or

(E)                                 the terms of such Agreement Change, individually or together with a series of directly related Agreement Changes, increases regular, bonus and similar payments to be made by the CSSW Parent, the Borrower or such Subsidiary thereunder by an amount in excess of $5,000,000 (or during the Stetson II Construction Period with respect to Agreement Changes under the EPC Contract, $10,000,000 in the aggregate for all such Agreement Changes) over the term of applicable Major Project Document, (it being acknowledged and agreed that this clause (E) shall not create any presumption that Agreement Changes above such $5,000,000 threshold (or $10,000,000, as applicable) are material or constitute a Material Adverse Effect for any purpose under this Agreement);

provided that, in addition to the above conditions, no amendment, modification or waiver to any of the Initial Power Hedging Documents or any Replacement IPH Document shall be permitted which will result in a reduction of the Committed Capacity from sales of energy, ancillary services, capacity or other related products or services from any Project pursuant to such agreement, or shorten the term of any such agreement.

(b)                     Except as set forth in clause (c) below, enter into any Material Additional Project Document.

(c)                      Enter into any Material Additional Project Document which is a Material Power Document (but excluding any Replacement IPH Document, the terms of which are governed by Section 11.1(j)) unless, (i) if such Material Power Document is a Commodity Hedge/Power Sales Agreement then it shall be a Permitted Power Document and the Borrower shall so certify, (ii) the counterparty is a Permitted Power Counterparty and (iii) the Borrower certifies that its entry into such Material Power Document could not reasonably be expected to have a Material Adverse Effect.

Section 10.12                          Amendment of Major Project Indebtedness. Cause, consent to, or permit any amendment, modification, waiver or other change to, any of the terms of any Major Project Indebtedness Document that would (a) increase the Yield as measured on the Amendment Measurement Date and the amount of fees (including any fees or similar amounts paid in connection with any amendment, waiver, extension or roll-over of such Major Project Indebtedness) (such fees to be equated to interest based on a four-year average life to maturity) by more than three percent (3%) in the aggregate for all increases in respect of such Major Project Indebtedness provided in the related Major Project Indebtedness Documents, (b) add any mandatory premiums or penalties in excess of the Premium Cap or (c) without the prior written consent of the Initial Lenders (i) amend, modify, waive or change (x) any terms of Section 10.1(n) of the Stetson Portfolio Financing Agreement or (y) during the Stetson II Construction Period, any other terms of the Stetson Portfolio Financing Agreement and any related loan documents in a manner that is adverse in any material respect to the rights or remedies of the Initial Lenders or (ii) during the Stetson II Construction Period, enter into any Refinancing of the Stetson Portfolio Financing (other than, for the avoidance of doubt, in connection with the exercise of cure rights contemplated by Section 11.2(b) hereof).

Section 10.13                          Subsidiaries. (a) With respect to CSSW Parent, form, create or acquire any Subsidiary (it being understood that the Borrower shall be the only direct Subsidiary of CSSW Parent), (b) with respect to the Borrower, form, create or acquire any Subsidiary (it being understood that the only direct Subsidiaries of the Borrower shall be (i) New York Wind III, (ii) the New Cohocton Holding Company and (iii) the Stetson Intermediate Holding Company), (c) with respect to any Project Company, form, create or acquire any Subsidiary, except as permitted in connection with the Stetson Transmission Line Reorganization, (d) with respect to New York Wind III and the Steel Winds Holding Company, form, create or acquire any Subsidiary (it being understood that, after the formation of the New Cohocton Holding Company pursuant to Section 9.25, the Steel Winds Holding Company shall be the only direct Subsidiary of New York Wind III and the Steel Winds Project Company shall be the only direct Subsidiary of the Steel Winds Holding Company) and (e) with respect to any other Subsidiary of the Borrower, form, create or acquire any Subsidiary that is not a wholly owned domestic Subsidiary reasonably necessary in connection with the business or financings of such Subsidiaries and the Projects. Prior to the formation, creation, or acquisition of any Subsidiary (other than in connection with the Stetson Transmission Line Reorganization or the Stetson Reorganization), the Borrower will provide at least fifteen (15) days’ prior notice of such formation, creation or acquisition to the Administrative Agent and the Initial Lenders, together with an updated Schedule 5.5 reflecting such information and copies of all Organizational Documents executed in connection therewith.

Section 10.14                          Replacement of Operator. Unless required to do so under the terms of Major Project Indebtedness Document or pursuant to an exercise of remedies by a lender thereunder, replace the Operator of any Project, other than with a replacement operator of such Project that has recognized knowledge and expertise in providing management, operations and maintenance services to wind energy generation projects in North America similar to such Project and that has been approved in writing by the Majority Lenders, which approval shall not be unreasonably withheld.

Section 10.15                          Abandonment of Project. Willfully and voluntarily abandon, suspend or cease the operation and maintenance activities at any Project for a continuous period of more than sixty (60) days (an “Event of Abandonment”); provided, however, that any such suspension or cessation that arises from an Event of Loss, a Requirement of Law, an event of force majeure, curtailment or failure to be dispatched, or other bona fide business reasons shall not constitute an Event of Abandonment, in each case, so long as the relevant Subsidiary is taking commercially reasonable actions to overcome or mitigate the effects of the cause of the suspension or cessation so that maintenance and/or operations, as the case may be, can be resumed.

Section 10.16                          Special Purpose Entity Status. With respect to CSSW Parent, engage in any business unrelated to the acquisition and ownership, directly, of the Equity Interests in the Borrower and entering into and performing obligations under the Loan Documents. With respect to the Borrower, engage in any business unrelated to the acquisition and ownership, directly, of the Equity Interests in (i) the Stetson Intermediate Holding Company, (ii) New York Wind III and (iii) the New Cohocton Holding Company, and the entry into and performance of obligations under the Loan Documents. With respect to New York Wind III, engage in any business unrelated to the acquisition and ownership, directly, of the Equity Interests in the Steel Winds Holding Company and the entry into and performance of obligations under the Loan Documents. With respect to the Steel Winds Holding Company, engage in any business unrelated to the acquisition and ownership, directly, of the Equity Interests in the Steel Winds Project Company and the entry into and performance of obligations under the Loan Documents. With respect to the Stetson Intermediate Holding Company, engage in any business unrelated to the acquisition and ownership, directly, of the Equity Interests in the Stetson Holding Company and the entry into and performance of obligations under the Loan Documents. With respect to any other Subsidiary of the Borrower, other than a Project Company, engage in any business unrelated to the ownership, operation and maintenance of the Project Companies. With respect to Prattsburgh, engage in any business unrelated to the Unwind of its Properties and business. With respect to any Project Company, engage in any business unrelated to the ownership, operation and maintenance of the Projects.

Section 10.17                          Hedging Agreements. Enter into or become a party to (a) any Commodity Hedge/Power Sales Agreement other than the Initial Power Hedging Documents, any Replacement IPH Document or any other Permitted Power Document or (b) any other Hedging Agreement other than Hedging Agreements in the Ordinary Course of Business or entered into in accordance with Section 9.14(b) and not for speculative purposes.

Section 10.18                          Administrative Services Agreement With respect to the Stetson Companies, enter into or become a party to any administrative services agreement where the aggregate annual reimbursement limits for the Stetson I Project and Stetson II Project exceed the maximum aggregate amount set forth below opposite the corresponding date on which such amount shall be measured.

During the period commencing on the Stetson II Effective date and ending on December 31, 2010	$600,000.

During the period commencing on January 1, 2011 and ending on December 31, 2012	(a) $400,000 if the Stetson I Project Company and Stetson II Project Company have not distributed to Borrower at least $6,000,000 per year for the trailing twelve (12) months; or

(b) $800,000 if the Stetson I Project Company and Stetson II Project Company have distributed to Borrower at least $6,000,000 per year for the trailing twelve (12) months.

Thereafter	(a) $400,000 if the Stetson I Project Company and Stetson II Project Company have not distributed to Borrower at least $8,000,000 per year for the trailing twelve (12) months; or

(b) $800,000 if the Stetson I Project Company and Stetson II Project Company have distributed to Borrower at least $8,000,000 per year for the trailing twelve (12) months.

ARTICLE 11

EVENTS OF DEFAULT AND REMEDIES

Section 11.1                                Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a)                      The Borrower shall fail to pay (i) when due all or any portion of any principal payment required under the Loan Documents; or (ii) within three (3) Business Days after the same shall become due and payable, any interest accrued payable under the Loan Documents; or (iii) within five (5) Business Days after the same shall become due and payable, any other amount payable under the Loan Documents; or

(b)                     CSSW Parent, the Borrower or any Subsidiary of the Borrower shall default (i) in the payment of any principal or unpaid reimbursement obligations on any of its Indebtedness (other than the Term Loans, but including any Contingent Obligation in respect of Indebtedness) on the scheduled or original due date or (ii) in making any payment of any interest or other amount on any such Indebtedness (other than the Term Loans, but including any Contingent Obligation in respect of Indebtedness) beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created; provided that any default, event or condition described in clause (i) or (ii) of this paragraph (b) shall not at any time constitute an Event of Default (A) unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (b) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000, and (B) so long as the entire outstanding principal amount of such Indebtedness has not become due (with no further cure periods for payment thereof) or has not been accelerated prior to its stated maturity or a payment of principal is not made at maturity, such default, event or condition is not cured, remedied or waived within 180 days after the date on which the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) is permitted to cause such Indebtedness to become due prior to its stated maturity (the “Standstill Period”); provided, further, that notwithstanding the above, during the Stetson II Construction Period, the occurrence of an “Event of Default” (under and as defined in the Stetson Portfolio Financing Agreement and any Refinancing thereof) relating to or in any way arising from the Stetson II Project Company or Stetson II Project shall constitute an Event of Default under this Agreement; or

(c)                      Any representation, warranty or certification made or deemed made by any Person in any Loan Document or contained in any notice or other certificate, agreement, document, financial statement or other statement delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect as of the date made or deemed made; provided that if such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Borrower may correct such misstatement by delivering a correction notice of such misstatement to the Administrative Agent in form and substance satisfactory to the Majority Lenders within 30 days after obtaining actual knowledge of such misstatement; or

(d)                     CSSW Parent, the Borrower or any Subsidiary of the Borrower shall fail to:

(i)                                     perform, observe or comply with, any covenant, obligation or agreement (A) set forth in Section 9.1(a) (Existence and Business) with respect to the Borrower, Section 7.6 (Notice of Defaults), Section 9.17(a) (Mandatory Prepayment of Reserves) or Article 10 (Negative Covenants) (other than Sections 10.7 and 10.9) of this Agreement at any time or (B) set forth in Section 7.1 (Quarterly Financial Statements and Reports), Section 7.2 (Annual Financial Statements), Section 9.10 (Separateness Covenants), Section 9.14 (Hedging Requirements), Section 9.17(b) (Mandatory Prepayment of Reserves), Section 9.18 (Use of Proceeds), Section 9.25 (Cohocton Holding Company), Section 9.26 (Stetson II Project), Section 10.7 (Distributions) or Section 10.9 (Transactions with Affiliates), within five (5) Business Days after the earlier of (x) receipt by such Person of written notice from the Administrative Agent or any Lender of such failure and (y) the time at which an Authorized Officer of such Person became aware of such failure;

(ii)                                  perform, observe or comply with, any covenant, obligation or agreement set forth in this Agreement or in any other Loan Document (other than any such failure described in the immediately preceding clause (i)), and such failure described in this clause (ii) shall not be cured within thirty (30) days after the earlier of (x) receipt by such Person of written notice from the Administrative Agent or any Lender of such failure and (y) the time at which an Authorized Officer of such Person became aware of such failure; or

(e)                      (i) Any Loan Document is revoked or invalidated or otherwise shall cease to be in full force and effect (other than in accordance with its terms), or (ii) any of CSSW Parent, the Borrower or any Subsidiary of the Borrower or any of their respective Affiliates shall, in a litigation proceeding, contest the validity or enforceability of any Loan Document or deny that it has any liability or obligation thereunder; or

(f)                        Any Judgment (or Judgments) is rendered against CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries in an aggregate amount in excess of $20,000,000 for CSSW Parent, the Borrower and its Subsidiaries and such Judgments are (i) not fully covered by third party insurance and (ii) not satisfied by CSSW Parent, the Borrower or such Subsidiary, as applicable, within thirty (30) days from the entry thereof; or

(g)                     (i) CSSW Parent, the Borrower or any Subsidiary of the Borrower shall commence any case, proceeding or other action (A) under any Debtor Relief Law, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against CSSW Parent, the Borrower or any Subsidiary of the Borrower, any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days; or (iii) there shall be commenced against CSSW Parent, the Borrower or any Subsidiary of the Borrower, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) CSSW Parent, the Borrower or any Subsidiary of the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) CSSW Parent, the Borrower or any Subsidiary of the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) CSSW Parent, the Borrower or any Subsidiary of the Borrower shall make a general assignment for the benefit of its creditors; or

(h)                     A Change of Control shall occur; or

(i)                         The Nominee Agreement shall terminate or cease to be in full force and effect to provide beneficial ownership and control of the Equity Interests in and assets and operations of the Cohocton Holding Company and the Cohocton Project Companies in New York Wind III, or is amended in any manner adverse to the Lenders, other than as a result of the Lehman Tax Equity Buyback and the Steel Winds Reorganization, or the Borrower shall cease to own and control all rights and privileges to direct the ownership and activities of the Cohocton Holding Company and Cohocton Project Companies; or

(j)                         (a) Any Material Project Document (x) ceases to be valid and binding and in full force and effect before its scheduled termination in accordance with the terms thereof (including by virtue of a termination prior to its normal expiration), or (y) is replaced by CSSW Parent, the Borrower or any Subsidiary of the Borrower or assigned by any Project Participant thereto, (b) an event of default under, notice of termination of or similar right to terminate, a Material Project Document shall have occurred and be continuing due to a breach by the Borrower, one of its Subsidiaries or a Project Participant thereunder or (c) a bankruptcy, insolvency or similar event under any Debtor Relief Law shall have occurred with respect to any Project Participant party to a Material Project Document unless such Project Participant is continuing to perform all of its material obligations thereunder and such bankruptcy, insolvency or similar event under any Debtor Relief Law has not resulted in a Material Adverse Effect; provided that none of the foregoing in clauses (a), (b) or (c) shall constitute an Event of Default:

(i)                                     if such Material Project Document is not an Initial Power Hedging Document or any previous Replacement IPH Document, (A) such event referred to above has not had, and could not reasonably be expected to result in, a Material Adverse Effect or (B) within 180 days(or within 90 days with respect to the EPC Contract during the Stetson II Construction Period) after the occurrence of such event referred to above, such event has been cured or the Borrower or the applicable Subsidiary shall have entered into a replacement arrangement that either (I) has received any required Major Project Indebtedness Approval or (II)(1) is with a comparable counterparty or as otherwise approved by the Majority Lenders (not to be unreasonably withheld, delayed or conditioned) and (2) is on substantially similar terms as the replaced Material Project Document, or

(ii)                                  if such Material Project Document is an Initial Power Hedging Document or any previous Replacement IPH Document, within 180 days after the occurrence of such event referred to above, such event has been cured or the applicable Subsidiary has entered into one or more replacement Commodity Hedge/Power Sales Agreements covering the Committed Capacity of the agreement being replaced (each, a “Replacement IPH Document”) that (A) has received Major Project Indebtedness Approval to the extent applicable and required, (B) is with a counterparty that is a Permitted Power Counterparty, (C) is a Permitted Power Document, (D) has a term at least equal to the remaining term of the agreement being replaced unless a Permitted Power Document with such remaining term would require the Borrower and its Subsidiaries to post collateral support that exceeds the amount of collateral support required under the terms of the agreement being replaced (in which case the applicable Subsidiary shall enter into a Replacement IPH Document with the longest term it can obtain on commercially reasonable terms using the amount of collateral support that it was required to provide under the agreement being replaced) and (E) the Borrower shall have certified that entry into such Replacement IPH Document could not reasonably be expected to result in a Material Adverse Effect; or

(k)                      (i) the occurrence of any ERISA Event, or the failure with respect to any Foreign Plan or Foreign Benefit Arrangement to comply with applicable laws, regulations and interpretations, or the terms of such plan, shall have occurred, (ii) a trustee shall be appointed by a United States District Court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan, or (iv) a complete or partial withdrawal by any of CSSW Parent, the Borrower and any of the Borrower’s Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify CSSW Parent, the Borrower or any Subsidiary of its intent to terminate) under Section 4041A of ERISA, and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, described in this Section 11.1(k), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(l)                         (i) Any of the Security Documents shall, except pursuant to the terms thereof, be terminated or shall cease to be in full force and effect (or the Borrower shall wrongfully so assert) or (ii) any of the Secured Parties shall cease to have a first priority, perfected Lien on any Collateral; or

(m)                   Any Governmental Approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect or any proceeding is commenced to revoke, terminate, withdraw, suspend, modify or withhold such Governmental Approval, unless, in any such case, such failure, revocation, termination, withdrawal, suspension, modification, withholding or failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; or

(n)                     A Total Loss shall have occurred; or

(o)                     The Lehman Tax Equity Buyback shall be deemed, found to be, declared or made unenforceable or void or shall otherwise not be effective or be unwound for any reason (an “Unwind Event”) and the parties to the Lehman Tax Equity Buyback are unable to reconsummate the transaction prior to the earliest of (i) 180 days after such Unwind Event occurs, (ii) any direct assertion in writing by Lehman First Wind Holdings, LLC that it is entitled to own and control directly or indirectly any Equity Interests in or rights or privileges to direct the ownership or activities of the Cohocton Holding Company and the Cohocton Project Companies or otherwise have any rights, claims or interests in any assets, property or revenues of the Cohocton Project, the Cohocton Holding Company or the Cohocton Project Companies and (iii) a Governmental Authority determining that the reconsummation of the transaction is prohibited by a Requirement of Law or otherwise not approving the reconsummation of the Lehman Tax Equity Buyback (such period, the “Tax Equity Standstill Period”); or

(p)                     The construction of the Stetson II Project shall have been willfully and voluntarily abandoned for a period in excess of 45 consecutive days; provided, however, that any suspension or cessation that arises from an Event of Loss, a Requirement of Law, an event of force majeure or other bona fide business reasons shall not constitute an abandonment, in each case, so long as the Stetson II Project Company is taking commercially reasonable actions to overcome or mitigate the effects of the cause of such suspension or cessation so that construction can be resumed.

Section 11.2                                Steel Winds Project and Stetson II Project Event of Default.

(a)                                  Notwithstanding any provision to the contrary in this Agreement, if an Event of Default hereunder arises from a circumstance or occurrence solely with respect to the Steel Winds Project, the Steel Winds Holding Company or the Steel Winds Project Company (and not with respect to the Cohocton Project, the Stetson I Project or the Cohocton Companies and the Stetson Companies), so long as such circumstance or occurrence would have no material adverse impact on CSSW Parent, the Borrower and the Borrower’s Subsidiaries and their assets, taken as a whole, and would not result in any material liability to CSSW Parent, the Borrower or the Borrower’s Subsidiaries (other than to the assets of the Steel Winds Project, the Steel Winds Holding Company or the Steel Winds Project Company), then automatically, without further action, upon the partial repayment of the Term Loans, in a principal amount equal to $15,000,000, plus accrued interest (including any PIK Interest applicable thereto) less 15/115 of payments and prepayments of principal on the Term Loans made after the Subsequent Closing Date, then such Event of Default shall be deemed cured and shall no longer constitute an Event of Default hereunder. Subsequent to such repayment, solely for purposes of giving rise to an Event of Default under the Loan Documents the Borrower shall not be bound by any covenants contained in this Agreement as relates solely to the Steel Winds Holding Company or the Steel Winds Project Company and any determination of a Default or Event of Default hereunder shall exclude all circumstances or occurrences with respect to the Steel Winds Project or the other assets of the Steel Winds Holding Company or the Steel Winds Project Company, so long as such circumstance or occurrence would have no material adverse impact on CSSW Parent, the Borrower and the Borrower’s Subsidiaries and their assets, taken as a whole, and would not result in any material liability to CSSW Parent, the Borrower or the Borrower’s Subsidiaries (other than to the assets of the Steel Winds Project and Steel Winds Holding Company or the Steel Winds Project Company).

(b)                                 In the event that (x) an Event of Default under the second proviso of Section 11.1(b) has been cured by CSSW Parent, the Borrower or a Stetson Company pursuant to Section 10.1(n) of the Stetson Portfolio Financing Agreement or (y) during the period commencing on July 31, 2010 and ending on the Stetson II COD, the security interests held by the lenders under the Stetson Portfolio Financing in the Stetson II Project and the Equity Interests in the Stetson II Project Company have been terminated and released and the Stetson II Project Company has been fully released from all obligations under the Stetson Portfolio Financing or any Refinancing thereof, including with respect to obligations relating to collateral, and has been removed from all representations, warranties, covenants and events of default thereunder (and the Borrower shall have delivered to the Administrative Agent notice and reasonably satisfactory evidence of the foregoing), the Borrower, the Administrative Agent and the Initial Lenders hereby agree that the changes to the indebtedness baskets, reserve lines, restricted payments, financial covenant levels, required hedging, administrative services agreements and other similar changes shall be restored to those levels and terms set forth in the Original Credit Agreement and that they will promptly enter into an amendment to this Agreement to reflect such changes. In addition, subsequent to such cure under the second proviso of Section 11.1(b) before the Stetson II Funding Date, solely for the purpose of giving rise to an Event of Default under the Loan Documents and only to the extent the Stetson II Project Company and Stetson II Project are and remain fully released and discharged, including with respect to obligations relating to collateral, the Borrower shall not be bound by any covenants contained in this Agreement as relates solely to the Stetson II Project Company and any determination of a Default or Event of Default hereunder shall exclude any circumstance or occurrence with respect to the Stetson II Project or any other assets of the Stetson II Project Company, so long as such circumstance or occurrence should have no material adverse impact on CSSW Parent, the Borrower and the Borrower’s Subsidiaries and their assets, taken as a whole, and would not result in any material lien or material liability of CSSW Parent, the Borrower or the Borrower’s Subsidiaries.

Section 11.3                                Acceleration.

(a)                      If an Event of Default specified in paragraph (g) of Section 11.1 shall occur with respect to the Borrower, Term Loans (with accrued interest thereon) and all other amounts owing under the Loan Documents shall immediately become due and payable.

(b)                     Subject to Section 9.27, if any Event of Default (other than the Event of Default referred to in Section 11.3(a)) shall occur, then the Administrative Agent (acting at the written direction of the Majority Lenders) may by notice to the Borrower declare the Term Loans, all accrued and unpaid interest thereon and all other amounts owing to the Lenders under the Loan Documents to be due and payable, whereupon the same shall become immediately due and payable.

(c)                      Except as expressly provided above in this Section 11.3, presentment, demand, protest and all other notices and other formalities of any kind are hereby expressly waived by the Borrower.

Section 11.4                                Other Remedies. Subject to Section 9.27, upon the occurrence and during the continuation of an Event of Default:

(a)                      The Collateral Agent may, with the written consent of the Majority Lenders, and shall, at the written direction of the Majority Lenders, exercise any or all rights and remedies at law or in equity (in any combination or order that the Majority Lenders may elect), including without limitation or prejudice to the Collateral Agent’s other rights and remedies that are available under any of the Loan Documents.

(b)                     CSSW Parent and the Borrower hereby appoint the Collateral Agent (acting on the instruction of the Majority Lenders) as the attorney-in-fact of CSSW Parent and the Borrower, with full power of substitution, and in the name of CSSW Parent and the Borrower, if the Collateral Agent, at the direction of the Majority Lenders, or the Majority Lenders elect to do so at any time after the Term Loans have been declared immediately due and payable pursuant to this Article 11, to: (i) advance and incur such expenses as the Majority Lenders deem reasonably necessary, (ii) endorse the name of CSSW Parent or the Borrower on any checks or drafts, representing proceeds of any insurance policies, or other checks or instruments payable to CSSW Parent or the Borrower, (iii) take every action with respect to the Loan Documents which CSSW Parent or the Borrower may take under law or in equity and (iv) prosecute or defend any action or proceedings incident to the foregoing. The power-of-attorney granted hereby is a power coupled with an interest and is irrevocable. The Collateral Agent shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action it shall have no liability to CSSW Parent or the Borrower to continue the same or for the sufficiency or adequacy thereof.

(c)                      Any funds of any Lender or the Collateral Agent (including the proceeds of any Term Loans) used for any purpose referred to in this Section 11.4, whether or not in excess of the relevant Term Loans, shall (i) be governed hereby, (ii) constitute a part of the Obligations secured by the Security Documents, (iii) bear interest at the Default Rate, and (iv) be payable upon demand by such Lender or the Collateral Agent, as applicable.

Section 11.5                                Distribution of Proceeds. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, in the event that following the occurrence or during the continuance of any Event of Default, the Agents or any Lender receives any monies on account of the Obligations from the Borrower or otherwise, such monies shall be distributed for application as follows:

(a)                      First, to the payment of or the reimbursement of, the Agents for or in respect of all costs, fees, expenses, disbursements and losses that shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, or in connection with the exercise, protection or enforcement by the Agents of all or any of the rights, remedies, powers and privileges of the Agents or the Lenders under this Agreement or any other Loan Document;

(b)                     Second, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Term Loans, allocated among the Lenders pro rata in accordance with their respective outstanding principal amount of Term Loans;

(c)                      Third, to the payment of the outstanding principal balance of the Term Loans (including any applicable Call Premium and PIK Interest), allocated among the Lenders pro rata in accordance with their respective outstanding principal amount of Term Loans;

(d)                     Fourth, to any other outstanding Obligations, allocated among the Lenders pro rata in accordance with their respective outstanding principal amount of Term Loans; and

(e)                      Fifth, the excess, if any, after all Obligations have been indefeasibly paid in full in cash, shall be returned to the Borrower or to such other Persons as are lawfully entitled thereto or as a court of competent jurisdiction may direct.

ARTICLE 12

THE AGENTS

Section 12.1                                Appointment and Authorization.

(a)                      Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity to take such action on its behalf under the provisions of this Agreement and each other Loan Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any such other Loan Document, together with such powers as are reasonably incidental thereto.

(b)                     Each Lender hereby irrevocably appoints, designates and authorizes the Collateral Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Collateral Agent, in such capacity to take such action on its behalf under the provisions of this Agreement and each other Loan Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement or any such other Loan Document, together with such powers as are reasonably incidental thereto.

(c)                      Each of the Lenders authorizes, respectively, each Agent to execute, deliver and perform each of the Loan Documents to which such Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of such Agent contained in the Loan Documents.

(d)                     Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Agents shall have any duties or responsibilities to the Lenders except those expressly set forth herein and in the other Loan Documents, nor shall any of the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Agents. Without limiting the generality of the foregoing sentence, the use of the terms “Administrative Agent,” and “Collateral Agent,” in this Agreement with reference to the Administrative Agent and the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law. Instead, such terms are used merely as a matter of market custom, and are intended to create or reflect only a relationship between independent contracting parties.

Section 12.2                                Delegation of Duties. Each of the Agents may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible to the Lenders for the gross negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

Section 12.3                                Liability of the Agents. None of the Agents or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates shall (a) be liable to the Lenders for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own fraud, gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Secured Parties or any other Person for any recital, statement, representation or warranty made by CSSW Parent, the Borrower or any Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. None of the Agents or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of CSSW Parent, the Borrower or any Affiliate of the Borrower.

Section 12.4                                Reliance by the Agents. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation in good faith believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to CSSW Parent and the Borrower), independent accountants and other experts selected by any such Agent. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document (a) if such action would, in the opinion of such Agent (upon consultation with counsel), be contrary to applicable Requirements of Law or the terms of any Loan Document, (b) if such action is not specifically provided for in the Loan Documents to which such Agent is a party, and it shall not have received such advice or concurrence of the Majority Lenders as it deems appropriate, or (c) unless, if it so requests, such Agent shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

Section 12.5                                Notice of Default.

(a)                      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” If the Administrative Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with this Article 12; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

(b)                     The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent shall have received written notice from the Administrative Agent, a Lender, or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”. If the Collateral Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the Administrative Agent and the Lenders. The Collateral Agent shall take such action with respect to such Default or Event of Default, and such action on behalf of the Secured Parties under any other Loan Document as may be requested by the Majority Lenders; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default or other Loan Document as it shall deem advisable or in the best interest of the Lenders.

Section 12.6                                Credit Decision. Each Lender acknowledges that none of the Agents or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates has made any representation or warranty to it, and that no act by any of the Agents hereafter taken, including any review of the Projects or of the affairs of CSSW Parent, the Borrower and its Subsidiaries shall be deemed to constitute any representation or warranty by any Agent or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of CSSW Parent, the Borrower, its Subsidiaries, the Projects, the value of and title to any Collateral, and all applicable bank regulatory Requirements of Law relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of CSSW Parent, the Borrower, its Subsidiaries and the Projects. Except for notices, reports and other documents expressly required pursuant to any Loan Document to be furnished to the Lenders by the Agents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Projects, of CSSW Parent, of the Borrower or its Subsidiaries, which may come into the possession of any Agent or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

Section 12.7                                Indemnification of Agents.

(a)                      Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with the aggregate principal amount of the Term

Loans held by such Lender from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates of any portion of such Indemnified Liabilities resulting solely from such Person’s fraud, gross negligence or willful misconduct.

(b)                     The undertakings of the Lenders in this Section 12.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

(c)                      To the extent permitted by applicable Requirement of Law, no party shall assert, and each party hereby waives, any claim against any Agent or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this agreement, any Loan Document or any agreement or instrument contemplated hereby, or any Term Loan or the use of proceeds thereof, except for claims in respect of a breach of the confidentiality provisions contained herein or the gross negligence or willful misconduct of any Agent or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

Section 12.8                                Agents in Individual Capacities. Each of the Agents and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with CSSW Parent, the Borrower or their respective Affiliates as though such Agent were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding CSSW Parent, the Borrower or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of CSSW Parent, the Borrower or such Affiliates) and acknowledge that the Agents shall be under no obligation to provide such information to them. Any Agent which is also a Lender hereunder shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include such Agent in its individual capacity.

Section 12.9                                Successor Agents.

(a)                      Subject to the appointment and acceptance of a successor as provided below, each of the Administrative Agent and the Collateral Agent may resign at any time by giving notice thereof to the other Agent, the Lenders and the Borrower, and each such Agent may be removed at any time with or without cause by the Majority Lenders. So long as no Default or Event of Default has occurred and is continuing, the Borrower may make a request in writing to the Lenders for the removal of an Agent, stating its reasons for such requested removal, but such removal shall in any event require the affirmative vote of the Majority Lenders in their sole and absolute discretion. Upon any such resignation or removal, the Majority Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned) to appoint a successor to the applicable Agent. If no successor Agent shall have been appointed by the Majority Lenders, and shall have accepted such appointment within 30 days after the resigning Agent’s giving of notice of resignation or the giving of any notice of removal of any such Agent, then the resigning Agent or Agent being removed, as the case may be, may appoint a successor to such Agent. If the Collateral Agent shall resign or be removed pursuant to the foregoing provisions, upon the acceptance of appointment by a successor Collateral Agent hereunder, the former Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent. Upon the acceptance of its appointment as a successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such resigning or removed Agent, and such resigning Agent or removed Agent shall be discharged from its duties and obligations hereunder.

(b)                     After any Agent’s resignation or removal, the provisions of this Article 12 and of Sections 13.1 and 13.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

Section 12.10                          Registry. The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Section 12.10, to maintain a register at the Notice Office (the “Register”) on which it will record the Term Loans made by each of the Lenders (including (i) the names and addresses of all Lenders, (ii) the interests of each Lender and (iii) the principal amounts of the Term Loans owing to each Lender from time to time (including the amount of PIK Interest thereon and any stated interest thereon) and each repayment in respect of the principal amount of the Term Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Term Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the CSSW Parent, the Administrative Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. With respect to the assignment by any Lender to an assignee pursuant to Section 13.11, the rights to the principal of, and interest on, any Term Loans made shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Term Loans, and prior to such recordation all amounts owing to the transferor with respect to such Term Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Term Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 13.11. Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of any Term Loans, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Term Note evidencing such Term Loans, and thereupon one or more new Term Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Register shall be available for inspection by the Borrower or any Lenders at any reasonable time, from time to time, upon reasonable prior notice.

Section 12.11                          Force Majeure. The Administrative Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility.

Section 12.12                          Reliance by Administrative Agent. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that in all cases the Administrative Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such advice or concurrence of the Majority Lenders, as it deems appropriate. This provision is intended solely for the benefit of the Administrative Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

ARTICLE 13

MISCELLANEOUS

Section 13.1                                Costs and Expenses. CSSW Parent and the Borrower, jointly and severally shall, whether or not the transactions contemplated hereby are consummated and whether or not any of the following are incurred before or after the applicable Closing Date, pay, within ten (10) Business Days after demand, (a) in accordance with the terms of the Engagement Letter, all properly documented reasonable costs and expenses of the Agents and the Initial Lenders in connection with the preparation, negotiation, execution, due diligence, delivery, filing and recording of this Agreement and the other Loan Documents and any other documents which may be delivered in connection herewith or therewith, including without limitation Attorney Costs and consultants fees and expenses approved by the Borrower of the Administration Agent and the Initial Lenders, (b) all properly documented reasonable costs and expenses (including Attorney Costs) of the Agents and the Initial Lenders in connection with the administration of this Agreement and the other Loan Document, including in connection with any amendment, modification, waiver or consent with respect to any provision contained in this Agreement or any other Loan Document, and (c) all properly documented reasonable costs and expenses (including Attorney Costs) in connection with (i) any and all amounts which the Agents and the Lenders have incurred in connection with any Event of Default under this Agreement or any other Loan Document and (ii) any and all amounts which any Agent or Lender has incurred in connection with the enforcement or attempted enforcement of, or the investigation or preservation of any rights or remedies under, this Agreement or any other Loan Document. In addition, without duplication of amounts paid as Other Taxes pursuant to Section 4.5(c), CSSW Parent and the Borrower, jointly and severally, shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other Loan Documents, or any other document which may be delivered in connection with this Agreement, and agree to hold the Secured Parties harmless from and against any and all liabilities with respect to or resulting from any delay by CSSW Parent or the Borrower in paying or omission to pay such taxes and fees, provided that CSSW Parent and the Borrower shall not be responsible for any penalties, interest and expenses relating to such taxes and fees that are determined by a court of competent jurisdiction in a final and non-appealable order to have arisen from fraud, gross negligence or willful misconduct of the Secured Parties.

Section 13.2                                Indemnity.  Whether or not the transactions contemplated hereby are consummated:

(a)                                  CSSW Parent and the Borrower, jointly and severally, shall pay, indemnify, save and hold each Secured Party and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact and Affiliates (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Term Loans or the termination, resignation or replacement of any Agent or any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to, or arising out of, this Agreement or any other Loan Document, including the Security Documents and any other document or instrument contemplated by or referred to herein or therein, or the transactions contemplated hereby and thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to the exercise by any Secured Party of any of its respective rights or remedies under any of the Loan Documents, and any investigation, litigation or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) related to this Agreement or any other Loan Document or the Term Loans, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that Indemnified Liabilities shall not include Taxes governed by Section 4.5 and shall not include Excluded Taxes, and neither CSSW Parent nor the Borrower shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities determined by a court of competent jurisdiction in a final and non-appealable order to have arisen from the fraud, gross negligence or willful misconduct of such Indemnified Person.

(b)                                 Environmental Indemnity. Without in any way limiting the generality of the other provisions contained in this Section 13.2, CSSW Parent and the Borrower, jointly and severally, agree to defend, protect, indemnify, save and hold harmless each Indemnified Person, whether as beneficiary of any of the Security Documents, as a mortgagee in possession, or as successor-in-interest to CSSW Parent or the Borrower, by foreclosure deed or deed in lieu of foreclosure, or otherwise, from and against any and all liabilities, obligations, losses, damages (including foreseeable and unforeseeable consequential damages and punitive claims), penalties, fees, claims, actions, judgments, suits, costs, disbursements (including, without limitation, Attorney Costs and consultants’ fees and disbursements) and expenses (collectively, “Losses”) of any kind or nature whatsoever that may at any time be incurred by, imposed on, asserted or awarded against any such Indemnified Person directly or indirectly, based on, or arising out of, or resulting from, (A) the actual or alleged presence of Hazardous Substances on, in, under or affecting all or any portion of the Property whether or not the same originates or emanates from the Property or any property adjoining or adjacent to the Property or from properties at which any Hazardous Substances generated, stored or handled by CSSW Parent, the Borrower or any of its Subsidiaries were released or disposed of, (B) any Environmental Claim relating to the Projects or (C) the exercise of any Secured Party’s rights under any of the provisions of the Security Documents (the “Indemnified Matters”), whether any of the Indemnified Matters arise before or after foreclosure of any of the security interests or other taking of title to all or any portion of the Projects by any Secured Party, including, without limitation, (x) the costs of removal or remediation of any and all Hazardous Substances from all or any portion of the Property, any property adjoining or adjacent to the Property, (y) additional costs required to take reasonable precautions to protect against the release of Hazardous Substances on, in, under, from or affecting the Property into the environment, including air, any body of water, any other public domain or any surrounding areas, and (z) costs incurred to comply, in connection with all or any portion of the Property or any surrounding areas, with all applicable Environmental Laws with respect to Hazardous Substances, except to the extent that any such Indemnified Matter is determined by a court of competent jurisdiction in a final and non-appealable order to have arisen from fraud, gross negligence or willful misconduct of such Indemnified Person.

(c)                                  Defense of Actions. To the extent that CSSW Parent or the Borrower is unable or unwilling to assume the defense of any claim for which indemnification is required pursuant to the provisions of subsection (a) or (b) of this Section 13.2 (an “Indemnified Claim”) for a period of thirty (30) days following written demand therefor by an Indemnified Person, such Indemnified Person shall have the right to retain separate legal counsel of its own choice to conduct the defense and all related matters in connection with any such litigation, proceeding or other action; provided that an Indemnified Person shall have the right to retain separate counsel whether or not CSSW Parent or the Borrower is able or willing to assume the defense of any such litigation, proceeding or other action if and to the extent that, in the reasonable opinion of such Indemnified Person and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnified Person or a conflict of interest between such Indemnified Person and CSSW Parent or the Borrower or between such Indemnified Person and another Indemnified Person (unless such conflict of interest is waived in writing by the affected Indemnified Persons). CSSW Parent and the Borrower, jointly and severally, shall pay the reasonable and documented Attorney Costs (other than with respect to disputes between Indemnified Persons), and such legal counsel shall to the fullest extent consistent with its professional responsibilities cooperate with CSSW Parent and the Borrower and any legal counsel designated by CSSW Parent and the Borrower. CSSW Parent and the Borrower shall report to the relevant Indemnified Person on the status of any such action, suit or proceeding the defense of which it has assumed as material developments shall occur and from time to time as requested by such Indemnified Person (but not more frequently than once every sixty (60) days). Notwithstanding anything to the contrary set forth herein, neither CSSW Parent nor the Borrower shall, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances in which there is no conflict of interest between the affected Indemnified Persons or any such conflict of interest is waived in writing by the affected Indemnified Persons, be liable to the Indemnified Persons (or any of them) under any of the provisions hereof for Attorney Costs of more than one separate firm of attorneys (which firm shall be selected by the Borrower with the prior written approval of the affected Indemnified Persons, which approval shall not be unreasonably withheld or delayed, or upon failure to so select, by the affected Indemnified Persons).

(d)                                 Settlement, Compromise. Notwithstanding anything herein to the contrary, so long as no Default or Event of Default shall have occurred and be continuing and provided the Indemnified Claim does not involve the potential imposition of criminal liability upon such Indemnified Person, no Indemnified Person may compromise or settle any Indemnified Claim involving such Indemnified Person, the defense of which such Indemnified Person has assumed, other than at such Indemnified Person’s own expense, without CSSW Parent’s and the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed); provided that in no event shall CSSW Parent, the Borrower or any of their respective Affiliates be required, in connection with the compromise or settlement of any Indemnified Claim by an Indemnified Person, to admit any guilt, culpability or complicity, or incur any civil or criminal liability, without the prior written consent of CSSW Parent, the Borrower or such Affiliate of the Borrower, as the case may be, which consent may be granted, conditioned or withheld in such Person’s sole discretion. CSSW Parent and the Borrower further agrees it will not, without the prior written consent of the affected Indemnified Persons, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability and obligations that are the subject matter of such action.

(e)                                  Subrogation. Upon payment of any Indemnified Claim by CSSW Parent or the Borrower pursuant to the provisions hereof to or on behalf of an Indemnified Person, CSSW Parent or the Borrower, as the case may be, without any further action, shall be subrogated to any and all claims that such Indemnified Person may have relating thereto, and such Indemnified Person shall reasonably cooperate with CSSW Parent or the Borrower and give such further reasonable assurances as are necessary or advisable to enable CSSW Parent or the Borrower, as the case may be, to vigorously pursue such claims.

(f)                                    Contribution. In the event that the indemnity provided for herein is unavailable or insufficient to hold any Indemnified Person harmless, then, provided such payment is not prohibited by or contrary to any Requirement of Law or public policy, CSSW Parent and the Borrower, jointly and severally, shall contribute to amounts paid or payable by an Indemnified Person in respect of such Indemnified Person’s Indemnified Claims as to which the indemnity provided for herein is unavailable or insufficient in such proportion as appropriately reflects (a) the relative benefits received or expected to be received by CSSW Parent, the Borrower and their respective Affiliates, on the one hand, and the Indemnified Person, on the other hand, in respect of the transactions contemplated by this Agreement, (b) the relative fault of CSSW Parent, the Borrower and their respective Affiliates, on the one hand, and the Indemnified Person, on the other hand in connection with the acts or omissions which have resulted in the Indemnified Claim, and (c) any other equitable considerations.  CSSW Parent, the Borrower and the Secured Parties agree that it would not be just and equitable if contributions to be made by CSSW Parent or the Borrower, as the case may be, pursuant to this paragraph were to be determined by any method of allocation that does not take into account the equitable considerations referred to above.

(g)                                 Survival; Defense. The obligations in this Section 13.2 shall survive payment of the Term Loans and all other Obligations. All amounts owing under this Section 13.2 shall be paid within 30 days after demand.

Section 13.3                                Notices.

(a)                                  All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) and mailed or faxed to the address or facsimile number specified for notices on the applicable signature page of this Agreement or the Assignment and Acceptance or to such other address as shall be designated by such party in a written notice to the other parties hereto given as provided in this Section 13.3 (each, a “Notice Office”). The initial Notice Office of the Administrative Agent is 45 Broadway, 14th floor, New York, New York 10006, Attn: CMES-CSSW, LLC, Tel: 212-515-5264, Fax: 212-515-1576.

(b)                                 All such notices, requests and communications (i) sent by mail will be effective three Business Days after being deposited in the mail, postage prepaid, (ii) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (iii) transmitted by facsimile or other electronic transmission will be effective when sent and confirmation received; except that all notices and other communications to any Agent or the Lenders shall not be effective until actually received.

(c)                                  CSSW Parent and the Borrower acknowledge and agree that any agreement of the Secured Parties to receive certain notices by telephone is solely for the convenience and at the request of the Borrower. The Secured Parties shall be entitled to rely on the authority of any Person purporting to be a Person authorized by CSSW Parent or the Borrower to give such notice and the Secured Parties shall not have any liability to the Borrower or other Person on account of any action taken or not taken by any of the Secured Parties in good faith reliance upon such telephonic notice.

(d)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(e)                                  All notices, requests and other communications hereunder and under the other Loan Documents shall be in the English language.

Section 13.4                                Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Neither CSSW Parent nor the Borrower may assign or otherwise transfer any of their respective rights or obligations under this Agreement or any of the other Loan Documents.

The Lenders may only assign their rights and obligations under this Agreement and the other Loan Documents as provided in Section 13.11.

Section 13.5                                No Waiver; Remedies Cumulative. No failure or delay on the part of any of the Secured Parties in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between CSSW Parent, the Borrower and any Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on CSSW Parent or the Borrower in any case shall entitle CSSW Parent or the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to take any other or further action in any circumstances without notice or demand. All remedies, either under this Agreement or any other Loan Document or pursuant to any applicable Requirement of Law or otherwise afforded to any Secured Party shall be cumulative and not alternative.

Section 13.6                                No Third Party Beneficiaries. The agreement of each Lender to make extensions of credit to the Borrower on the terms and conditions set forth in this Agreement and the other Loan Documents is solely for the benefit of CSSW Parent and the Borrower, and no other Person (including any Subsidiary of the Borrower, any Project Participant, or any contractor, sub-contractor, supplier, worker, carrier, warehouseman, materialman or vendor furnishing supplies, goods or services to or for the benefit of the Borrower or any of the Projects or receiving services from the Projects) shall have any rights hereunder against any Secured Party with respect to the Term Loans, the proceeds thereof or otherwise.

Section 13.7                                Reinstatement. To the extent that any Secured Party receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or to its estate, trustee, receiver, custodian or any other party under any Debtor Relief Law or otherwise, then to the extent of the amount so required to be repaid, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the Obligations as of the date such initial payment, reduction or satisfaction occurred.

Section 13.8                                Accredited Investor. Each Initial Lender represents and warrants to the Borrower that such Initial Lender is an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as amended and under National Instrument 45-106 (Resale of Securities).

Section 13.9                                Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 13.10                          Amendment or Waiver.

(a)                                  No provision of this Agreement or any other Loan Document may be amended, supplemented, modified or waived, except by a written instrument signed by the Majority Lenders and CSSW Parent, the Borrower and, if applicable, each other Guarantor (as defined in the Guarantee and Security Agreement) (but only if CSSW Parent, the Borrower or such Guarantor is a party thereto). Notwithstanding the foregoing provisions, no such waiver and no such amendment, supplement or modification shall (i) postpone or delay the Maturity Date, without the prior written consent of each Lender affected thereby, or postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest or other amounts due to any Lender hereunder or under any other Loan Document, without the prior written consent of each Lender affected thereby, (ii) reduce the principal of, or the rate or amount of interest or Call Premiums specified in this Agreement on, the Term Loans of any Lender, without the prior written consent of each Lender affected thereby, (iii) release all or substantially all of the Collateral or the Guarantors except as shall be otherwise provided in any Security Document or other Loan Document or consent to the assignment or transfer by the Borrower of any of its respective obligations under this Agreement or any other Loan Document, without the prior written consent of each Lender, (iv) amend, modify or waive any provision of this Section 13.10, without the prior written consent of each Lender, (v) amend, modify or waive any provision of Article 12 or any other provision of any Loan Document that affects the Agents without the written consent of the applicable Agent or (vi) reduce the percentage specified in or otherwise amend the definition of Majority Lenders or any other provision specifying the number or percentage of Lenders required to approve or consent to any action, without the prior written consent of each Lender.

(b)                                 Any waiver and any amendment, supplement or modification made or entered into in accordance with Section 13.10(a)  shall be binding upon CSSW Parent, the Borrower, the Guarantors, the Agents and the Lenders.

Section 13.11                          Assignments, Participations, etc.

(a)                                  Subject to compliance with the following sentence, any Lender may at any time assign to one or more Eligible Assignees that are not Affiliates of the Borrower (each, an “Assignee” and “Successor Lender”) all or any part of any Term Loans and the other rights and obligations of such Lender hereunder and under the other Loan Documents; provided that (i) except with respect to an assignment by a Lender to an entity that is an Affiliate of such Lender, another Lender or a Related Fund, (x) the prior written consent of the Administrative Agent shall be required for such assignment and (y) so long as no Event of Default has occurred and is continuing, the prior written consent of the Borrower shall be required for such assignment (which consent shall not be unreasonably delayed, withheld or conditioned), (ii) the Initial Lenders’ obligation to fund the Subsequent Loan may not be assigned without the Borrower’s written consent to be granted in the Borrower’s sole discretion and (iii) after acceleration pursuant to Section 11.3, any Initial Lender, Assignee or Successor Lender may assign to any Person. Any assignment permitted by the previous sentence must comply with the following requirements: (A) each such assignment by a Lender of its Term Loans or its Term Notes shall be made in such a manner so that the same portion of its Term Loans or its Term Notes is assigned to the Assignee; (B) in the case of an assignment of any part of a Term

Loan to any Assignee, such assignment shall not be for an amount less than $10,000,000 or a higher integral multiple of $1,000,000 in excess thereof (or 100% of the assigning Lender’s remaining Term Loans) in each instance; and (C) the Borrower and the Agents may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until (1) written notice of such assignment, together with payment instructions, addresses, contact information and related information and any required tax forms with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such assigning Lender and the Assignee, (2) the assigning Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500 and (3) the assigning Lender shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit F hereto (an “Assignment and Acceptance”) with respect to such assignment from the assigning Lender.

(b)                                 From and after the date that the Administrative Agent notifies the assigning Lender and the Borrower that it has received (and provided its consent with respect to, if required) an executed Assignment and Acceptance and payment of the above-referenced processing fee and the Borrower has provided its consent to such assignment, if required (such consent not to be unreasonably delayed, withheld or conditioned), (i) the Assignee thereunder shall be a party hereto and shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to effect the addition of the Assignee, and any reference to the assigning Lender hereunder or under the other Loan Documents shall thereafter refer to such Lender and to the Assignee to the extent of their respective interests, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents but shall continue to be entitled to the benefits of Section 2.8, Section 4.5, Section 13.1 and Section 13.2.  At the time of each assignment pursuant to Section 13.11(a) to a Person which is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms described in Section 4.5(f). Any assignment or transfer by a Lender of rights and obligations under this Agreement that does not comply with this Section 13.11(a) and (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d).

(c)                                  Within fifteen (15) days after the Borrower has received a notice from the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, if requested by the Assignee or the assigning Lender, the Borrower shall execute and deliver to the Administrative Agent new Term Notes evidencing the Assignee’s assigned Term Loans and, if the assigning Lender has retained a portion of its Term Loans, replacement Term Notes reflecting the principal amount of the Term Loans retained by the assigning Lender (such Term Notes to be in exchange for, but not in payment of, the Term Notes held by such Lender).

(d)                                 Any Lender (the “Originating Lender”) may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a “Participant”) participating interests in any Term Loans; provided, however, that (i) each such Participant shall be an Eligible Assignee, (ii) the Originating Lender’s obligations under this Agreement shall remain unchanged, (iii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iv) the Borrower and the Agents shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (v) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require consent of any affected Lender or all of the Lenders as described in Section 13.10.  In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant’s rights against the Originating Lender in respect of such Participation to be those set forth in the agreement executed by the Originating Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(e)                                  A Participant shall not be entitled to receive any greater payment with respect to a participation sold to such Participant than the applicable Lender would have been entitled to receive under Section 2.8 and 4.5, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled (i) to the benefits of Section 4.5 that the applicable Lender is entitled to unless such Participant complies with Section 4.5(f), or (ii) with respect to a Participation that has been consented to by the Borrower pursuant to the previous sentence, to receive any greater payment with respect to the participation sold to such Participant than the applicable Lender would have been entitled to receive under Section 4.5 unless the Participant (x) would be entitled to amounts under Section 4.5 if it were treated as an assignee as of the date of such participation and (y) complies with Section 4.5(f) by providing to the Borrower and the Administrative Agent each form and certificate that would be required to be provided to them pursuant to Section 4.5(f) as if the Participant was a Lender.

(f)                                    Subject to Section 13.11(a) hereof, any Lender may pledge or assign all or any portion of the Term Loans held by it as collateral security to secured obligations of the Lender and this Section 13.11 shall not apply to any such pledge or assignment. No such pledge or assignment shall release the assigning Lender from its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

(g)                                 In the event that any Lender sells a participation in a Term Loan, such Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of all Participants in the Term Loans held by it and the principal amount (including the amount of PIK Interest and any stated interest thereon) of the portion of the Loan which is the subject of the participation (the “Participation Register”) and each repayment in respect of the principal amount of the portion of the Term Loan held by each Participant. A Term Loan may be participated in whole or in part only by registration of such participation on the Participation Register. Any transfer of such participation may be effected only by the Registration of such transfer on the Participation Register. The entries in the Participation Register shall be conclusive absent manifest error and such Lender shall treat such participants whose name is recorded in the Participation Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

The Participation Register shall be available for inspection by the Borrower or the Administrative Agent at any reasonable time upon reasonable prior notice.

Section 13.12                          Survival. All indemnities set forth herein, including, without limitation, Section 13.2, shall survive the execution and delivery of this Agreement and the Term Notes and the making and repayment of the Term Loans. In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty.

Section 13.13                          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE TERM NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

Section 13.14                          Right of Set-off. In addition to any rights now or hereafter granted under applicable Requirements of Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of any Lender wherever located), to or for the credit or the account of the Borrower against and on account of the Obligations or liabilities of the Borrower to such Lender under this Agreement or any of the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

Section 13.15                          Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

Section 13.16                          Domicile of Loans. Each Lender may transfer and carry its Term Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

Section 13.17                          Limitation of Recourse. There shall be full recourse to CSSW Parent and the Borrower and to all of their respective assets for the liabilities of CSSW Parent and the Borrower under this Agreement and the other Loan Documents for the Obligations, but in no event shall the Parent or any officer, director or holder of any equity interest in CSSW Parent, the Borrower or the Parent be personally liable or obligated for such liabilities and Obligations, except as it has specifically agreed to in any Loan Document to which it is a party. Nothing contained herein shall affect or diminish any rights of any Person against any other Person for such other Person’s fraud, gross negligence or willful misconduct.

Section 13.18                          Governing Law; Submission to Jurisdiction.

(a)                                  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by applicable Requirement of Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Requirements of Law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. To the extent permitted by applicable Requirements of Law, each party hereto further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to such party at the address referenced in Section 13.3, such service to be effective upon the date indicated on the postal receipt returned from such party.

Section 13.19                          Complete Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AND COMPLETE AGREEMENT OF THE PARTIES HERETO, AND ALL PRIOR NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, WRITINGS AND STATEMENTS OF ANY NATURE ARE HEREBY SUPERSEDED IN THEIR ENTIRETY BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 13.20                          Confidentiality. The Secured Parties shall keep confidential the terms and conditions (including the credit structure and sources of revenue) of this Agreement and the Loan Documents to which such entities are a party and shall not, and shall ensure that their officers, directors and employees do not, disclose any such information to any third party without the prior written consent of the Borrower unless:

(a)                                  such disclosure is made in connection with any transfer or participation permitted in accordance with the Loan Documents (and, in the case of a proposed transferee or participant, until becoming bound by the Loan Documents such proposed transferee or participant is otherwise bound by the provisions of this Section 13.20); or

(b)                                 such disclosure is by the Secured Parties in connection with the exercise of any remedies under any of the Loan Documents by such parties during the occurrence and continuance of an Event of Default; or

(c)                                  required to do so by an order of a court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body; or

(d)                                 pursuant to any Requirement of Law in accordance with which the Secured Party concerned is required to act; or

(e)                                  such disclosure is made to its auditors for the purpose of enabling them to undertake any audit or to its legal advisers when seeking bona fide legal advice in connection with the Loan Documents (and such auditor and/or legal adviser are bound by the provisions of this Section 13.20); or

(f)                                    such disclosure is made to any employees, directors, agents, Affiliates, accountants and other professional advisors or to consultant, or other adviser appointed pursuant to the Loan Documents, to the extent necessary to enable that Person to give the advice required by the Secured Parties (and such Persons are bound by the provisions of this Section 13.20); or

(g)                                 such factual information has been published or announced by third parties in conditions free from confidentiality or has otherwise entered the public domain without fault on the part of the relevant party (but only to the extent of the information which has been published, announced or otherwise entered the public domain as described in this clause (g)), provided that, in the case of clause (c) and clause (d) above, if such Secured Party is permitted to by any Requirements of Law in accordance with which the Secured Party is accustomed to act, either not less that five (5) days’ notice of the proposed disclosure has been given to the Borrower or (if less) whatever is the greatest number of days that may elapse without the relevant Secured Party infringing any obligation pursuant to the relevant law or regulation.

Notwithstanding the foregoing, without the Borrower’s consent, any Secured Party may disclose (i) the name of the Parent, (ii) the aggregate amount and type of the financing evidenced hereby, (iii) the Secured Party’s role in such financing, (iv) the applicable Closing Dates, (v) the type of project (i.e., a wind project), (vi) the country in which the Projects are located (i.e., U.S.), (vii) the sector of the Projects, (viii) the legal adviser to the Lenders, (ix) the currency, amount, instrument type and tenor of the Term Loans and (x) the names, titles and allocations to each Lender.

Without limiting the generality of the foregoing, any press release or other similar release of information by the Secured Parties or any of their agents, employees, etc. with respect to the Loan Documents is subject to the prior written approval of the Borrower.

A Secured Party’s obligations under this Section 13.20 shall survive the sale, assignment, participation or transfer by such party for a period of two (2) years from the date of such sale, assignment, participation or transfer.

Section 13.21                          Termination and Release of Liens.

(a)                                  Upon the indefeasible payment and performance in full (in cash) of any and all Obligations (other than inchoate Obligations) of CSSW Parent and the Borrower and the other Guarantors to the Secured Parties under the Loan Documents, whether due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, this Agreement and the other Loan Documents shall terminate and be of no further force and effect (other than the provisions hereof that by their express terms survive such termination) and the Administrative Agent and Collateral Agent shall execute and deliver such documentation confirming such termination as may reasonably be requested by the Borrower and the Collateral shall be released from the Liens of the Security Documents and the guarantees thereunder terminated, all without delivery of any instrument or performance of any act by any Person.

(b)                                 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agents are hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction permitted by the Loan Documents or that has been consented to by the Majority Lenders or (ii) the circumstances described in Section 13.21(a).

(c)                                  Upon the incurrence or issuance of any Qualified Tax Equity Financing or any Steel Winds Permitted Project Indebtedness, in each case with respect to the Steel Winds Project (including by either of the Steel Winds Companies) on and after the Subsequent Closing Date and so long as the Net Cash Proceeds thereof have been applied in accordance with Section 4.1(a) to the extent the Steel Winds Companies have granted Collateral pursuant to Section 9.22 of this Agreement and Section 8.14 of the Guarantee and Security Agreement, the Collateral granted by the Steel Winds Companies shall be released from the Liens created by the Security Documents, and the Security Documents shall no longer be applicable to the Steel Winds Companies and all obligations (other than those that expressly survive such release) of the Steel Winds Companies (including the guarantee obligations of the Steel Winds Holding Company) under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

Section 13.22                          USA Patriot Act. The Administrative Agent and the Lenders subject to the USA PATRIOT Act hereby notify CSSW Parent and the Borrower that, pursuant to the requirements of the USA PATRIOT Act, the Administrative Agent and such Lenders are required to obtain, verify and record information that identifies CSSW Parent and the Borrower, which information includes the name and address of CSSW Parent and the Borrower and other information that will allow the Administrative Agent and each Lender to identify CSSW Parent and the Borrower in accordance with the USA PATRIOT Act.

Section 13.23                          Acknowledgements. Each of CSSW Parent and the Borrower hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)                                 neither of the Agents nor any Lender has any fiduciary relationship with or duty to CSSW Parent or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and CSSW Parent and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among CSSW Parent, the Borrower and the Lenders.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, CSSW Parent, the Borrower, the Administrative Agent, the Collateral Agent and the Initial Lenders party hereto have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

CSSW PARENT:

CSSW Holdings, LLC

By:	/s/ Evelyn Lim
Name:	Evelyn Lim
Title:

Notice Address:

c/o First Wind Energy, LLC
179 Lincoln Street
Suite 500
Boston, MA 02111

BORROWER:

CSSW, LLC

By:	/s/ Evelyn Lim
Name:	Evelyn Lim
Title:

Notice Address:

c/o First Wind Energy, LLC
179 Lincoln Street
Suite 500
Boston, MA 02111

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

INITIAL LENDERS:

PIP3PX FirstWind Debt Ltd., as Initial Lender

By:	/s/ Ben Hawkins
Name:	Ben Hawkins
Title:	Principal, Infrastructure Investments

Notice Address:

340 Terrace Building, 9515 - 107 Street
Edmonton, AB T5K 2C3, Canada
Tel: 780.427.6468
Fax: 780.422.0257
Attn: William McKenzie

PIP3GV FirstsWind Debt Ltd., as Initial Lender

By:	/s/ Ben Hawkins
Name:	Ben Hawkins
Title:	Principal, Infrastructure Investments

Notice Address:

340 Terrace Building, 9515 - 107 Street
Edmonton, AB T5K 2C3, Canada
Tel: 780.427.6468
Fax: 780.422.0257
Attn: William McKenzie

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:

Wells Fargo Bank, National Association, as
Administrative Agent

By:	/s/ Michael Pinzon
Name:	Michael Pinzon
Title:	Vice President

Notice Address:

45 Broadway, 14th Floor
New York, NY 10006
Tel: 212-515-5264
Fax: 212-515-1576
Attn: CMES-CSSW, LLC

COLLATERAL AGENT:

Wells Fargo Bank, National Association, as Collateral Agent

By:	/s/ Michael Pinzon
Name:	Michael Pinzon
Title:	Vice President

Notice Address:

45 Broadway, 14th Floor
New York, NY 10006
Tel: 212-515-5264
Fax: 212-515-1576
Attn: CMES-CSSW, LLC

SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Exhibit A

[FORM OF GUARANTEE AND SECURITY AGREEMENT]

To be attached

FIRST LIEN GUARANTEE AND SECURITY AGREEMENT

made by

CSSW Holdings, LLC,

CSSW, LLC

and certain of its Subsidiaries

in favor of

Wells Fargo Bank, National Association,
as Collateral Agent

Dated as of July 17, 2009

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Exhibit A

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5.3	Changes in Name, etc	27

5.4	Investment Property	27

5.5	Intellectual Property	29

5.6	Commercial Tort Claims	29

Section 6.	REMEDIAL PROVISIONS	30

6.1	Grantors Remain Liable	30

6.2	Pledged Stock	30

6.3	Proceeds to be Turned Over To Collateral Agent	32

6.4	Application of Proceeds	33

6.5	Code and Other Remedies	33

6.6	Sale of Pledged Stock	34

6.7	Subordination	35

6.8	Deficiency	36

Section 7.	THE COLLATERAL AGENT	36

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc	36

7.2	Duty of Collateral Agent	39

7.3	Execution of Financing Statements	39

7.4	Authority of Collateral Agent	40

7.5	Collateral and Administrative Agent’s Duties	40

Section 8.	MISCELLANEOUS	41

8.1	Amendments in Writing	41

8.2	Notices	41

8.3	No Waiver by Course of Conduct; Cumulative Remedies	41

8.4	Enforcement Expenses; Indemnification	42

8.5	Successors and Assigns	43

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8.6	Set-Off	43

8.7	Counterparts	44

8.8	Severability	44

8.9	Section Headings	44

8.10	Integration	44

8.11	GOVERNING LAW	44

8.12	Submission To Jurisdiction	44

8.13	Acknowledgements	45

8.14	Additional Grantors	46

8.15	Termination; Releases	46

8.16	Security Interest Absolute	47

8.17	Reinstatement	49

8.18	WAIVER OF JURY TRIAL	50

8.19	Intercreditor Agreement	50

SCHEDULES

Schedule 1	Pledged Stock
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization, Federal Identification Numbers and Chief Executive Offices
Schedule 4	Intellectual Property
Schedule 5	Notice Addresses
Schedule 6	Commercial Tort Claims
Schedule 7	Deposit Accounts and Securities Accounts

ANNEX

Annex I	Assumption Agreement

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FIRST LIEN GUARANTEE AND SECURITY AGREEMENT

FIRST LIEN GUARANTEE AND SECURITY AGREEMENT, dated as of July 17, 2009 (this “Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Wells Fargo Bank, National Association, as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of PIP3PX FirstWind Debt Ltd. and PIP3GV FirstWind Debt Ltd. (the “Initial Lenders”) and the banks and other financial institutions or entities (the “Other Lenders” and together with the Initial Lenders, the “Lenders”) from time to time parties to the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of July 17, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CSSW, LLC, as borrower (the “Borrower”),  CSSW Holdings, LLC (“CSSW Parent”), the Initial Lenders, Wells Fargo Bank, National Association, as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent, the Initial Lenders have severally agreed to make their respective extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

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WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Initial Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Initial Lenders to enter into the Credit Agreement and to induce the Initial Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.           DEFINED TERMS

1.1           Definitions.  (a)     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including in the preamble and recitals hereto) shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Contracts, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Securities Accounts and Supporting Obligations.

(b)           The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Borrower” shall have the meaning set forth in the recitals hereto.

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“Borrower Obligations” shall mean the collective reference to the unpaid principal of and interest on the Term Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Term Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, the Lenders or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral” shall have the meaning ascribed to such term in Section 3.1.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 6.3 or 6.4.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Contracts” shall mean all contracts and agreements to which any Grantor is or may hereafter become a party (in each case, whether written or oral, or third party or intercompany), including the Material Project Documents, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all

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rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and proceeds of any insurance, indemnity, warranty or guaranty with respect thereto and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 4), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“CSSW Parent” shall have the meaning set forth in the recitals hereto.

“Deposit Account” shall have the meaning ascribed to such term in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Deposit Account Control Agreement” shall have the meaning ascribed to such term in Section 3.2.

“Grantors” shall have the meaning set forth in the preamble hereto.

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“Guarantor Obligations” shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all Attorney Costs and expenses of the Collateral Agent or the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors” shall mean the collective reference to each Grantor other than the Borrower.

“Initial Lenders” shall have the meaning set forth in the preamble hereto.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to CSSW Parent or any of its Subsidiaries.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

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“Issuers” shall mean the collective reference to each issuer of any Investment Property.

“Lenders” shall have the meaning set forth in the preamble hereto.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Other Lenders” shall have the meaning set forth in the preamble hereto.

“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 4, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 4, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4.

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“Pledged Notes” shall mean all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” shall mean the Equity Interests listed on Schedule 1, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary Guarantors” shall mean after the Subsequent Closing Date, to the extent Grantors hereunder, the collective reference to the Steel Winds Holding Company and the Steel Winds Project Company.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political

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subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 4, and (ii) the right to obtain all renewals thereof.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 4.

1.2           Other Definitional Provisions.  (a)  The “Interpretation, Etc.” provisions set forth in Section 1.3 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble and the recitals hereto.

(b)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.           GUARANTEE

2.1           Guarantee.  (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor

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under applicable federal and state laws relating to fraudulent conveyances, transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)           Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

(d)           Subject to Section 8.15 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by full and final payment in cash and the Initial Term Loan Commitment and Subsequent Term Loan Commitment shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)           No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full and the Initial Term Loan Commitment and Subsequent Term Loan Commitment are terminated.

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2.2           Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3           No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of set-off held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full and the Initial Term Loan Commitment and Subsequent Term Loan Commitment are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from

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other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent, at the direction of the Majority Lenders, may determine.

2.4           Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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2.5           Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of set-off with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy

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or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of set-off with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of set-off, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of set-off, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6           Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

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2.7           Payments.  Payments by any Guarantor made hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the Payment Office of the Collateral Agent specified in the Credit Agreement.

SECTION 3.           GRANT OF SECURITY INTEREST

3.1           Grant of Security Interest.  Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)  all Accounts;

(b)  all Chattel Paper;

(c)  all Contracts;

(d)  all Deposit Accounts;

(e)  all Documents;

(f)  all Equipment;

(g)  all Fixtures;

(h)  all General Intangibles;

(i)  all Instruments;

(j)  all Intellectual Property;

(k) all Inventory;

(l)  all Investment Property;

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(m)  all Letter-of-Credit Rights;

(n)  all Commercial Tort Claims from time to time described on Schedule 6;

(o)  all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(p)  all books and records pertaining to the Collateral; and

(q)  to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided that any such property shall be excluded from such security interest only to the extent and for so long as the consequences specified above shall exist

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and shall cease to be excluded and shall be subject to the Lien of the Security Documents immediately and automatically at such time as such consequence shall no longer exist.

3.2           Deposit Accounts. Each Grantor agrees that upon the opening by it of any Deposit Account, the Collateral Agent shall have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) with respect to all cash and other Collateral on deposit therein.  Each Grantor hereby agrees that in the event it opens a Deposit Account, it shall execute and deliver a deposit account control agreement (a “Deposit Account Control Agreement”) with respect to such Deposit Account to the Collateral Agent within 30 days of opening such Deposit Account, in form and substance reasonably acceptable to the Collateral Agent. No Grantor shall have any account other than a Deposit Account and no Grantor shall deposit any cash or other Collateral into any account other than a Deposit Account subject to a Deposit Account Control Agreement with the Collateral Agent.

SECTION 4.           REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Initial Lenders to enter into the Credit Agreement and to induce the Initial Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Agents and each Lender that:

4.1           Title; No Other Liens.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens on the Collateral under the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens, encumbrances or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are

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permitted under the Credit Agreement.  No Person shall have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any Deposit Account, Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral other than the Collateral Agent.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of restriction on Liens and encumbrances under this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Collateral Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2           Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon execution and delivery of any relevant Deposit Account Control Agreements and upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for, in the case of Liens on Steel Winds Companies, Permitted Liens (other than as described in clause (n) of the definition of “Permitted Liens”).

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4.3           Jurisdiction of Organization; Federal Identification Number; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, federal identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3.

4.4           Investment Property.  (a)  The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor.

(b)           All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable. None of the Pledged Stock is subject to any voting trust, shareholder agreement or voting agreement or other agreement, right instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting agreement, other than limited liability company agreements, partnership agreements or other governing documents of the relevant Issuer. None of the Pledged Stock is subject to an existing option, warrant, call, right, commitment or other agreement, and there is no membership interest or other Equity Interests outstanding required to be pledged hereunder in any Subsidiary, that upon conversion or exchange would require, the issuance by the applicable Grantor of any additional membership interests or other Equity Interests of such Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of such Subsidiary.

(c)           Unless otherwise consented to by the Collateral Agent, Equity Interests required to be pledged hereunder in any Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall either (i) be represented by a

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certificate, and in the Organizational Documents of such Subsidiary, the applicable Grantor shall cause the Issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its Organizational Documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The [partnership/limited liability company] hereby irrevocably elects that all [partnership/membership] interests in the [partnership/limited liability company] shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing [partnership/membership] interests in the [partnership/limited liability company] shall bear the following legend: “This certificate evidences an interest in [name of [partnership/limited liability company]] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

or (ii) not have elected to be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code and shall not be represented by a certificate.

(d)           Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

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(e)           Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free and clear of any and all Liens, encumbrances or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and as permitted by the Credit Agreement.

4.5           Intellectual Property.  (a) Schedule 4 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof.

(b)           On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not knowingly infringe the intellectual property rights of any other Person.

4.6           Commercial Tort Claims.  (a)  On the date hereof, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $500,000.

(b)    Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.6 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

4.7           Deposit Accounts and Securities Accounts.   Schedule 7 sets forth a complete and correct list of all Deposit Accounts and Securities Accounts for each Grantor on the date hereof.

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SECTION 5.           COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Initial Term Loan Commitment and Subsequent Term Loan Commitment shall have terminated:

5.1           Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, upon its receipt thereof, the Grantor shall promptly deliver to the Collateral Agent such Instrument, Certificated Security or Chattel Paper, as applicable, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

5.2           Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of or pledge the Collateral.

(b)           Such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

(c)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent or any Lender may reasonably request for the purpose of

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obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) subject to Section 3.2, in the case of Deposit Accounts and Letter-of-Credit Rights and any other relevant Collateral, taking any commercially reasonable actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.3           Changes in Name, etc.  Such Grantor will not, (a) except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (b) except upon 10 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, change its name.

5.4           Investment Property.  (a)  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall

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accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid upon or in respect of Pledged Stock or Pledged Notes and except as otherwise expressly provided in the Credit Agreement, any other Investment Property, upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital constituting Collateral shall be made on or in respect of such Investment Property or any property shall be distributed upon or with respect to such Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property constituting Collateral so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property constituting Collateral so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)           Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity

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Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, unless such securities are delivered to the Collateral Agent, concurrently with the issuance thereof, to be held by the Collateral Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien, encumbrance or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Permitted Liens under the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)           In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.2(c) and 6.6 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.2(c) or 6.6 with respect to the Investment Property issued by it.

5.5           Intellectual Property.  Such Grantor shall take commercially reasonable actions to maintain the value and validity of all Intellectual Property owned by it that is material to its business, except to the extent the failure to take any such action could not reasonably be expected to have a Material Adverse Effect.

5.6           Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $500,000, such Grantor shall within

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30 days of obtaining such interest sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 6.           REMEDIAL PROVISIONS

6.1           Grantors Remain Liable.  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto. Neither the Collateral Agent or any Secured Party shall be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.2           Pledged Stock.  (a)  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.2(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case, paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the

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Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Majority Lenders’ reasonable judgment, would materially impair the Pledged Stock or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)           If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral

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Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.3           Proceeds to be Turned Over To Collateral Agent.  If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

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6.4           Application of Proceeds.  If an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations then due and owing in accordance with Section 11.5 of the Credit Agreement and the Collateral Agent shall retain any other proceeds constituting Collateral in accordance with the terms of this Agreement.

6.5           Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such

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private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5 with respect to any Grantor’s Collateral, after deducting all reasonable costs and expenses of every kind incurred for the care or safekeeping of any of the Collateral of such Grantor or in any way relating to preserving or maintaining the Collateral of such Grantor or the rights of the Collateral Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in such order as the Collateral Agent may elect and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.6           Sale of Pledged Stock.  (a)  Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of

34

purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.7           Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent,

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all Indebtedness owing by it to any Subsidiary of any Grantor shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.8           Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and reasonable Attorney Costs and expenses of the Collateral Agent or any Secured Party to collect such deficiency.

SECTION 7.           THE COLLATERAL AGENT

7.1           Collateral Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, subject to the last sentence of this Section 7.1(a), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Contract or with respect to any other Collateral whenever payable;

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(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent or any Lender may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of the Credit Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Sections 6.5 or 6.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;  (2)   ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;  (3)   sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;  (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent

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may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Term Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent immediately upon demand.

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(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2           Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3           Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such

39

Grantor in such form and in such offices as the Collateral Agent or any Lender determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.

7.4           Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5           Collateral and Administrative Agent’s Duties. (a)  Wells Fargo Bank, National Association, in its capacity as Collateral Agent and Administrative Agent, agrees to take any actions or exercise any powers or remedies provided for it under this Agreement or the Loan Documents if so instructed by the requisite Lenders; provided, however, that the Agents shall not be required to take any action that exposes it to personal liability, requires it to advance or expend funds, or that is contrary to this Agreement, the Loan Documents or any Requirement of Law. The Lenders acknowledge that the Administrative Agent and the Collateral Agent will only be required to exercise its rights and remedies under this Agreement or the other Loan Documents upon the written direction of the requisite Lenders and that any permissive duty

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contained in this Agreement or the other Loan Documents shall not be construed as an obligations imposed upon either the Administrative Agent or the Collateral Agent.

(b)                                 Notwithstanding anything herein to the contrary, the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities of the Collateral Agent set forth in the Credit Agreement and the other Loan Documents, as if such rights, powers, immunities and indemnities were specifically set forth herein.  Each Grantor hereby acknowledges the appointment of the Collateral Agent pursuant to the Credit Agreement.  The rights, privileges, protections and benefits given to the Collateral Agent, including their right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in its capacity hereunder.

SECTION 8.                                MISCELLANEOUS

8.1                                 Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.10 of the Credit Agreement.

8.2                                 Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.3 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5.

8.3                                 No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial

41

exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                                 Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its properly documented reasonable costs, fees and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, Attorney Costs and expenses of each Secured Party and the Collateral Agent.

(b)                                 Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                                  Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this

42

Agreement to the extent the Borrower would be required to do so pursuant to Sections 13.1 and 13.2 of the Credit Agreement.

(d)                                 The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5                                 Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6                                 Set-Off.  In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor.  Each Secured Party agrees promptly to notify the relevant Grantor and the Collateral Agent after any such application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such application.

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8.7                                 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by .pdf or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                                 Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                           Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or therein.

8.11                           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12                           Submission To Jurisdiction.  Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal

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proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby.  Each party hereby irrevocably waives, to the fullest extent permitted by applicable Requirement of Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing herein shall affect the right to serve process in any other manner permitted by applicable Requirements of Law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral.  To the extent permitted by applicable Requirements of Law, each party hereto further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to such party at the address referenced in Section 8.2, such service to be effective upon the date indicated on the postal receipt returned from such party.

8.13                           Acknowledgements.  Each Grantor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14                           Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement on or after the Subsequent Closing Date pursuant to Section 9.22 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto. The parties hereto acknowledge and agree that with respect to the Steel Winds Project, if the Steel Winds Letters of Credit are in existence as of the Subsequent Closing Date and the Steel Winds Project Company is the obligor thereunder, then the Steel Winds Companies shall be required to become a party to this Agreement upon the termination or expiration of such Steel Winds Letters of Credit.

8.15                           Termination; Releases.  (a) Upon the indefeasible payment and performance in full (in cash) of any and all Obligations (other than inchoate Obligations for which no claims have been asserted), whether due or to become due, direct or indirect, absolute or contingent, and howsoever evidences, held or acquired, this Agreement and the other Loan Documents shall automatically terminate and be of no further force and effect (other than the provisions hereof that by their express terms survive such termination) and at the direction of the Majority Lenders, the Administrative Agent and Collateral Agent shall execute and deliver such documentation confirming such termination as may reasonably be requested by the Borrower and the Collateral shall automatically be released from the Liens of under this Agreement and any other Security Documents and the guarantees thereunder terminated, all without delivery of any instrument or performance of any act by any Person.

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(b)                                 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agents are hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations under Section 2 hereunder (i) to the extent necessary to permit consummation of any transaction permitted by the Loan Documents or that has been consented to by the Majority Lenders or (ii) the circumstances described in clause (a) above.

(c)                                  Upon the incurrence or issuance of any Qualified Tax Equity Financing or any Steel Winds Permitted Project Indebtedness, in each case with respect to the Steel Winds Project (including by either of the Steel Winds Companies) on and after the Subsequent Closing Date and so long as the Net Cash Proceeds thereof have been applied in accordance with Section 4.1(a) of the Credit Agreement to the extent the Steel Winds Companies have granted Collateral pursuant to Section 9.22 of the Credit Agreement and Section 8.14 of this Agreement, the Collateral granted by the Steel Winds Companies shall be released from the Liens created by the Security Documents, and the Security Documents shall no longer be applicable to the Steel Winds Companies and all obligations (other than those that expressly survive such release) of the Steel Winds Companies (including the guarantee obligations of Steel Winds Holding Company) under this Agreement and any other Security Document shall terminate, all without delivery of any instrument or performance of any act by any Person.

8.16                           Security Interest Absolute.  To the maximum extent permitted by applicable Requirement of Law, the rights and remedies of the Collateral Agent hereunder, the Liens created hereby, and, subject to Section 2.5, the obligations of the Grantors under this Agreement are absolute, irrevocable and unconditional and will remain in full force and effect

47

without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination or release pursuant to Section 8.15), including: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any of the Loan Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof, (b) any waiver of, consent to or departure from, extension, indulgence or other action or inaction under or in respect of any of the Obligations, this Agreement, any other Loan Document or other instrument or agreement relating thereto, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Obligations, this Agreement, any other Loan Document or any such other instrument or agreement relating thereto, (c) any furnishing of any additional security for the Obligations or any part thereof to the Collateral Agent or any other Person or any acceptance thereof by the Collateral Agent or any other Person or any substitution, sale, exchange, release, surrender or realization of or upon any such security by the Collateral Agent or any other Person or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Agent or any other Secured Party, (d) any invalidity, irregularity or unenforceability of all or any part of the Obligations, any other Loan Document or any other agreement or instrument relating thereto or any security therefor, (e) the acceleration of the maturity of any of the Obligations or any other modification of the time of payment thereof, (f)  any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Grantor or may preclude any Grantor from obtaining reimbursement, contribution, indemnification or other recovery and even

48

though such Grantor may or may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency, (g) any act or omission of the Collateral Agent or any other Person (other than payment of the Obligations) that directly or indirectly results in or aids the discharge or release of any Grantor or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of law or otherwise, (h) the election by the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (i) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code, (j) any use of cash collateral under Section 363 of the Bankruptcy Code, (k) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (l) the avoidance of any Lien in favor of the Collateral Agent for any reason, (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding or (n) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section 8.16 that the obligations of any Grantor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

8.17                           Reinstatement.  This Agreement and the Liens created hereunder shall automatically be reinstated if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or

49

conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made, and such Grantor shall indemnify the Collateral Agent, each other Secured Party and its respective employees, officers and agents on demand for all reasonable fees, costs and expenses (including reasonable fees, costs and expenses of counsel) incurred by the Collateral Agent, such other Secured Party or their respective employees, officers or agents in connection with such reinstatement, rescission or restoration.

8.18         WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.19         Intercreditor Agreement.  Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:

Name:

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Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:

Name:

Title:

51

Schedule 1

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

CSSW, LLC	N/A	N/A	100% of membership interests

New York Wind III, LLC	N/A	N/A	100% of membership interests

Stetson Holdings, LLC	N/A	N/A	100% of membership interests

Pledged Notes:

None.

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Schedule 2

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Secretary of State of the State of Delaware

Patent and Trademark Filings

None.

Actions with respect to Pledged Stock

Other Actions

Delivery of all share certificates of Pledged Stock to Collateral Agent

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Schedule 3

LOCATION OF JURISDICTIONS OF ORGANIZATION; FEDERAL IDENTIFICATION NUMBERS; CHIEF EXECUTIVE OFFICES

Full and Correct Legal Name CSSW HOLDINGS, LLC CSSW, LLC

Type of Organization Limited Liability Company Limited Liability Company

Jurisdiction of Organization	Delaware	Delaware

Organizational ID Number	4707418	4707420

Mailing Address c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Attention:  President c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Attention:  President

Place of Business	Delaware	Delaware

Location of Chief Executive Officer c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Attention:  President c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Attention:  President

Change of Name	N/A	N/A

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Schedule 4

COPYRIGHTS AND COPYRIGHT LICENSES

None.

PATENTS AND PATENT LICENSES

None.

TRADEMARKS AND TRADEMARK LICENSES

None.

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Schedule 5

NOTICE ADDRESSES OF GUARANTORS

c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

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Schedule 6

COMMERCIAL TORT CLAIMS

None.

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Schedule 7

DEPOSIT AND SECURITY ACCOUNTS

None.

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Annex I to

Guarantee and Security Agreement

ASSUMPTION AGREEMENT, dated as of                     , 20    , made by                              (the “Additional Grantor”), in favor of Wells Fargo Bank, National Association, as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of PIP3PX FirstWind Debt Ltd. and PIP3GV FirstWind Debt Ltd. (the “Initial Lenders”) and the banks and other financial institutions or entities (the “Other Lenders” and together with the Initial Lenders, the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement referred to below.

59

W I T N E S S E T H :

WHEREAS, CSSW, LLC as borrower (the “Borrower”),  CSSW Holdings, LLC (“CSSW Parent”), the Initial Lenders, Wells Fargo Bank, National Association, as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent have entered into the Credit Agreement, dated as of July 17, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Security Agreement, dated as of July 17, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Security Agreement”) in favor of the Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires in certain circumstances for the Additional Grantor to become a party to the Guarantee and Security Agreement on or after the Subsequent Closing Date; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee and Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Security Agreement, hereby becomes a party to the Guarantee and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The information set forth in Annex I-A hereto is hereby

60

added to the information set forth in the Schedules to the Guarantee and Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.  Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3. Acknowledgment.  The undersigned hereby acknowledges and consents to, the Intercreditor Agreement, dated as of July 17, 2009, between HSH Nordbank, AG, New York Branch, as the Holdings Agent and Wells Fargo Bank, National Association, as the Aimco Agent. The undersigned agrees to be bound by the Intercreditor Agreement, and that the Intercreditor Agreement may be amended by Aimco Agent and Holdings Agent (as such terms are defined in the Intercreditor Agreement) without notice to, or the consent of, the Additional Grantor or any other Person.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:

Title:

61

Annex I-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

62

Exhibit B

[FORM OF TERM NOTE]

TERM NOTE

New York, New York

$	, 20

FOR VALUE RECEIVED, the undersigned, CSSW, LLC, a Delaware limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of [Insert name of Lender] (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined), in lawful money of the United States and in immediately available funds, the principal sum of                              DOLLARS ($                  ), with interest, including PIK Interest, if any, at the rate and payable in the manner stated in the Amended and Restated Credit Agreement dated as of December     , 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) the Borrower, (ii) CSSW Holdings, LLC, (iii) the Lenders party thereto, and (iv) Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent.

This is a “Term Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest (including PIK Interest, if any) on, this Term Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. This Term Note is secured and guaranteed as provided in the Loan Documents. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lender’s books and records concerning the Term Loans, the accrual of interest (including PIK Interest) thereon, and the repayment of such Term Loans, shall be prima facie evidence of the existence and amounts of the Term Loans and other Obligations therein recorded. The failure of the Lender to maintain such books and records, or any error therein, shall not in any manner affect the obligations of the Borrower to repay or pay the Term Loans, accrued interest thereon (including PIK Interest) and the other Obligations of the Borrower to such Lender hereunder in accordance with the terms of the Credit Agreement.

No delay or omission by any Agent or any Lender in exercising or enforcing any of such Agent’s or such Lender’s powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

In addition to any other remedy provided in the Credit Agreement, upon the occurrence of any Event of Default (other than an Event of Default specified in Section 11.1(g) of the Credit Agreement), all amounts then unpaid on this Term Note (including any accrued and unpaid interest) shall, upon notice to the Borrower by the Administrative Agent (acting at the direction of the Majority Lenders), immediately become due and payable.  If an Event of Default specified in Section 11.1(g) shall occur with respect to the Borrower, all amounts then unpaid on this Term

Note (including any accrued and unpaid interest) shall immediately become due and payable without notice.

Except as otherwise provided in the Credit Agreement, all parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, notice and protest, and also waive any delay on the part of the holder hereof.

This Term Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lenders and their successors, endorsees and assigns.

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THESE INITIAL TERM LOANS WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”).  LENDERS MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THESE LOANS BY SUBMITTING A WRITTEN REQUEST TO BORROWER AT ITS NOTICE OFFICE.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be duly executed as of the date set forth above.

CSSW, LLC

By:
Name:
Title:

3

Exhibit C

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

[Date](1)

Wells Fargo Bank, National Association
as Administrative Agent for the Lenders party
to the Credit Agreement referred to below
45 Broadway, 14th Floor
New York, NY 10006
Attention:  CMES-CSSW, LLC

Ladies and Gentlemen:

The undersigned, CSSW LLC, a Delaware limited liability company (the “Borrower”), refers to the Amended and Restated Credit Agreement dated as of December     , 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among the Borrower, CSSW Holdings, LLC, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent.

Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby gives you notice, irrevocably, that it requests Term Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Term Loans as is required by Section 2.2 of the Credit Agreement:

(i)       The aggregate principal amount of the Term Loans to be made on the [Initial Closing Date] [Subsequent Closing Date] [Stetson II Closing Date] is $                    .

(ii)      The [Initial Closing Date] [Subsequent Closing Date] [Stetson II Closing Date] is [                ], 20    .

The undersigned hereby certifies that as of the [Initial Closing Date] [Subsequent Closing Date] [Stetson II Closing Date], each of the conditions precedent contained in [Section 3.1] [Section 3.2] [Section 3.4] of the Credit Agreement will be fully satisfied or waived by the Administrative Agent and the Initial Lenders.

Very truly yours,

CSSW, LLC

By:
Name:
Title:

(1)           At least three Business Days prior to the applicable Closing Date, except if the borrowing is to occur on the Initial Closing Date.

Exhibit D

[FORM OF LEGAL OPINION OF CSSW PARENT’S, BORROWER’S AND STEEL WINDS PROJECT COMPANY’S IN-HOUSE COUNSEL]

To be provided by Goodwin Procter LLP

Exhibit E

[FORM OF LEGAL OPINION OF GOODWIN PROCTER LLP]

To be provided by Goodwin Procter LLP

Exhibit F

[FORM OF ASSIGNMENT AND ACCEPTANCE]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Credit Agreement dated as of December     , 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) CSSW, LLC (the “Borrower”), (ii) CSSW Holdings, LLC, (iii) the Lenders party thereto, and (iv) Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(the “Assignor”) and                      (the “Assignee”) agree as follows:

1.                                       The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described in Section 1 of Schedule I hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the Effective Date (defined below).  After giving effect to such sale and assignment, the principal amount of the Term Loans owing to the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2.                                       The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim and (ii) it is legally authorized to enter into this Assignment and Acceptance; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms that the amount of the Term Loans subject to this Assignment and Acceptance is not less than $10,000,000 or a higher integral multiple of $1,000,000 in excess thereof, or, if less, 100% of the remaining amount of the Assignor’s Term Loans.

3.                                       The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Sections 7.1 and 7.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (f) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; and (g) agrees to deliver to the Administrative Agent and the Borrower such documents and other information as required by Section 4.5(f) of the Credit Agreement.

4.                                       Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent, together with (a) payment instructions, addresses, any required tax forms, contact information and any related information with respect to the Assignee and (b) a processing fee in the amount of $3,500 for acceptance and recording by the Administrative Agent. Unless otherwise specified on Schedule I hereto, the effective date of this Assignment and Acceptance shall be the date that the Administrative Agent notifies the Assignor and the Borrower that it has received (and provided its consent with respect to, if necessary) a fully executed version of this Assignment and Acceptance and payment of the above-referenced processing fee and the Borrower has provided its consent to such assignment, if required (such consent not to be unreasonably delayed, withheld or conditioned).

5.                                       From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Acceptance, shall have the rights and obligations under the Credit Agreement of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents with respect to the Assigned Interest, other than those relating to events or circumstances occurring prior to the Effective Date.

6.                                       From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Interest (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

7.                                       This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8.                                       This Assignment and Acceptance may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed signature page of this Assignment and Acceptance by email or facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written on Schedule I hereto.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Accepted this day
of ,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Consented to this
day of ,

CSSW, LLC, as Borrower

By:
Name:
Title:

Schedule I to Assignment and Acceptance

Dated               ,

This is Schedule I to Assignment and Acceptance with respect to the Amended and Restated Credit Agreement dated as of December     , 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) CSSW, LLC (the “Borrower”), (ii) CSSW Holdings, LLC, (iii) the Lenders party thereto, and (iv) Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent.

Section 1.

Name of Assignor:

Name of Assignee:

Principal amount of Term Loans assigned:	$

Section 2.

Principal amount of Term Loans owing to Assignor:	$

Principal amount of Term Loans owing to Assignee:	$

Section 3.

Effective Date:	,

Exhibit G

[INITIAL CLOSING DATE ORGANIZATIONAL STRUCTURE]

To be provided by Goodwin Procter LLP

Exhibit H

[FORM OF UNDERTAKING AGREEMENT]

To be attached

UNDERTAKING AGREEMENT

Dated as of July 17, 2009

FIRST WIND HOLDINGS, LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

UNDERTAKING AGREEMENT (this “Undertaking Agreement”), dated as of July 17, 2009, by and among FIRST WIND HOLDINGS, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“FWH”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

RECITALS

WHEREAS, CSSW, LLC, a Delaware limited liability company (the “Borrower”), CSSW Holdings, LLC (“CSSW Parent”), a Delaware limited liability company and the Borrower’s parent, various financial institutions party thereto as Lenders from time to time, the Administrative Agent and the Collateral Agent have entered into the Credit Agreement dated as of July 17, 2009 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), pursuant to which the Lenders have agreed to provide the Term Loans to the Borrower on the terms and conditions set forth therein;

WHEREAS, certain Subsidiaries of the Borrower own, operate and maintain the Projects;

WHEREAS, FWH currently provides, on behalf of such Subsidiaries, the guarantees, letters of credits and other credit support specified on Schedule I hereto (each an “Existing Credit Support Instrument”) to satisfy the credit support obligations under the Material Project Documents specified in such Schedule;

WHEREAS, the Borrower currently owns, indirectly, Prattsburgh, and intends to Unwind the rights and assets of Prattsburgh and transfer its equity interests in Prattsburgh to an Affiliate (other than to any of its Subsidiaries); and

WHEREAS, FWH is an indirect parent of the Borrower, and the issuance, execution and delivery of this Undertaking Agreement is a condition precedent to the making of the Term Loans by the Lenders.

NOW, THEREFORE, to induce the Lenders to make the Term Loans and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FWH desires to confirm and agree to certain matters for the benefit of the Collateral Agent, the Administrative Agent and the other Secured Parties.  Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.01         Definitions.  Capitalized terms used herein (including in the preamble and recitals hereto) and not defined herein shall have the meanings assigned thereto in the Credit Agreement.  The rules of interpretation set out in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference and shall apply to this Undertaking Agreement.

ARTICLE 2

THE CONFIRMATIONS AND AGREEMENTS

2.01         Confirmations and Agreements.  FWH hereby confirms to and covenants and agrees with the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, that, on behalf of each Subsidiary listed on Schedule I hereto, FWH will maintain each of the Existing Credit Support Instruments set forth on Schedule I in accordance with the terms of the relevant Material Project Document (including extending the term of any such Existing Credit Support Instrument if required thereunder) until, with respect to any Existing Credit Support Instrument, the earliest to occur of (a) the date on which the relevant Project Company or other Subsidiary of the Borrower (any such Project Company or Subsidiary being referred to as a “New LC Obligor”) is able to and provides pursuant to Permitted Project Indebtedness substitute credit support that is acceptable to the relevant counterparty and in full replacement of such Existing Credit Support Instrument, in accordance with the terms and conditions of the applicable Material Project Document and the Loan Documents, (b) the date on which all of FWH’s obligations with respect to the Existing Credit Support Instrument have been assumed by a New LC Obligor, (c) the date on which this Undertaking Agreement terminates under Section 2.03 and (d) after an acceleration of the Term Loans under the Credit Agreement, the date upon which the Collateral Agent transfers, assigns, sells or otherwise disposes of, directly or indirectly, the Steel Winds Project in connection with its exercise of remedies thereunder to an unaffiliated third party purchaser.

2.02         Indemnity.  Without waiving any rights, claims or defenses FWH or any of its Affiliates may have under any agreement with an Indemnified Person other than the Loan Documents, FWH shall pay, indemnify, save and hold the Administrative Agent, the Collateral Agent and each Secured Party and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact and Affiliates (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following the Unwind of Prattsburgh or repayment of the Term Loans or the termination, resignation or replacement of any Agent or any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to, or arising out of, the business, activities, assets, liabilities or obligations of Prattsburgh, including the Unwind of Prattsburgh, or the actions of the Borrower or any of its Affiliates related thereto, and any investigation, litigation or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) related to Prattsburgh, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that FWH shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities determined by a court of competent jurisdiction in a final and non-appealable order to have arisen from the fraud, gross negligence or willful misconduct of such Indemnified Person.

2.03         Termination.  The obligations of FWH under this Undertaking Agreement shall terminate on the date of termination of the Credit Agreement and the other Loan Documents in accordance with Section 13.21 of the Credit Agreement.

ARTICLE 3

MISCELLANEOUS

3.01         Notices.  All notices and other communications provided for hereunder shall be:  (a) given or made in writing in the manner set out in, and deemed to have been duly given in accordance with, Section 13.3 of the Credit Agreement and (b) sent to a party hereto at its address and contact number specified on the signature pages hereto, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto.

3.02         No Waiver; Remedies Cumulative.  No failure or delay on the part of any of the Secured Parties in exercising any right, power or privilege hereunder and no course of dealing between FWH, the Borrower, the Guarantors and any Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  No notice to or demand on FWH in any case shall entitle FWH to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to take any other or further action in any circumstances without notice or demand.  All remedies, either under this Agreement or pursuant to any Requirement of Law or otherwise afforded to any Secured Party shall be cumulative and not alternative.

3.03         Amendments, Etc.  The terms of this Undertaking Agreement may be waived, altered or amended only by an instrument in writing duly executed by FWH, the Administrative Agent and the Collateral Agent (each acting on the instructions of the Majority Lenders).

3.04         Successors and Assigns.   This Undertaking Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of FWH and the respective successors and assignees of each Secured Party; provided, however, that FWH shall not assign or transfer its rights or obligations hereunder without the prior written consent of each of the Lenders.  Any purported assignment in violation of this provision shall be void.

3.05         Counterparts.  This Undertaking Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed signature page of this Undertaking Agreement by email or facsimile transmission or Portable Document Format (i.e., PDF) shall be effective as delivery of a manually executed counterpart thereof.

3.06         Governing Law; Submission to Jurisdiction.  (a)            THIS UNDERTAKING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           FWH hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Undertaking Agreement or the transactions contemplated hereby.  FWH hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing herein shall affect the right to serve process in any other manner permitted by applicable Requirements of Law or any right to bring legal action or proceedings in any other competent jurisdiction.  To the extent permitted by applicable Requirements of Law, FWH further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to such party at the address referenced in Section 3.01, such service to be effective upon the date indicated on the postal receipt returned from FWH.

3.07         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE TERM NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

3.08         Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Undertaking Agreement.

3.09         Integration of Terms.  This Undertaking Agreement contains the entire agreement between FWH and the Administrative Agent, the Collateral Agent or any of the other Secured Parties relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

3.10         Collection Expenses.  FWH agrees to reimburse the Administrative Agent, the Collateral Agent and any of the other Secured Parties for all properly documented reasonable costs and expenses of the Administrative Agent, the Collateral Agent or such other Secured Party (including, without limitation, Attorney Costs) in connection with (a) any enforcement or collection proceeding with respect to this Undertaking Agreement, including, without limitation, all manner of participation in or other involvement with (i) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (ii) judicial or regulatory proceedings and (iii) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 3.10.

3.11         Severability.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

3.12         No Benefit to Borrower, CSSW Parent or their Subsidiaries.  This Undertaking Agreement is for the benefit of only the Administrative Agent, the Collateral Agent and the other Secured Parties and is not for the benefit of the Borrower, the CSSW Parent or any of the Borrower’s Subsidiaries.

3.13         No Bankruptcy.  So long as the Loan Documents remain in effect and until the termination of this Undertaking Agreement in accordance with Section 2.03, FWH shall not, without the prior written consent of the Administrative Agent and the Collateral Agent, commence, or join with any other Person in commencing, any bankruptcy, reorganization or insolvency proceeding against CSSW Parent, the Borrower or any of the Borrower’s Subsidiaries.

3.14         Survival.  All indemnities set forth herein shall survive the execution and delivery of this Undertaking Agreement and the Term Loans and the making and repayment of the Term Loans.  In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty.

IN WITNESS WHEREOF, the parties hereto have caused this Undertaking Agreement to be duly executed and delivered as of the day and year first above written.

FIRST WIND HOLDINGS, LLC

By:

Name:

Title:

Address for Notices:

[ ]

Attention: [ ]

Telephone No.: [ ]

Facsimile No.: [ ]

E-Mail: [ ]

WELLS FARGO BANK, N.A.,

in its capacity as the Administrative Agent

By:

Name:

Title:

Address for Notices:

[ ]

Attn: [ ]

Telephone No.: [ ]

Facsimile No.: [ ]

E-Mail: [ ]

WELLS FARGO BANK, N.A.,

in its capacity as the Collateral Agent

By:

Name:

Title:

Address for Notices:

[                ]

Attn: [                ]

Telephone No.: [                ]

Facsimile No.: [                ]

E-Mail: [                ]

SCHEDULE I

EXISTING CREDIT SUPPORT

Exhibit I

[FORM OF INTERCREDITOR AGREEMENT]

To be attached

Exhibit J

FORM OF
COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 7.4 of the Amended and Restated Credit Agreement, dated as of December     , 2009 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among CSSW, LLC (the “Borrower”), CSSW Holdings, LLC, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”) and as the collateral agent.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

I, the undersigned, hereby certify, in my capacity as                      and not in my individual capacity, to the Administrative Agent and the Lenders as follows:

1.     I am the duly elected, qualified and acting [Chief Financial Officer/Treasurer/Assistant Treasurer] of the Borrower.

2.     I have reviewed and am familiar with the contents of this Certificate.

3.     I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”) and such Financial Statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such periods (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and absence of footnotes).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below:                          ].

4.     [Attached hereto as Attachment 2 are the computations showing compliance with the covenant set forth in Article 8 of the Credit Agreement.]

5.     [Attached hereto as Attachment 3 is a calculation of Reserve Amounts, Excess Reserves, Excess Cash, Cohocton Permitted Indebtedness set forth in clauses (1), (2) and (3) of the definition thereof, Stetson Permitted Indebtedness set forth in clauses (1), (2) and (3) of the definition thereof, and Other Permitted Indebtedness set forth in clause (a) of the definition thereof, and a description of all amounts applied in respect of Excess Reserves.](2)

6.     To the extent the computations, calculations and other information set forth in this Certificate are based on projections or other pro forma or forward-looking information, it is my good faith belief that such projections and other pro forma or forward-looking information are based on reasonable estimates, information and assumptions.

(2) Calculated on a semi-annual basis.

7.     The amount of the aggregate cash balance in the Project accounts is as follows:

IN WITNESS WHEREOF, I have executed this Certificate this            day of         , 20    .

Name:
Title:

[Signature Page to Compliance Certificate]

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

The information described herein is as of             ,         , and pertains to the period from                   ,          to                                      ,         .

[Set forth Covenant Calculations]

Attachment 3

to Compliance Certificate

The information described herein is as of             ,         , and pertains to the period from                   ,          to                                      ,         .

[Calculations]

Exhibit K

[FORM OF STETSON II EFFECTIVE DATE ORGANIZATIONAL STRUCTURE]

To be attached

Exhibit K

First Wind Holdings, LLC
("*Sponsor*")
CSSW Holdings, LLC
CSSW, LLC
CSSW Cohocton Holdings, LLC
CSSW Stetson Holdings, LLC
New York Wind III, LLC
New York Wind, LLC
Stetson Holdings, LLC
New York Wind II, LLC
Evergreen Wind Power V, LLC
("*Stetson*")
Stetson Wind II, LLC
("*Stetson II*")
Niagara Wind Power, LLC
("*Steel Winds*")
Canandaigua
Power Partners, LLC
("*CPP*")
Canandaigua
Power Partners II, LLC
("*CPP II*")
("*Cohocton*")
*****

Schedule 1

Steel Winds Reorganization

1.               New York Wind III to purchase all of Lehman First Wind Holdings, LLC Class B membership interests in New York Wind II (and to deliver a copy of the related documentation to the Initial Lenders).

2.               New York Wind III to transfer Class A and Class B membership interests in New York Wind II to Borrower.

3.               New York Wind II to transfer membership interests in Prattsburgh to First Wind New York Holdings, LLC.

4.               Borrower to dissolve New York Wind III or merge it into New York Wind II.  The limited liability company agreement of New York Wind II will be amended and restated in form and substance satisfactory to the Initial Lenders to be substantially similar to the existing limited liability company agreement of New York Wind III, and a copy of such amended and restated limited liability company agreement will be delivered to the Initial Lenders at least ten (10) Business Days before the effectiveness of the Steel Winds Reorganization.

5.               Evidence reasonably satisfactory to the Initial Lenders of the termination of the Nominee Agreement and release of pledges of Class A membership interests in New York Wind II and each class of membership interests in New York Wind III by HSHN (and any other action or consent required of HSHN).  Full and complete copies of the related documentation will be delivered to the Initial Lenders at least ten (10) Business Days before the effectiveness of the Steel Winds Reorganization, with fully executed copies delivered promptly after the Steel Winds Reorganization.

6.               Steel Winds Holding Company and Steel Wind Project Company to give “all assets” pledge pursuant to the Guarantee and Security Agreement (to the extent required by the Credit Agreement).

7.               All necessary Governmental Approvals for the Steel Winds Reorganization shall have been obtained and are in full force and effect.

Schedule 1.1

Commitments

Lender	Commitment	Percentage
A. Initial Closing Date
PIP3PX FirstWind Debt Ltd.	$35,850,000	35.85%
PIP3GV FirstWind Debt Ltd.	$64,150,000	64.15%
TOTAL	$100,000,000	100%

Lender	Commitment	Percentage
B. Subsequent Closing Date
PIP3PX FirstWind Debt Ltd.	$5,377,500.00	35.85%
PIP3GV FirstWind Debt Ltd.	$9,622,500.00	64.15%
TOTAL	$15,000,000.00	100%

Lender	Commitment	Percentage
C. Stetson II Closing Date
PIP3PX FirstWind Debt Ltd.	$5,377,500.00	35.85%
PIP3GV FirstWind Debt Ltd.	$9,622,500.00	64.15%
TOTAL	$15,000,000.00	100%

Lender Wire Instructions:

Beneficiary Bank:

Bank Name: Canadian Imperial Bank of Commerce, Toronto

SWIFT Code: CIBCCATT

2

Bank Address: 10102 Jasper Ave, Edmonton, Alberta

Beneficiary Name/For further credit to:

Customer Clearing Code: //CC001000059

Customer Account Number: 0579319

Customer Account Name: PA Private Income Pool 3 Pensions PIP3PX

Customer Address: 340 Terrace Building, 9515 — 107 Street, Edmonton, AB T5K 2C3

Correspondent (aka Intermediary) bank:

Bank of America, N.A.

New York, N.Y.

ABA Code: 026009593

BIC: BOFAUS3N

3

Schedule 2

Stetson Transmission Line Reorganization

Subject to the satisfaction of the Stetson Transfer Conditions (as defined below), the Stetson I Project Company will transfer all assets directly relating to the 38-mile 115 kV generator lead line (connecting the Stetson I Project’s wind turbines to the New England transmission system) (the “Transmission Assets”) to a to-be-formed special purpose company (the “Gen Lead Company”) set forth below.  The Gen Lead Company will be a wholly-owned indirect subsidiary of the Parent, whose sole purpose will be to own, operate and maintain the generator lead line assets relating to the Stetson I Project and other projects owned (directly or indirectly) in whole or in part by the Parent.  Concurrently with the Stetson I Project Company’s transfer of such Transmission Assets, the Stetson I Project Company will (a) obtain an Equity Interest in the Gen Lead Company and (b) enter into definitive agreements with the Gen Lead Company providing the Stetson I Project Company with sufficient rights to transmission line access necessary for operation of the Stetson Project (the “Transmission Agreements”).

The Initial Lenders’ consent to the Stetson Transmission Line Reorganization shall be subject to the satisfaction or waiver of the conditions precedent (the “Stetson Transfer Conditions”) set forth below:

1.               The Borrower shall provide the Initial Lenders with twenty-five (25) days’ prior notice of the occurrence of the Stetson Transmission Line Reorganization, which notice will be accompanied by:

a.               copies of the primary transaction documents (including the Transmission Agreements and the Organizational Documents of the Gen Lead Company) to be entered into in connection therewith and all documentation related to Governmental Approvals; and

b.              the certificate of an Authorized Officer of the Borrower stating that (i) no Material Adverse Effect could reasonably be expected to occur as a result of the Stetson Transmission Line Reorganization; (ii) the Stetson I Project Company shall have sufficient access rights to the transmission line after giving effect to the Stetson Transmission Line Reorganization for the operation and maintenance of its business; (iii) all necessary Governmental Approvals have been obtained or will be obtained before the consummation of the Stetson Transmission Line Reorganization, and, if obtained, are in full force and effect in connection with the Stetson Transmission Line Reorganization; and (iv) the assets that are being transferred to the Gen Lead Company are only those assets directly related to the 38-mile 115 kV generator lead line and not otherwise necessary for the operation of the Stetson I Project unrelated to such generator lead line.

2.               The Initial Lenders shall have the opportunity to review the documents delivered pursuant to clause 1(a) above, which shall be reasonably satisfactory to them.

3.               After receipt of the Borrower’s notice of the Stetson Transmission Line Reorganization, the Initial Lenders shall have the right to engage an independent engineer selected by them (at the expense of Borrower) to confirm (within the twenty-five (25) day period prior to the occurrence of the Stetson Transmission Line Reorganization) that (a) the Stetson I Project Company shall have sufficient access rights to the transmission line after giving effect to the Stetson Transmission Line Reorganization for the operation and maintenance of its business, and (b) all necessary Governmental Approvals have been obtained and are in full force and effect in connection with the Stetson Transmission Line Reorganization.

5

Schedule 3

Stetson Reorganization

1.               Borrower to form the Stetson Intermediate Holding Company.

2.               Borrower to transfer 100% of the membership interests in the Stetson Holding Company to the Stetson Intermediate Holding Company.

3.               First Wind Maine Holdings, LLC to transfer 100% of the membership interests in the Stetson II Project Company to the Stetson Holding Company.  A copy of all documentation related to such transfer (including the Organizational Documents of the Stetson Intermediate Holding Company) will be delivered to the Initial Lenders at least three (3) Business Days before the effectiveness of the Stetson Reorganization.

4.               Evidence reasonably satisfactory to the Initial Lenders of the termination of the release of pledges of the membership interests in and assets of the Stetson II Project Company by HSHN (and any other action or consent required of HSHN).  Full and complete copies of the related documentation will be delivered to the Initial Lenders at least three (3) Business Days before the effectiveness of the Stetson Reorganization, with fully executed copies delivered promptly after the Stetson Reorganization.

5.               Borrower to pledge all of its Equity Interests in the Stetson Intermediate Holding Company pursuant to the Guarantee and Security Agreement (to the extent required by the Amended and Restated Credit Agreement).  Borrower to take all actions for the creation and perfection of a first priority Lien thereon as necessary or reasonably required by the Collateral Agent or the Initial Lenders or otherwise required under the Amended and Restated Credit Agreement, including Section 9.11 thereof, and under the Security Documents.  Initial Lenders to release Borrower’s pledge of its Equity Interests in the Stetson Holding Company and take all actions for the release as necessary or reasonably required by the Collateral Agent or otherwise required under the Amended and Restated Credit Agreement and under the Security Documents.

6.               All necessary Governmental Approvals for the Stetson Reorganization shall have been obtained and are in full force and effect.

6

Schedule 3.1(d)

Material Project Documents for Cohocton Project and Stetson Project

Cohocton Project

1.               Project O&M Agreement, dated as of December 30, 2008, by and among Operator and the Cohocton Project Companies, as amended by that certain Amendment No. 1 to Project O&M Agreement, dated as of March 19, 2009.

2.               Amended and Restated Interconnection Agreement, dated as of December 3, 2008, by and among New York Independent System Operator, Inc. (“NYISO”), New York State Electric & Gas Corp. and Canandaigua Power Partners, LLC (“CPP”).

3.               ISDA Master Agreement, dated as of August 21, 2007, by and between the Cohocton Holding Company and Credit Suisse Energy LLC, as amended by that certain First Amendment to ISDA Master Agreement, dated as of August 20, 2008, as further amended by that certain Second Amendment to ISDA Master Agreement, dated as of December 11, 2008, and as further amended by that certain Third Amendment to ISDA Master Agreement, dated as of March 27, 2009, as amended by the Schedule to the 1992 ISDA Master Agreement and the Confirmation, dated as of August 21, 2007.

4.               Agreement to Purchase and Sell Unforced Capacity in NYISO Installed Capacity Auctions, dated as of October 6, 2008, given by CPP.

5.               Shared Facilities Agreement, dated as of March 27, 2009, by and between the Cohocton Project Companies.

6.               Management Services Agreement, dated as of March 30, 2009, by and between Cohocton Holding Company and First Wind Energy, LLC.

7.               Warranty Agreement, dated as of September 27, 2006, by and between Clipper Turbine Works and First Wind Acquisition III, LLC (f/k/a/ UPC Wind Acquisition III, LLC) (“FWA III”), as amended by Amendment No. 1 to Turbine Supply Agreement and Warranty Agreement, dated as of October 30, 2006, as amended by Amendment No. 2 to Warranty Agreement, dated as of December 31, 2007, as amended by Amendment No. 3 to Warranty Agreement, dated as of December 30, 2008, and as further amended by Settlement Agreement and 4th Amendment to Turbine Supply Agreement and Warranty Agreement, dated as of March 30, 2009, as assigned to Cohocton Holding Company, pursuant to that certain Assignment and Assumption Agreement, dated as of March 30, 2009.

8.               Turbine Operation, Maintenance and Service Agreement, dated as of September 27, 2006, by and between Operator and Clipper Fleet Services, Inc. (“Clipper Fleet”), as amended by Amendment No. 1 to Turbine Operation, Maintenance and Service Agreement, dated as of October 30, 2006, as assigned to Cohocton Holding Company, pursuant to that certain Assignment and Assumption Agreement, dated as of March 30, 2009.

7

9.               Service Agreement for Point-to-Point Transmission Service under the OATT, dated as of October 15, 2008, by and between NYISO and CPP.

10.         Service Agreement for NYISO Market Administration and Control Area Services Tariff, dated as of October 15, 2008, by and between NYISO and CPP.

11.         Service Agreement for Non-Firm Point-to-Point Transmission Service under the OATT, dated as of October 15, 2008, by and between NYISO and CPP.

12.         Balance of Plant Contract, dated as of October 31, 2007, by and among the Cohocton Project Companies for themselves and as agents on behalf of Steuben County Industrial Development Agency and M.A. Mortenson Company (“MAM”), as amended by the First Amendment to Balance of Plant Construction Contract, dated as of December 10, 2007, as amended by Change Order 1 dated May 5, 2008, Change Order 2 dated May 5, 2008, Change Order 4 dated March 28, 2008, Change Order 5 dated June 17, 2008, Change Order 6 dated March 28, 2008, Change Oder 8 dated May 23, 2008, Change Order 9 dated May 23, 2008, Change Order 10 dated March 28, 2008, Change Order 11 dated June 19, 2008, Change Order 12 dated May 27, 2008, Change Order 13 dated May 27, 2008, Change Order 20 dated August 26, 2008, Change Order 21 dated August 26, 2008, Change Order 23 dated August 8, 2008, Change Order 24 dated August 8, 2008, Change Order 28 dated October 7, 2008, and Change Order 29 dated October 15, 2008, and Change Order 30 dated December 12, 2008, as further modified by that Settlement Agreement, dated as of March 5, 2009 by and among the Cohocton Project Companies and MAM,.

13.         Balance of Plant Contract, dated as of April 1, 2008, by and between CPP for itself and as agent on behalf of Steuben County Industrial Development Agency and MSE Power Systems, Inc as amended by MSE Change Order 1 dated April 8, 2008 and MSE Change Order 5 dated May 31, 2008. MSE Change Order 2 dated April 8, 2008, MSE Change Order 4 dated May 15, 2008, MSE Change Order 5 dated May 31, 2008, MSE Change Order 6 dated June 15, 2008, MSE Change Order 7 dated June 15, 2008, MSE Change Order 9 dated June 15, 2008, MSE Change Order 10 rev. 1 dated September 17, 2008, MSE Change Order 11 rev. 1 dated July 9, 2008, MSE Change Order 12 dated June 30, 2008, MSE Change Order 14 rev. 1 dated September 17, 2008, MSE Change Order 15 dated September 17, 2008, MSE Change Order 17 dated September 17, 2008, MSE Change Order 18 dated September 17, 2008, MSE Change Order 19 dated September 22, 2008, MSE Change Order 20 dated September 22, 2008, MSE Change Order 21 dated September 24, 2008, MSE Change Order 24 dated October 7, 2008.

14.         Tract 3

STIC T129026

Fee Owner:   Jerry Thomas Deusenbery 1/3 Interest; Jerry T. Deusenbery and Cheryl L. Deusenbery 1/3 Interest; Anthony Robert Deusenbery, 1/3 Interest

A Lease as evidenced by a Memorandum of Lease made by Jerry Deusenbery, Anthony Deusenbery and Cheryl Deusenbery to CPP, dated July 13, 2007 and recorded

8

February 19, 2008 in the Steuben County Clerk’s Office in Book 2147 of Deeds at page 292.

15.         Tract 8

STIC T129032

Fee Owner:  Austin W. Dyckman, Inc.

A Lease as evidenced by a Memorandum of Lease made by Austin W. Dyckman, Inc. to CPP, dated November 24, 2008 and recorded December 12, 2008 in the Steuben County Clerk’s Office in Book 2212 of Deeds at Page 152, as amended by Memorandum of Lease (Corrective) dated January 9, 2009 and recorded February 25, 2009 in Book 2225, Page 1, as further amended by Memorandum of Lease (Corrective) dated March 24, 2009 and recorded March 31, 2009 in the Steuben County Clerk’s Office in Book 2232 Page 1.

16.         Tract 9

STIC T129048

Fee Owner:  Richard Edmond & Sara Edmond

A Lease as evidenced by a Memorandum of Lease made by Gerald Moore, Dorothy Moore and Richard Edmond & Sara Edmond to CPP, dated August 2, 2007 and recorded February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at Page 110.

17.         Tract 10

STIC T129033

Fee Owner:  Paul E. Fairbrother and Roberta L. Fairbrother

A Lease as evidenced by a Memorandum of Lease made by Paul E. Fairbrother and Roberta L. Fairbrother to CPP c/o Parent, dated July 24, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at page 1 as amended by Memorandum of Lease (Corrective) recorded on November 13, 2008 in Book 2206 Page 59, as amended by Memorandum of Lease (Corrective) recorded February 25, 2009 in the Steuben County Clerk’s Office in Book 2225, Page 21.

18.         Tract 11

STIC T129034

Fee Owner:  Russell A. Ferrell and Susan L. Ferrell

A Lease as evidenced by a Memorandum of Lease made by Mr. Russell Ferrell and Mrs. Susan Ferrell to CPP c/o Parent, dated July 24, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2147 of Deeds at page 312.

19.         Tract 12

STIC T129035

Fee Owner:  Glenn A. Warner (purchased through foreclosure)

9

Lease as evidenced by a Memorandum of Lease made by Ms. Cindy McCormick and Mr. Charles Funk to CPP c/o Parent, dated April 4, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at page 97.

20.         Tract 13

STIC T129036

Fee Owner:  Judith Graham

Lease as evidenced by a Memorandum of Lease made by Judith Graham to CPP c/o Parent, dated October 29, 2007 and recorded on August 7, 2008 in the Steuben County Clerk’s Office in Book 2178 of Deeds at page 279.

21.         Tract 14

STIC T129037

Fee Owner:  Bradley C. Harter and Kris S. Harter, doing business as Harter Brothers Swiss Farms

A Lease as evidenced by a Memorandum of Lease made by Bradley Harter and Kris Harter to CPP c/o Parent, dated October 26, 2007 and recorded on August 7, 2008 in the Steuben County Clerk’s Office in Book 2178 of Deeds at page 262, as amended by Memorandum of Lease (Corrective) dated August 1, 2008 and recorded on February 25, 2009 in the Steuben County Clerk’s Office in Book 2225 of Deeds at page 45.

22.         Tract 15

STIC T129039

Fee Owner:  William F. Holbrook

A Lease as evidenced by a Memorandum of Lease made by William F. Holbrook to CPP c/o Parent, dated August 31, 2007 and recorded on July 22, 2008 in the Steuben County Clerk’s Office in Book 2176 of Deeds at page 1.

23.         Tract 16

STIC T129040

Fee Owner:  Robert W. Jacobs

A Lease as evidenced by a Memorandum of Lease made by Robert Jacobs and Karen Jacobs to CPP c/o Parent, dated July 31, 2007 and recorded on June 27, 2008 in the Steuben County Clerk’s Office in Book 2171 of Deeds at page 65.

24.         Tract 17

STIC T129041

Fee Owner:  Jan Kastberg

A Lease as evidenced by a Memorandum of Lease made by and between Jan Kastberg, Lessor and CPP, dated August 3, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at page 137.

10

25.         Tract 18

STIC T129072

Fee Owner:  Lent Hill Dairy Farm, LLC

A Lease as evidenced by a Memorandum of Lease made by Lent Hill Dairy Farm, LLC to CPP, dated August 15, 2007 and recorded November 13, 2008 in the Steuben County Clerk’s Office in Book 2206 of Deeds at Page 75, as amended by Memorandum of Lease (Corrective), dated January 17, 2009 and recorded February 25, 2009 in the Steuben County Clerk’s Office in Book 2225 of Deeds at page 74, as further amended by Memorandum of Lease (Corrective) dated March 24, 2009 and recorded March 31, 2009 in the Steuben County Clerk’s Office in Book 2231 Page 244.

26.         Tract 20A

STIC T129044

Fee Owner:  John Meyer and Joseph Meyer

A Lease as evidenced by a Memorandum of Lease made by Joseph Meyer, Jr. and John Meyer to CPP, c/o Parent, dated November 7, 2007 and recorded February 27, 2008 in the Steuben County Clerk’s Office in Book 2149 of Deeds, Page 230.

27.         Tract 20B

STIC T129031

Fee Owner:  Joseph Meyer, Joseph Meyer, Jr. and John Meyer

Lease as evidenced by a Memorandum of Lease made by Joseph Meyer, Joseph Meyer, Jr. and John Meyer to CPP c/o Parent, dated November 7, 2007 and recorded on August 20, 2008 in the Steuben County Clerk’s Office in Book 2183 of Deeds at page 43.

28.         Tract 21

STIC T129045

Fee Owner:  Phyllis G. Meyer aka Phyllis Meyer

A Lease as evidenced by a Memorandum of Lease made by Phyllis Meyer to CPP c/o Parent, dated November 7, 2007 and recorded on February 27, 2008 in the Steuben County Clerk’s Office in Book 2149 of Deeds at page 249.

29.         Tract 22

STIC T129049

Fee Owner:  John S. Nelson and Patricia F. Nelson

A Lease as evidenced by a Memorandum of Lease made by John Nelson and Patricia Nelson to CPP c/o Parent, dated October 29, 2007 and recorded on June 25, 2008 in the Steuben County Clerk’s Office in Book 2170 of Deeds at page 247 as amended by Memorandum of Lease (Corrective) dated December 26, 2008 and recorded January 14, 2009 in Book 2217 at Page 329.

30.         Tract 23

STIC T129050

Fee Owner:  Paul Preston and Lucille Preston

11

A Lease as evidenced by a Memorandum of Lease made by Paul E. Preston and Lucille I. Preston to CPP, dated June 21, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at page 149.

31.   Tract 25

STIC T129052

Fee Owner:  Douglas Schwingel and Susan E. Schwingel

Lease as evidenced by a Memorandum of Lease between Douglas L. Schwingel and Susan Schwingel, Lessor and CPP, c/o Parent, Lessee, dated June 22, 2007 and recorded February 19, 2008 in the Steuben County Clerk’s Office in Liber 2147 of Deeds, Page 324, as amended by Memorandum of Lease (Corrective), dated September 8, 2008 and recorded November 3, 2008 in the Steuben County Clerk’s Office in Book 2206 of Deeds at page 39.

32.   Tract 26

STIC T129053

Fee Owner:  Neil R. Sick and Linda J. Sick

A Lease as evidenced by a Memorandum of Lease made by Neil R. Sick and Linda J. Sick to CPP, dated August 15, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at page 18.

33.   Tract 27

STIC T129054

Fee Owner:  Berta M. Simmons

Lease as evidenced by a Memorandum of Lease between Berta Simmons, Lessor and CPP, c/o Parent, dated June 20, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds, Page 32.

34.   Tract 30

STIC T129056

Fee Owner:  Forrest R. Slayton and Kelly E. Slayton

Lease as evidenced by a Memorandum of Lease made by Forrest Slayton and Kelly Slayton to CPP c/o Parent, dated August 15, 2007 and recorded February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds, Page 161.

35.   Tract 31

STIC T129058

Fee Owner:  County of Steuben

A Lease as evidenced by a Memorandum of Lease made by County of Steuben to CPP, dated November 7, 2008 and recorded December 9, 2008 in the Steuben County Clerk’s Office in Book 2211 of Deeds at page 294.

12

36.   Tract 32

STIC T129061

Fee Owner:  Jane C. Towner

A Lease has evidenced by a Memorandum of Lease made by Jane C. Towne to CPP, dated July 31, 2007 and recorded February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds, Page 47.

37.   Tract 34

STIC T129065

Fee Owner:  Tedd R. Wallace

A Lease as evidenced by a Memorandum of Lease made by Tedd R. Wallace to CPP, dated December 17, 2008 and recorded December 23, 2008 in the Steuben County Clerk’s Office in Book 2215, Page 17.

38.   Tract 35

STIC T129066

Fee Owner:  Thomas Walter and Carrie Walter aka Carrie I. Walter

A lease as evidenced by A Memorandum of Lease between Thomas E. Walter and Carrie I. Walter and CPP, dated July 26, 2007 and recorded February 19, 2008 in the Steuben County Clerk’s Office in Liber 2148 of Deeds, Page 61.

39.   Tract 36

STIC T129070

Fee Owner:  Maureen D. Wolcott, as surviving spouse

A Lease as evidenced by a Memorandum of Lease made by Maureen Wolcott to CPP c/o Parent, dated August 15, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2149 of Deeds at Page 279, as corrected by Memorandum of Lease dated March 24, 2009 and recorded March 31, 2009 in the Steuben County Clerk’s Office in Book 2231, Page 229.

40.   Tract 37

STIC T129073

Fee Owner:  Roger W. Wolcott

A Lease as evidenced by Memorandum of Lease made by and between Roger Wolcott and CPP, dated June 21, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at page 175.

41.   Tract 38

STIC T129535

Fee Owner:  Eric Zastawrny

A Lease as evidenced by Memorandum of Lease made by Eric Zastawrny to CPP c/o Parent, dated August 9, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at page 73.

13

42.   Tract 42

STIC T134500

Fee Owner:  Shirley O’Neil, Suzanne Middleton, Diana Sheldon and Bruce Fleishman

Grant of Easements made by Shirley O’Neil, Suzanne Middleton, Diana Sheldon and Bruce Fleishman to CPP II, dated October 9, 2008 and recorded December 18, 2008 in the Steuben County Clerk’s Office in Book 2213, Page 292.

Grant of Easements made by Shirley O’Neil, Suzanne Middleton, Diana Sheldon to Bruce Fleishman, dated November 5, 2008 and recorded on December 22, 2008 in the Steuben County Clerk’s Office in Book 2214, Page 175.

43.   Tract 43

STIC T129059

Fee Owner:  Steuben County IDA

A Lease as evidenced by a Memorandum of Lease made by Steuben County IDA to CPP, dated December 1, 2008 and recorded December 22, 2008 in the Steuben County Clerk’s Office in Book 2214, Page 93.

44.   Tract 44

STIC T131845

Fee Owner:  CPP

Warranty Deed with Lien Covenant executed by Madison and Paul Realty, Inc. to CPP, dated November 26, 2007 and recorded on January 22, 2008 in the Steuben County Clerk’s Office in Liber 2141 of Deeds at page 182.

45.   Tract 45

STIC T130566

Fee Owner: Roger L. Bidlack

An easement as evidenced by a Memorandum of Easement Agreement made by Roger L. Bidlack to CPP.

46.   Tract 46

Intentionally deleted..

47.   Tract 47

STIC T130564

Fee Owner: Ronald Saxton

An easement as evidenced by a Memorandum of Easement Agreement made by Ronald Saxton to CPP.

48.   Tract 48

STIC T130568

Fee Owner: William E. Schumacher

14

An easement as evidenced by a Memorandum of Easement Agreement by William E. Schumacher to CPP.

49.   Tract 49

STIC T130567

Fee Owner: Mary E. Sick

An easement as evidenced by a Memorandum of Easement Agreement made by Mary E. Sick to CPP.

50.   Tract 50

STIC T

Fee Owner: S & D Farms, Inc.

An easement as evidenced by a Memorandum of Easement Agreement made by S & D Farms, Inc. to CPP dated March 10, 2008.

51.   Tract 51

STIC T

Fee Owner: Conway K. Slayton and Sharon Slayton

An easement as evidenced by a Memorandum of Easement Agreement made by Conway K. Slayton and Sharon Slayton to CPP dated November 27, 2007.

52.   Tract 52

STIC T

Fee Owner: Roland C. Drum and Sara L. Drum

An easement as evidenced by a Memorandum of Easement Agreement made by Roland C. Drum and Sara L. Drum to CPP.

53.   Tract 53

STIC T

Fee Owner: Austin W. Dyckman, Inc.

An easement as evidenced by a Memorandum of Easement Agreement made by Austin W. Dyckman to CPP, recorded in the Steuben County Clerk’s Office on February 19, 2008 in Liber 2148 page 207.

54.   Tract 54

STIC T

Fee Owner: Paul E. Fairbrother and Roberta L. Fairbrother

An easement as evidenced by a Memorandum of Easement Agreement made by Paul E. Fairbrother and Roberta L. Fairbrother to CPP.

55.   Tract 55

STIC T

15

Fee Owner: Lent Hill Dairy Farm, LLC

An easement as evidenced by a Memorandum of Easement Agreement made by Lent Hill Dairy Farm, LLC to CPP.

56.   Tract 56

STIC T

Fee Owner: Phyllis Meyer

An easement as evidenced by a Memorandum of Easement Agreement made by Phyllis Meyer to CPP.

57.   Tract 57

STIC T

Fee Owner: Douglas Schwingel and Susan Schwingel

An easement as evidenced by a Memorandum of Easement Agreement made by Douglas Schwingel and Susan Schwingel to CPP recorded in the Steuben County Clerk’s Office on February 19, 2008 in Liber 2148 page 201.

58.   Tract 58

STIC T

Fee Owner: Paul White and Kathie White

An easement as evidenced by a Memorandum of Easement Agreement made by Paul White and Kathie White to CPP recorded in the Steuben County Clerk’s Office on February 19, 2008 in Liber 2148 page 195.

59.   Tract 59

STIC T

Fee Owner: Roger W. Wolcott and Linda A. Wolcott

An easement as evidenced by a Memorandum of Easement Agreement made by Roger W. Wolcott and Linda A. Wolcott to CPP.

60.   Tract 1

STIC T129064

Fee Owner: Ted E. Walker and Susan J. Walker

A Lease as evidenced by a Memorandum of Lease made by Ted E. Walker and Susan J. Walker to CPP II c/o Parent, dated October 23, 2008 and recorded on December 23, 2008 in the Steuben County Clerk’s Office in Book 2215 of Deeds, Page 1.

61.   Tract 2

STIC T129023

Fee Owner:  Glenn M. Cunningham and Diana J. Cunningham

16

A Lease as evidenced by a Memorandum of Lease made by Glenn and Diana Cunningham, Lessors to CPP II c/o Parent, dated June 22, 2007 and recorded on June 27, 2008 in the Steuben County Clerk’s Office in Book 2171 of Deeds, Page 57.

62.   Tract 4

STIC T129028

Fee Owner:  Gene R. Drum

Lease as evidenced by a Land Lease Agreement made by and between Gene Drum to CPP II dated as of July 12, 2007, as evidenced by a Memorandum of Lease made by Gene Drum to CPP, dated July 12, 2007 and recorded December 22, 2008 in the Steuben County Clerk’s Office in Book 2214, Page 200.

63.   Tract 5

STIC T129029

Fee Owner:  Gene R. Drum and Patricia Drum, husband and wife

A Lease as evidenced by a Memorandum of Lease made by Gene R. Drum and Patricia Drum to CPP II, dated August 13, 2007 and recorded on February 27, 2008 in the Steuben County Clerk’s Office in Book 2149 of Deeds at page 265.

64.   Tract 6

STIC T129027

Fee Owner:  Thomas McAree, Gene Drum, Arthur Moran, Mark Hansen, William Jablonka and Todd Lewis as tenants in common

Lease as evidenced by a Land Lease Agreement made by and between Gene Drum with CPP II dated as of July 12, 2007, as evidenced by A Lease as evidenced by a Memorandum of Lease made by Gene Drum to CPP, dated 15th day of August, 2007 and recorded December 17, 2008 in the Steuben County Clerk’s Office in Book 2213, Page 181.

65.   Tract 7

STIC T129030

Fee Owner:  Roland C. Drum and Sara L. Drum

Lease as evidenced by a Memorandum of Lease made by Roland Drum and Sarah Drum to CPP II c/o Parent, dated August 13, 2007 and recorded on February 27, 2008 in the Steuben County Clerk’s Office in Book 2149 of Deeds at page 302 as amended by Memorandum of Lease (Corrective) dated December 15, 2008 and recorded on December 22, 2008 in Book 2214, Page 187.

66.   Tract 18

STIC T129072

Fee Owner:  Lent Hill Dairy Farm, LLC

A Lease as evidenced by a Memorandum of Lease made by Lent Hill Dairy Farm, LLC to CPP, dated August 15, 2007 and recorded November 13, 2008 in the Steuben County

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Clerk’s Office in Book 2206 of Deeds at Page 137, as amended by Memorandum of Lease (Corrective), dated December 18, 2008 and recorded December 18, 2008 in Book 2213 at Page 309.

67.   Tract 24

STIC T129051

Fee Owner:  Henry M. Schultheiss, Ilean W. Schultheiss a/k/a Ilean Y. Schultheiss and Edward Schultheiss

Land Lease Agreement made by Henry Schultheiss, Ilean Schultheiss and Edward Schultheiss with CPP II, dated February 28, 2006, as amended by that Land Lease Amendment dated as of July 30, 2007, as further amended by that Second Land Lease Amendment dated as of September 3, 2008 evidenced by a Memorandum of Lease made by Henry Schultheiss, Ilean Schultheiss and Edward Schultheiss to CPP, dated December 22, 2008 and recorded December 22, 2008 in the Steuben County Clerk’s Office in Book 2214, Page 221.

68.   Tract 29

STIC T129055

Fee Owner:  David M. Simolo, Daniel J. Kilker and Robert M. Kilker

A Lease as evidenced by a Memorandum of Lease made by David M. Simolo, Daniel J. Kilker and Robert M. Kilker to CPP II c/o Parent, dated July 9, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at page 84.

69.   Tract 33

STIC T129062

Fee Owner:  Rick Towner and Christine Towner

A Lease as evidenced by a Memorandum of Lease made by Rick Towner and Christine Towner to CPP II, dated July 31, 2007 and recorded on February 19, 2008 in the Steuben County Clerk’s Office in Book 2148 of Deeds at page 123.

70.   Tract 41

STIC T129534

Fee Owner:  William P. Jablonka

Easement as evidenced by a Grant of Easement made by William P. Jablonka to CPP II, dated September 12, 2008 and recorded December 2, 2008 in the Steuben County Clerk’s Office in Book 2210 of Deeds at Page 144.

71.   Tract 42

STIC T134500

Fee Owner:  Shirley O’Neil, Suzanne Middleton, Diana Sheldon and Bruce Fleishman

18

Grant of Easements made by Shirley O’Neil, Suzanne Middleton, Diana Sheldon and Bruce Fleishman to CPP II, dated October 9, 2008 and recorded December 18, 2008 in the Steuben County Clerk’s Office in Book 2213, Page 292.

Grant of Easements made by Shirley O’Neil, Suzanne Middleton, Diana Sheldon to Bruce Fleishman, dated November 5, 2008 and recorded on December 22, 2008 in the Steuben County Clerk’s Office in Book 2214, Page 175.

72.   Tract 43

STIC T129059

Fee Owner:  Steuben County IDA

A Lease as evidenced by a Memorandum of Lease made by Steuben County IDA to CPP II, dated December 1, 2008 and recorded December 22, 2008 in Steuben County Clerk’s Office in Book 2214, Page 117.

Stetson Project

1.     Standard Large Generator Interconnection Agreement, dated as of December 7, 2007, by and among ISO New England Inc., Bangor Hydro-Electric Company and Stetson Project Company.

2.     ISDA Master Agreement, dated as of June 11, 2008, by and between Stetson Holdings, LLC and Constellation Energy Commodities Group, Inc., as amended by the Schedule to the 1992 ISDA Master Agreement, the Credit Support Annex, and the Confirmation, each dated as of June 11, 2008.

3.     Project O&M Agreement, dated as of November 17, 2008, by and between Operator and Stetson Project Company.

4.     Contract for the Sale of Power and Generation Equipment and Related Services (Stetson), dated as of June 4, 2007, by and between First Wind Acquisition, LLC (f/k/a UPC Wind Acquisition, LLC) and General Electric Company, as amended by that Scope Change Order Form 01 dated as of August 14, 2007, as amended by that Scope Change Order Form 02 dated September 7, 2007,  as amended by that Change Order No. A, dated as of the 8th day of July, 2008, as amended by that External Change Order No. 3, dated as of the 5th day of August, 2008, as amended by that External Change Order No. 4, dated as of the 22nd day of July, 2008, and as amended by that External Change Order No. 4, Revision No. 1, dated as of the 8th day of August, 2008, as amended by that External Change Order No. 5 dated as of the 13th day of July, 2009.

5.     Operations Support Agreement, dated June 27, 2008, by and between General Electric International Incorporated and Stetson Project Company.

6.     Consulting and Administrative Services Agreement, dated as of November 1, 2006, by and between First Wind Energy, Stetson Project Company, Stetson Wind II, LLC and the other companies party thereto from time to time.

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7.     Stetson Wind Power Project Construction Works Contract No. EWPV-07-02, dated December 31, 2007, between Stetson Project Company and Reed & Reed, Inc (and associated change orders), as amended by Change Order 1 dated as of September 26, 2007, as amended by Change Order 2 dated as of November 9, 2008, Change Order 3 dated as of November 11, 2008, Change Order 4 dated as of January 28, 2009

8.     Construction Agreement dated as of August 30, 2008 by and between Evergreen Wind Power V, LLC and Cianbro Corporation, as Contractor, for the Stetson Mountain Substation.

9.     Land Lease Agreement, dated October 12, 2006, by and between Lakeville Shores, Inc. and Stetson Project Company, as amended by that certain First Amendment to Land Lease Agreement, dated March 30, 2007, and as further amended by that certain Second Amendment to Land Lease Agreement, dated August 17, 2007.

10.   Management Services Agreement, dated July 17, 2009, by and between Evergreen Wind Power V, LLC and First Wind Energy, LLC.

Stetson Transmission Line(1)

11.   Stetson Wind Power Project Transmission Line Contract, effective as of July 18, 2008, by and between Stetson Project Company and PowerTel Utilities Contractors Limited (“PowerTel”) (and associated change orders).

12.   Warranty Deed, dated as of June 14, 2007, from Rickey Deloge, Sr. to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11012, Page 347.

13.   Quitclaim Deed, dated as of March 13, 2008, from Gary A. Fleming and Cynthia Fleming to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11330, Page 56.

14.   Local Service Agreement, dated January 12, 2009, among ISO New England Inc., Bangor Hydro-Electric Company and Stetson Project Company.

15.   Local Service Agreement, dated December 8, 2008, among ISO New England Inc., Bangor Hydro-Electric Company and Stetson Project Company.

16.   Quitclaim Deed, dated as of October 24, 2007, from H C Haynes, Inc to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11226, Page 162.

(1)   These transmission documents will be transferred to the Gen Lead Company in connection with the Stetson Transmission Line Reorganization and will no longer be Material Project Documents after the Stetson Transmission Line Reorganization.

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17.   Warranty Deed, dated as of April 10, 2008, from Andrew G. Edwards to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11354, Page 291.

18.   Quitclaim Deed, dated as of November 6, 2007, from Marjorie White Ghost to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11198, Page 46.

19.   Quitclaim Deed, dated as of May 14, 2008, from Robert Harmon, Jr. to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11392, Page 109.

20.   Quitclaim Deed, dated as of May 22, 2008, from Huber Timber LLC to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11403, Page 237.

21.   Warranty Deed, dated as of July 3, 2008, from J. Robert Hudson to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11474, Page 343.

22.   Quitclaim Deed, dated as of April 21, 2008, from Lakeville Shores, Inc. to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11367, Page 185.

23.   Quitclaim Deed, dated as of March 18, 2008, from Thomas E. Linscott and Karen B. Linscott to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11329, Page 273.

24.   Warranty Deed, dated as of April 28, 2008, from Donald Morin and Elizabeth A. Morin to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11379, Page 121.

25.   Quitclaim Deed, dated as of May 12, 2008, from Prentiss & Carlisle Company, Inc., et al., to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11424, Page 100.

26.   Quitclaim Deed, dated as of May 12, 2008, from Prentiss & Carlisle Company, Inc., et. al, to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11424, Page 116.

27.   Quitclaim Deed, dated as of May 7, 2008, from Prentiss & Carlisle Company, Inc. to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11386, Page 8.

28.   Quitclaim Deed, dated as of May 12, 2008, from Prentiss & Carlisle Company, Inc. and McCrillis Timberlands, LLC to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11393, Page 96.

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29.   Quitclaim Deed, dated as of October 30, 2004, from Henry D. Provencher to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11187, Page 311.

30.   Quitclaim Deed, dated as of March 11, 2008, from Jamie Lee Steeves to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11320, Page 125.

31.   Quitclaim Deed, dated as of March 11, 2008, from Donald L. Whitney and Ida M. Whitney to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11322. Page 275, and corrected by that certain Corrective Quitclaim Deed, dated as of June 24, 2008 and recorded in the Penobscot County Registry of Deeds in Book 11444, Page 110.

32.   Quitclaim Deed, dated as of March 26, 2008, from Harlan H. Whitney and Pauline D. Whitney to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11338, Page 154.

33.   Quitclaim Deed, dated as of June 24, 2008, from Harlan H. Whitney and Pauline D. Whitney to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11444, Page 114.

34.   Quitclaim Deed, dated as of March 22, 2008, from John R. Whitney and Deborah M. Whitney to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11332, Page 340.

35.   Quitclaim Deed, dated as of June 24, 2008, from Donald L. Whitney and Ida M. Whitney to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11444, Page 112.

36.   Quitclaim Deed, dated as of May 9, 2008, from Lakeville Shores, Inc. to Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11392, Page 76.

37.   Easement, dated as of March 6, 2007, by Joanne Adams for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11317, Page 64.

38.   Easement, dated as of April 17, 2008, by Charles T. Alferes and Ethel L. Alferes, Trustees of the Ethel L. Alferes 1998 Trust, for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11367, Page 205.

39.   Deed of Easement, dated as of January 17, 2008, by Aroostook & Bangor Resources for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11275, Page 109.

40.   Generator Lead Easement Agreement and Right of First Refusal, dated as of October 10, 2008, by Bangor Hydro-Electric Company for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11563, Page 77.

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41.   Easement, dated as of March 20, 2008, by Eileen Marie Beaulieu for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11332, Page 334.

42.   Easement, dated as of March 26, 2008, by Russell W. Brown, Sr. and Catherine Brown for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11362, Page 184.

43.   Evergreen Easement, dated as of February 22, 2008, by C.N. Brown Company for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11301, Page 268, and assigned in part pursuant to that certain Assignment of Easement Rights, dated as of March 14, 2008, by Stetson Project Company to Northern Timbers, Inc., recorded in the Penobscot County Registry of Deeds in Book 11338, Page 149.

44.   Easement, dated as of February 28, 2008, by Lucy Campbell, Susan Fort, David B. Campbell, Sheila Jean, Alan Bruce Campbell, and Linda Lucian for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11333, Page 117.

45.   Easement, dated as of January 15, 2008, by Susan Claerbout and Kenneth Claerbout for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11284, Page 312.

46.   Easement, dated as of August 28, 2008, by Louis M. Coiro and Patricia R. Joyce Coiro for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11531, Page 217.

47.   Easement rights reserved in that certain Quitclaim Deed, dated as of March 24, 2008, from Stetson Project Company, to Louis M. Coiro and Patricia R. Joyce Coiro, recorded in the Penobscot County Registry of Deeds in Book 11531, Page 220.

48.   Easement, dated as of May 2, 2008, by Richard A. Delaite and David W. Delaite for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11384, Page 320.

49.   Easement, dated as of July 31, 2008, by John A. Dudley, III and Debra Dudley for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11486, Page 2.

50.   Easement, dated as of February 15, 2008, by Gardner Land Company, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11329, Page 282.

51.   Easement, dated April 15, 2008, by The Gerrity Family Limited Partnership for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11360, Page 172.

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52.   Easement, dated as of March 21, 2008, by Dennis Gould and Robert Yorks for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11332, Page 337.

53.   Easement, dated as of June 24, 2008, by John Hagemeyer and Sylvia Hagemeyer for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11444, Page 105.

54.   Easement, dated as of April 4, 2008, by Loren A. Hale and Joyce M. Hale for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11351, Page 117.

55.   Easement, dated as of May 9, 2008, by Haynes Timberland, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11392, Page 94.

56.   Easement, dated as of May 9, 2008, by Haynes Timberland, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11392, Page 86.

57.   Easement, dated as of May 9, 2008, by Haynes Timberland, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11392, Page 90.

58.   Easement, dated as of May 9, 2008, by Herbert C. Haynes, Jr. and Ginger E. Maxwell, as Personal Representatives of the Estate of Herbert C. Haynes, for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11392, Page 82.

59.   Easement, dated as of April 21, 2008, by Herbert C. Haynes, Jr. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11367, Page 201.

60.   Easement, dated as of May 9, 2008, by H. C. Haynes, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Register of Deeds in Book 11392, Page 72.

61.   Easement, dated as of February 21, 2008, by Thomas B. Kates, Jr. and Walter W. Hughes, Sr. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11301, Page 261.

62.   Easement, undated, by John M. Kyler, II and Joan E. H. Kyler for the benefit of Stetson Project Company, recorded on July 1, 2008 in the Penobscot County Registry of Deeds in Book 11450, Page 21.

63.   Easement, dated as of April 21, 2008, by Lakeville Shores, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11367, Page 187, and assigned in part pursuant to that certain Crossing Easement Agreement,

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dated as of October 10, 2008, by and between Stetson Project Company and Bangor Hydro-Electric Company, recorded in the Penobscot County Registry of Deeds in Book 11563, Page 59.

64.   Easement, dated as of May 9, 2008, by Lakeville Shores, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11392, Page 68.

65.   Easement, dated as of April 21, 2008, by Lakeville Shores, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11367, Page 191.

66.   Easement, dated as of April 21, 2008, by Lakeville Shores, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11367, Page 196.

67.   Easement dated as of June 12, 2009 between Lakeville Shores, Inc. and Evergreen Wind Power V, LLC, recorded in the Washington County Registry of Deeds in Book 3543, Page 223.

68.   Transmission Line Easement Deed, dated as of October 2, 2008, by Maine Electric Power Company, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11553, Page 18.

69.   Quitclaim Deed Without Covenant, dated as of September 19, 2008, by the State of Maine Department of Inland Fisheries and Wildlife for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11537, Page 290.

70.   Easement, dated as of May 9, 2008, by Ginger Maxwell for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11392, Page 78.

71.   Easement, dated as of March 4, 2008, by Clayton J. McCarthy for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11317, Page 56.

72.   Easement, dated as of March 4, 2008, by Clayton J. McCarthy for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11317, Page 51.

73.   Easement, dated as of March 4, 2008, by Hayden P. McCarthy for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11317, Page 60, and corrected by that certain Corrective Easement, dated as of June 26, 2008 and recorded in the Penobscot County Registry of Deeds in Book 11450, Page 2.

74.   Easement, dated as of June 20, 2008, by Naturals Rod & Gun Club for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11450, Page 6.

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75.   Easement, dated as of March 6, 2008, by Northern Timbers, Inc. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11338, Page 146.

76.   Easement, dated as of April 4, 2008, by John Osgood and Susan Osgood for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11354, Page 297.

77.   Easement, dated as of February 21, 2008, by Delia M. Parker for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11301, Page 264.

78.   Easement Deed and Agreement, undated, by Penobscot Forest LLC for the benefit of Stetson Project Company, recorded on July 23, 2008 in the Penobscot County Registry of Deeds in Book 11473, Page 276.

79.   Easement, dated as of May 12, 2008, by Prentiss & Carlisle Company, Inc. and McCrillis Timberlands, LLC for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11392, Page 103.

80.   Easement, dated as of March 28, 2008, by Elaine Reardon for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11360, Page 181.

81.   Easement, dated as of February 28, 2008, by Albert S. Ring and Linda M. Ring for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11348, Page 235.

82.   Easement, dated as of March 2, 2008, by Edward F. Sargent, Jr. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11348, Page 239.

83.   Easement, dated as of March 14, 2008, by Royl M. Schoonover and Vanessa V. Schoonover for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11327, Page 239.

84.   Easement, dated as of March 26, 2008, by Shepard V. Sloane, as Trustee of the Jane Vaughn B. Stuart Trust created January 19, 1990 and as Trustee u/w/o Dr. W. Sterry Branning f/b/o Jane Vaughn B. Stuart, for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11317, Page 46.

85.   Easement, dated as of March 10, 2008, by Junior L. Smith and Christine C. Goldsmith for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11322, Page 277.

86.   Easement, dated as of May 30, 2008, by Edwin Tash, Sr., et al. for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11418, Page 84.

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87.   Easement, dated as of March 13, 2008, by Roscoe Tash and Marlene Tash for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11327, Page 236.

88.   Easement, dated as of March 11, 2008, by Bion Tolman for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11322, Page 280.

89.   Easement, dated as of March 18, 2008, by Kevin R. Tozier for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11329, Page 278.

90.   Easement, dated as of August 2, 2007, by Elgin H. Turner for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11140, Page 1.

91.   Easement, dated as of June 10, 2008, by Jeffrey B. Vicaire and Rhonda J. Vicaire for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11426, Page 317.

92.   Easement, dated as of March 6, 2008, by Melvin L. Vicaire and Lynn M. Vicaire for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11317, Page 68.

93.   Easement, dated as of February 25, 2008, by Edward Whitney, III, Anne-Marie B. Whitney, Scott E. Whitney and Mark J. Whitney for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11329, Page 275.

94.   Easement, dated as of February 25, 2008, by William Ziehl and Rhonda Ziehl for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11311, Page 83.

95.   Easement for Right-of-Way Access Road, dated as of May 2, 2008, by Richard A. Delaite and David W. Delaite for the benefit of Stetson Project Company, recorded in the Penobscot County Register of Deeds in Book 11384, Page 323.

96.   Easement dated as of July 16, 2008 between Evergreen Wind Power V, LLC and John R. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11467, Page 254.

97.   Easement Deed, dated as of May 12, 2008, by Prentiss & Carlisle Company, Inc. and McCrillis Timberlands, LLC for the benefit of Stetson Project Company, recorded in the Penobscot County Register of Deeds in Book 11392, Page 98.

98.   Easement, dated as of July 15, 2008, by John E. Osgood and Susan Osgood for the benefit of Stetson Project Company, recorded in the Penobscot County Registry of Deeds in Book 11465, Page 80.

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99.   Overhead Wire Agreement, dated as of May 15, 2008, by and between Stetson Project Company, and Maine Central Railroad Company, recorded in the Penobscot County Registry of Deeds in Book 11414, Page 332.

100. Overhead Wire Agreement, dated as of May 1, 2008, by and between Stetson Project Company, and Eastern Maine Railway Company, recorded in the Penobscot County Registry of Deeds in Book 11478, Page 169, and evidenced by that certain Memorandum of Overhead Wire Agreement, dated as of May 1, 2008.

101. Overhead Wire Agreement, dated as of May 1, 2008, by and between Stetson Project Company, and Eastern Maine Railway, recorded in the Penobscot County Registry of Deeds in Book 11478, Page 166, and evidenced by that certain Memorandum of Overhead Wire Agreement, dated as of May 1, 2008.

102. Crossing Agreement, dated as of June 6, 2008, by and between Stetson Project Company, and Eastern Maine Electric Cooperative, Inc., recorded in the Penobscot County Registry of Deeds in Book 11420, Page 198.

103. Transmission Line Crossing Area Consent and Agreement (Woodville — Line 84), dated as of October 10, 2008, by and between Stetson Project Company, and Bangor Hydro-Electric Company, recorded in the Penobscot County Registry of Deeds in Book 11563, Page 37.

104. Transmission Line Crossing Area Consent and Agreement (Chester — Line 86), dated as of October 10, 2008, by and between Stetson Project Company, and Bangor Hydro-Electric Company, recorded in the Penobscot County Registry of Deeds in Book 11563, Page 41.

105. Assignment and Assumption of Property Rights Agreement, dated as of June 6, 2008, by and between Stetson Project Company, and Eastern Maine Electric Cooperative, Inc., recorded in the Penobscot County Registry of Deeds in Book 11420, Page 179.

28

Schedule 3.1(e)

Major Project Indebtedness Documents for Cohocton Project and Stetson Project

Agreement for Purchase of Membership Interests in UPC New York Wind 2, LLC, dated as of January 31, 2008, between Lehman First Wind Holdings, LLC and New York Wind III LLC, and the Amended and Restated Limited Liability Agreement of New York Wind II, LLC, dated as of August 18, 2008.

Cohocton Project

Financing Agreement, dated as of March 30, 2009, by and among the Cohocton Holding Company, HSHN, as arranger, administrative agent and security agent, Norddeutsche Landesbank Girozentrale, New York Branch, as arranger and the lenders parties thereto and the “Collateral Documents” as defined therein.

Stetson Project

Financing Agreement, dated as of July 17, 2009, by and among Evergreen Wind Power V, LLC, HSHN and the lenders parties thereto and the “Collateral Documents” as defined therein.

29

Schedule 3.2(d)

Steel Winds Material Project Documents

1.     Power Purchase Agreement, dated as of July 21, 2006, by and between Constellation NewEnergy, Inc., assigned to Constellation Energy Commodities Group, Inc. pursuant to that certain Assignment of Agreement effective as of August 1, 2008, and Steel Winds Project LLC, assigned to Niagara Wind Power, LLC pursuant to that certain Irrevocable Option to Purchase dated as of September 1, 2006 between Steel Winds Project LLC, New York Wind, LLC (pka UPC New York Wind, LLC), Steel Winds LLC and Niagara Wind Power, LLC, and exercise thereof by written notice on June 1, 2007, as amended by that certain Amendment to Power Purchase Agreement, dated as of April 30, 2008.

2.     Guarantee Agreement dated as of July 26, 2006, by and between Constellation NewEnergy, Inc., as Guarantee, assigned to Constellation Energy Commodities Group, Inc. pursuant to that certain Assignment of Agreement effective as of August 1, 2008, and Steel Winds Project, LLC, as Guarantor, assigned to Niagara Wind Power, LLC pursuant to that certain Irrevocable Option to Purchase dated as of September 1, 2006 between Steel Winds Project LLC, New York Wind, LLC (pka UPC New York Wind, LLC), Steel Winds LLC and Niagara Wind Power, LLC, and exercise thereof by written notice on June 1, 2007.

3.     Project O&M Agreement, dated as of September 1, 2006, by and between UPC New York Wind O&M, LLC, assigned to First Wind O&M, LLC (pka UPC Wind O&M, LLC) pursuant to that certain Assignment of Project O&M Agreement dated as of October 4, 2006, and Steel Winds Project, , assigned to Niagara Wind Power, LLC pursuant to that certain Irrevocable Option to Purchase dated as of September 1, 2006 between Steel Winds Project LLC, New York Wind, LLC (pka UPC New York Wind, LLC), Steel Winds LLC and Niagara Wind Power, LLC, and exercise thereof by written notice on June 1, 2007.

4.     Small Generator Interconnection Agreement, dated as of 2006, by and between Niagara Mohawk Power Corporation (d/b/a/ National Grid) and Steel Winds LLC, assigned to Steel Winds Project, LLC by that certain Assignment and Assumption Agreement, dated as of November 17, 2006, as further assigned to Niagara Wind Power, LLC pursuant to that certain Irrevocable Option to Purchase dated as of September 1, 2006 between Steel Winds Project LLC, New York Wind, LLC (pka UPC New York Wind, LLC), Steel Winds LLC and Niagara Wind Power, LLC, and exercise thereof by written notice on June 1, 2007.

5.     Balance of Plant Contract, dated as of September 1, 2006, by and between, Steel Winds Projct, LLC, assigned to Niagara Wind Power, LLC pursuant to that certain Irrevocable Option to Purchase dated as of September 1, 2006 between Steel Winds Project LLC, New York Wind, LLC (pka UPC New York Wind, LLC), Steel Winds LLC and Niagara Wind Power, LLC, and exercise thereof by written notice on June 1, 2007 and Tennessee Valley Infrastructure Group, Inc.

30

6.     Warranty Agreement, dated as of July 24, 2006, by and between First Wind Acquisition II, LLC (pka UPC Wind Acquisition II, LLC). assigned to Steel Winds Project, LLC by that certain Assignment and Assumption Agreement, dated as of September 1, 2006, as further assigned to Niagara Wind Power, LLC pursuant to that certain Irrevocable Option to Purchase dated as of September 1, 2006 between Steel Winds Project LLC, New York Wind, LLC (pka UPC New York Wind, LLC), Steel Winds LLC and Niagara Wind Power, LLC, and exercise thereof by written notice on June 1, 2007,and Clipper Turbine Works, as amended by that certain Amendment No. 1 to Warranty Agreement, dated as of December 31, 2007, as amended by that certain Omnibus Agreement, dated as of December 30, 2008.

7.     Turbine Operation, Maintenance and Service Agreement, dated as of July 24, 2006, by and between First Wind O&M, LLC and Clipper Fleet, as amended by that certain Amendment No. 1 to Turbine Operation, Maintenance and Service Agreement, dated as of December 31, 2007, by and between Clipper Fleet and Operator.

8.     Commodity Swap Confirmation, dated as of September 20, 2006, by and between Niagara Wind Power, LLC and Morgan Stanley Capital Group, Inc.

9.     Administrative Services Agreement, dated as of September 1, 2006, by and between Steel Winds Project LLC, as Owner and First Wind Energy, LLC (pka UPC Wind Management, LLC), assigned to Niagara Wind Power, LLC pursuant to that certain Irrevocable Option to Purchase dated as of September 1, 2006 between Steel Winds Project LLC, New York Wind, LLC (pka UPC New York Wind, LLC), Steel Winds LLC and Niagara Wind Power, LLC, and exercise thereof by written notice on June 1, 2007.

10.   Substation Cost Sharing Agreement dated as of May 4, 2007, by and between Steel Winds Project LLC, as Tenant, assigned to Niagara Wind Power, LLC pursuant to that certain Irrevocable Option to Purchase dated as of September 1, 2006 between Steel Winds Project LLC, New York Wind, LLC (pka UPC New York Wind, LLC), Steel Winds LLC and Niagara Wind Power, LLC, and exercise thereof by written notice on June 1, 2007, and Steel Winds LLC, as Landlord.

11.   Sublease Agreement dated as of May 19, 2008 between BQ Energy, LLC and Niagara Wind Power, LLC.

12.   Substation Lease Agreement dated as of May 19, 2008, between Steel Winds LLC and Niagara Wind Power, LLC.

31

Schedule 3.3(f)

Stetson II Material Project Documents

1.     Stetson II Wind Power Project Construction Contract, dated as of September 30, 2009, between Stetson II Project Company and Reed & Reed, Inc., as modified by that certain Limited Notice to Proceed, dated as of September 30, 2009, and as further modified by that certain Second Limited Notice to Proceed and Amendment to Contract, dated as of November 24, 2009.

2.     Power Purchase Agreement, dated as of September 29, 2009, by and between Stetson II Project Company and President and Fellows of Harvard College.

3.     Contract for the Sale of Power Generation Equipment and Related Services, dated June 27, 2006, as amended by that UPC Notice No. 2007-GE-J3XU5-01, dated June 29, 2007, as amended by that External Change Order (ECO) No. 2, dated November 20, 2007, as amended by Amendment No. 1 to the Contract for the Sale of Power Generation Equipment and Related Services, dated November 27, 2007, as amended by External Change Order (ECO) No. 3, dated May 12, 2008, as amended by External Change Order (ECO) No. 4, dated September 17, 2008, as amended by Amendment No. 2 to the Contract for the Sale of Power Generation Equipment and Related Services, dated February 20, 2009, as amended by External Change Order (ECO) No. 5, dated June 1, 2009, as assigned to the Stetson II Project Company, pursuant to that certain Assignment and Assumption Agreement, dated as of the Stetson II Effective Date.

4.     Local Service Agreement between Bangor Hydro-Electric Company, ISO New England, Inc. and Stetson II Project Company, dated as of June 26, 2009 for long term Non-Firm Local Point-to-Point Transmission Service.

5.     Operations Support Agreement, dated as of June 27, 2008, between General Electric International Incorporated, as operator, and Stetson I Project Company, as owner.

6.     Project O&M Agreement, dated as of December 18, 2009, by and between Stetson II Project Company and Operator.

7.     Shared Facilities Agreement, by and between Stetson I Project Company and Stetson II Project Company, dated as of the Stetson II Effective Date.

8.     Equipment Purchase Agreement, dated as of April 29, 2009, by and between First Wind Construction, LLC, as Buyer, and Waukesha Electric, as Seller, and assigned to Stetson II Project Company, pursuant to that certain Assignment and Assumption Agreement, dated as of the Stetson II Effective Date, by and between First Wind Construction, LLC and Stetson II Project Company.

9.     Management Services Agreement, dated as of December 18, 2009, by and between Stetson II Project Company and First Wind Energy, LLC.

10.   Line Loss Allocation Letter Agreement, dated February 2, 2009, entered into by Stetson I Project Company, Stetson II Project Company and Evergreen Wind Power III, LLC.

32

11.   Standard Large Generator Interconnection Agreement, dated August 14, 2009 and effective October 1, 2009, by and between Stetson II Project Company, Evergreen Gen Lead, LLC, ISO New England, Inc. and Bangor Hydro-Electric Company.

12.   Amended and Restated Land Lease Agreement, dated December 26, 2008, by and between Lakeville Shores, Inc. and Stetson II Project Company, a memorandum of which was recorded in the Washington County Registry of Deeds in Book 3482, Page 141 on December 30, 2008.

13.   First Amendment to Amended and Restated Land Lease Agreement, by and between Lakeville Shores, Inc. and Stetson II Project Company, recorded in the Washington County Registry of Deeds in Book 3543, Page 234.

14.   Grant of Easements, Lakeville Shores, Inc. to Stetson II Project Company recorded at the Washington County Registry of Deeds in Book 3543, Page 249.

33

Schedule 5.2

Consents, Authorizations, Filings and Notices

Consents required from HSHN in connection with the HSHN Amendments.

34

Schedule 5.4

Locations of Principal Place of Business

CSSW Holdings, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

CSSW, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

New York Wind III, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

New York Wind II, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

CSSW Cohoton Holdings, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

New York Wind, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

Canandaigua Power Partners, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

Canandaigua Power Partners II, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

*      Previous place of business during the last six (6) months (including as of the Initial Closing Date and the Subsequent Closing Date): 85 Wells Ave., Suite 305, Newton, MA 02459.

35

Niagara Wind Power, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

CSSW Stetson Holdings, LLC
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

Stetson Holdings, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

Evergreen Wind Power V, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

Stetson Wind II, LLC*
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111

36

Schedule 5.5

Subsidiaries

After Initial Closing

Name	Jurisdiction of Organization	Owner of Equity Interests	Percentage of Membership Interest
CSSW, LLC	DE	CSSW Holdings, LLC	100%
New York Wind III, LLC	DE	CSSW, LLC	100%
New York Wind II, LLC	DE	New York Wind III, LLC	75% (Class A Membership Interest)
		Lehman First Wind Holdings, LLC	25% (Class B Membership Interest)
New York Wind, LLC*	DE	New York Wind II, LLC	100%
Canandaigua Power Partners, LLC*	DE	New York Wind, LLC	100%
Canandaigua Power Partners II, LLC*	DE	New York Wind, LLC	100%
Niagara Wind Power, LLC	DE	New York Wind II, LLC	100%(2)
Stetson Holdings, LLC	DE	CSSW, LLC	100%
Evergreen Wind Power V, LLC	DE	Stetson Holdings, LLC	100%

After Subsequent Closing

Name	Jurisdiction of Organization	Owner of Equity Interests	Percentage of Membership Interest
CSSW, LLC	DE	CSSW Holdings, LLC	100%
New York Wind III, LLC	DE	CSSW, LLC	100%
New York Wind II, LLC	DE	New York Wind III, LLC	100%
CSSW Cohocton Holdings, LLC	DE	CSSW, LLC	100%
New York Wind, LLC	DE	CSSW Cohocton Holdings, LLC	100%
Canandaigua Power Partners, LLC	DE	New York Wind, LLC	100%
Canandaigua Power Partners II, LLC	DE	New York Wind, LLC	100%
Niagara Wind Power, LLC	DE	New York Wind II, LLC	100%

*	Control subject to Nominee Agreement.

(2)	Ownership interest is reduced pursuant to Steel Winds Project Company Limited Liability Company Operating Agreement.

37

Stetson Holdings, LLC	DE	CSSW, LLC	100%
Evergreen Wind Power V, LLC	DE	Stetson Holdings, LLC	100%

After Stetson II Effective Date

Name	Jurisdiction of Organization	Owner of Equity Interests	Percentage of Membership Interest
CSSW, LLC	DE	CSSW Holdings, LLC	100%
New York Wind III, LLC	DE	CSSW, LLC	100%
New York Wind II, LLC	DE	New York Wind III, LLC	100%
CSSW Cohocton Holdings	DE	CSSW, LLC	100%
New York Wind, LLC	DE	CSSW Cohocton Holdings, LLC	100%
Canandaigua Power Partners, LLC	DE	New York Wind, LLC	100%
Canandaigua Power Partners II, LLC	DE	New York Wind, LLC	100%
Niagara Wind Power, LLC	DE	New York Wind II, LLC	100%
CSSW Stetson Holdings, LLC	DE	CSSW, LLC	100%
Stetson Holdings, LLC	DE	CSSW Stetson Holdings, LLC	100%
Evergreen Wind Power V, LLC	DE	Stetson Holdings, LLC	100%
Stetson Wind II, LLC	DE	Stetson Holdings, LLC	100%

38

Schedule 5.6

Taxes

NONE

39

Schedule 5.7

Material Events

Clipper Blade remediation at Cohocton Project and Steel Winds Project.

RCA65 Blade Skin Crack RCA Overview

• Blade skin crack found at 6m blade station on turbine during 2000 hour post-commissioning blade inspection on Friday 8/22/08

• RCA65 launched Monday 8/25/08 to investigate problem

• Blade inspections are on-going at 500 hr intervals on all operational turbines. Turbines with identified blade skin cracks are taken off line and put in standby mode.

• Root cause has been identified: manufacturing defect, wrinkle in structural skin laminate.

• Factory corrective action has been implemented and field repair activities are underway.

40

Schedule 5.13

Employee Benefits

NONE

41

Schedule 5.19

Governmental Approvals

NONE

Schedule 5.20

Financing Statements

Financing Statement	Filing Office

Upon occurrence of the Initial Closing Date:

UCC-1 Financing Statement evidencing the pledge by CSSW Holdings, LLC, in favor of Collateral Agent, of all assets as collateral	Delaware

UCC-1 Financing Statement evidencing the pledge by CSSW, LLC, in favor of Collateral Agent, of all assets as collateral	Delaware

Upon occurrence of the Subsequent Closing Date:

UCC-1 Financing Statement evidencing the pledge by Steel Winds Holding Company, in favor of Collateral Agent, of 100% of the Equity Interests in Niagara Wind Power, LLC as collateral(3)	Delaware

UCC-1 Financing Statement evidencing the pledge by Niagara Wind Power, LLC, in favor of Collateral Agent, of all assets of Niagara Wind Power, LLC as collateral(4)	Delaware

(3)	Unless LC Indebtedness of Steel Winds Project Company is then in existence.

(4)	Unless LC Indebtedness of Steel Winds Project Company is then in existence.

43

Schedule 5.21(b)

Regulatory Matters

On the Stetson II Effective Date, the Stetson II Project Company will not be, nor will it be required to be by FERC or under the FPA, as applicable, subject to regulation under the FPA as a “public utility”, authorized by an order issued by FERC to make sales of energy capacity and ancillary services at market-based rates pursuant to Section 205 of the FPA or have both market-based rate authority and blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA, as well as other waivers of regulations and blanket authorizations as are customarily granted by FERC to entities with market-based rate authorization.

Schedule 10.1

Indebtedness

NONE

45

Schedule 10.2

Liens

NONE

46

Schedule 10.3

Investments

NONE

47